                                                                     EXHIBIT 4.4

                                                                  EXECUTION COPY
                                                       TRANCHE A CREDIT FACILITY

                                 U.S. $4,578,126

                              TERM LOAN AGREEMENT,

                          dated as of December 31, 2001

                                      among

                              PIONEER AMERICAS LLC,
                                as the Borrower,

                          THE GUARANTORS NAMED HEREIN,
                                  as Guarantors

                          THE LENDERS FROM TIME TO TIME
                                 PARTIES HERETO,
                                 as the Lenders

                                       and

                           WELLS FARGO BANK MINNESOTA,
                              NATIONAL ASSOCIATION,
                   as the Administrative Agent for the Lenders

                                TABLE OF CONTENTS

SECTION                                                                                                   PAGE
-------                                                                                                   ----
ARTICLE I DEFINITIONS AND ACCOUNTING TERMS..............................................................    2

     SECTION 1.1.    Defined Terms......................................................................    2
     SECTION 1.2.    Use of Defined Terms...............................................................   32
     SECTION 1.3.    Cross-References...................................................................   32
     SECTION 1.4.    Accounting and Financial Determinations............................................   32
     SECTION 1.5.    Use of UCC Terms...................................................................   32
     SECTION 1.6.    Officers' Certificates and Opinions................................................   32

ARTICLE II NEW DEBT, PROCEDURES AND NOTES...............................................................   33

     SECTION 2.1.    Old Debt for New Debt..............................................................   33
     SECTION 2.2.    Lenders Not Permitted or Required to Make Loans....................................   33
     SECTION 2.3.    Term Notes.........................................................................   33

ARTICLE III REPAYMENTS, PREPAYMENTS, INTEREST AND FEES..................................................   34

     SECTION 3.1.    Repayments and Prepayments; Application............................................   34
         SECTION 3.1.1     Repayments and Prepayments...................................................   34
         SECTION 3.1.2     Application..................................................................   35
     SECTION 3.2.    Interest Provisions................................................................   36
         SECTION 3.2.1     Rates .......................................................................   36
         SECTION 3.2.2     Post-Maturity Rates..........................................................   36
         SECTION 3.2.3     Payment Dates................................................................   36
     SECTION 3.3.    Fees ..............................................................................   36
         SECTION 3.3.1     Administrative Agent Fee.....................................................   36

ARTICLE IV CERTAIN OTHER PROVISIONS.....................................................................   37

     SECTION 4.1.    Taxes .............................................................................   37
     SECTION 4.2.    Payments, Computations, etc........................................................   39
     SECTION 4.3.    Sharing of Payments................................................................   39
     SECTION 4.4.    Setoff.............................................................................   40

ARTICLE V CONDITIONS TO EFFECTIVENESS OF AGREEMENT......................................................   40

     SECTION 5.1.    Resolutions etc....................................................................   40
         SECTION 5.1.1     Secretary of States' Certificates............................................   41
     SECTION 5.2.    Loan Documents.....................................................................   41
     SECTION 5.3.    Delivery of Term Note..............................................................   41
     SECTION 5.4.    Mortgages of Real Property Situated in the United States...........................   41

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
     SECTION 5.5.    Mortgages of Real or Immovable Property Situated in Canada.........................   42
     SECTION 5.6.    Security Documents.................................................................   43
     SECTION 5.7.    Transaction Documents..............................................................   44
     SECTION 5.8.    Canadian Corporate Reorganization..................................................   44
     SECTION 5.9.    Confirmation Orders................................................................   44
     SECTION 5.10.   Plan of Reorganization.............................................................   44
     SECTION 5.11.   Conditions Precedent to the Effectiveness of the Plan of Reorganization, etc.......   45
     SECTION 5.12.   Implementation of Plan of Reorganization...........................................   45
     SECTION 5.13.   [Intentionally Omitted.]...........................................................   45
     SECTION 5.14.   [Intentionally Omitted.]...........................................................   45
     SECTION 5.15.   Litigation.........................................................................   45
     SECTION 5.16.   Consents and Approvals, etc........................................................   45
     SECTION 5.17.   Opinions of Counsel................................................................   45
     SECTION 5.18.   No Default, Compliance with Representations
                     and Warranties and Closing Date Certificates ......................................   46
     SECTION 5.19.   Closing Fees, Expenses, etc........................................................   46
     SECTION 5.20.   Satisfactory Legal Form............................................................   46

ARTICLE VI REPRESENTATIONS AND WARRANTIES...............................................................   47

     SECTION 6.1.    Organization, etc..................................................................   47
     SECTION 6.2.    Due Authorization, Non-Contravention, etc..........................................   47
     SECTION 6.3.    No Conflicts.......................................................................   47
     SECTION 6.4.    Validity and Binding Effect........................................................   48
     SECTION 6.5.    No Default.........................................................................   48
     SECTION 6.6.    [Intentionally Omitted.]...........................................................   48
     SECTION 6.7.    Insurance..........................................................................   48
     SECTION 6.8.    Litigation; Contingent Liabilities.................................................   48
     SECTION 6.9.    Liens .............................................................................   48
     SECTION 6.10.   Subsidiaries.......................................................................   48
     SECTION 6.11.   Partnerships; Joint Ventures.......................................................   49
     SECTION 6.12.   Transaction Documents..............................................................   49
     SECTION 6.13.   Intellectual Property..............................................................   49
     SECTION 6.14.   Solvency...........................................................................   49
     SECTION 6.15.   Contracts; Labor Matters...........................................................   50
     SECTION 6.16.   Employee Benefit Plans.............................................................   50

     SECTION 6.17.   Regulations U and X................................................................   51
     SECTION 6.18.   Compliance.........................................................................   51
     SECTION 6.19.   Taxes .............................................................................   51
     SECTION 6.20.   Investment Company Act Representation..............................................   52
     SECTION 6.21.   Public Utility Holding Company Act Representation..................................   52
     SECTION 6.22.   Environmental and Safety and Health Matters........................................   52
     SECTION 6.23.   Related Agreements and Transaction Documents.......................................   53
     SECTION 6.24.   Holding Companies..................................................................   53
     SECTION 6.25.   Security Interests and Priority....................................................   54
     SECTION 6.26.   Related Business...................................................................   54
     SECTION 6.27.   Plan of Reorganization.............................................................   54

ARTICLE VII COVENANTS...................................................................................   54

     SECTION 7.1.    Affirmative Covenants..............................................................   54
         SECTION 7.1.1     Financial Information, Reports, Notices, etc.................................   54
         SECTION 7.1.2     Corporate Existence..........................................................   57
         SECTION 7.1.3     Maintenance of Properties....................................................   57
         SECTION 7.1.4     Insurance....................................................................   58
         SECTION 7.1.5     Taxes, etc...................................................................   58
         SECTION 7.1.6     Books and Records............................................................   58
         SECTION 7.1.7     Authorizations...............................................................   59
         SECTION 7.1.8     ERISA and Canadian Benefit Plans.............................................   59
         SECTION 7.1.9     Compliance with Laws and Environmental Matters...............................   61
         SECTION 7.1.10    [Intentionally Omitted.].....................................................   61
         SECTION 7.1.11    Additional Guarantees........................................................   61
         SECTION 7.1.12    Stock Pledges................................................................   61
         SECTION 7.1.13    Concerning the Collateral and the Loan Documents.............................   62
         SECTION 7.1.14    Maintenance of Corporate Separateness........................................   63
         SECTION 7.1.15    Working Capital Line.........................................................   63
         SECTION 7.1.16    Plan of Reorganization.......................................................   63
         SECTION 7.1.17    Change of Control............................................................   63
         SECTION 7.1.18    Further Assurances...........................................................   64
         SECTION 7.1.19    Qualified Equity Offerings...................................................   64
         SECTION 7.1.20    Qualification in Foreign Jurisdictions.......................................   64
     SECTION 7.2.    Negative Covenants.................................................................   64
         SECTION 7.2.1     Indebtedness.................................................................   65
         SECTION 7.2.2     Liens .......................................................................   67
         SECTION 7.2.3     Restricted Payments, etc.....................................................   67
         SECTION 7.2.4     Payment Restrictions Affecting Subsidiaries..................................   68
         SECTION 7.2.5     Consolidation, Merger, etc...................................................   68
         SECTION 7.2.6     Asset Dispositions, etc......................................................   71
         SECTION 7.2.7     Modification of Certain Agreements...........................................   72
         SECTION 7.2.8     Transactions with Affiliates.................................................   72

         SECTION 7.2.9     Impairment of Security Interest..............................................   73
         SECTION 7.2.10    Stock of Subsidiaries........................................................   74
         SECTION 7.2.11    Sale and Leaseback...........................................................   74
         SECTION 7.2.12    Nature of Business, Organizational Documents and Capital
                           Structure and New Subsidiaries ..............................................   75
         SECTION 7.2.13    Fiscal Year..................................................................   75
         SECTION 7.2.14    Capital Expenditures.........................................................   75

Article VIII GUARANTY...................................................................................   75

         SECTION 8.1.1     Guaranty; Limitation of Liability............................................   75
         SECTION 8.1.2     Guaranty Absolute............................................................   76
         SECTION 8.1.3     Waivers and Acknowledgements.................................................   77
         SECTION 8.1.4     Subrogation..................................................................   78
         SECTION 8.1.5     Guaranty Supplements.........................................................   79
         SECTION 8.1.6     Subordination................................................................   79
         SECTION 8.1.7     Continuing Guaranty; Assignments.............................................   80

Article IX EVENTS OF DEFAULT............................................................................   80

     SECTION 9.1.    Listing of Events of Default.......................................................   80
         SECTION 9.1.1     Non-Payment of Obligations...................................................   80
         SECTION 9.1.2     Breach of Warranty...........................................................   81
         SECTION 9.1.3     Non-Performance of Certain Covenants and Obligations.........................   81
         SECTION 9.1.4     Non-Performance of Other Covenants and Obligations...........................   81
         SECTION 9.1.5     Disaffirmation of Obligations................................................   81
         SECTION 9.1.6     Effectiveness and Enforceability of Guarantees...............................   81
         SECTION 9.1.7     Default......................................................................   81
         SECTION 9.1.8     Liens .......................................................................   82
         SECTION 9.1.9     Judgments....................................................................   82
         SECTION 9.1.10    Bankruptcy, Insolvency, etc..................................................   82
         SECTION 9.1.11    Impairment of Security, etc..................................................   83
         SECTION 9.1.12    ERISA Default................................................................   83
     SECTION 9.2.    Action if Bankruptcy, etc..........................................................   83
     SECTION 9.3.    Action if Other Event of Default...................................................   83

Article X THE ADMINISTRATIVE AGENT; THE COLLATERAL AGENT................................................   84

     SECTION 10.1.   Appointment of Administrative Agent................................................   84
     SECTION 10.2.   Nature of Duties of the Administrative Agent.......................................   84
     SECTION 10.3.   General Immunity...................................................................   85
     SECTION 10.4.   Successor..........................................................................   85
     SECTION 10.5.   Administrative Agent in its Capacity as Lender.....................................   86
     SECTION 10.6.   Actions by Administrative Agent....................................................   86
     SECTION 10.7.   Right to Indemnity.................................................................   87

     SECTION 10.8.   Collateral Agent...................................................................   87
     SECTION 10.9.   Suits to Protect Collateral........................................................   88
     SECTION 10.10.  Determinations Relating to Collateral..............................................   88
     SECTION 10.11.  Trust Moneys.......................................................................   88
     SECTION 10.12.  Release of Collateral..............................................................   89
     SECTION 10.13.  Application of Proceeds of Collateral..............................................   89
     SECTION 10.14.  Rights and Remedies to be Exercised by Administrative Agent Only...................   89
     SECTION 10.15.  Credit Decisions...................................................................   89
     SECTION 10.16.  Copies, etc........................................................................   90
     SECTION 10.17.  The Administrative Agent...........................................................   90
     SECTION 10.18.  Agreement to Cooperate.............................................................   90
     SECTION 10.19.  Lenders to Act as Agent............................................................   90

Article XI MISCELLANEOUS PROVISIONS.....................................................................   91

     SECTION 11.1.   Waivers, Amendments, etc...........................................................   91
     SECTION 11.2.   Notices............................................................................   91
     SECTION 11.3.   Payment of Costs and Expenses......................................................   92
     SECTION 11.4.   Indemnification....................................................................   93
     SECTION 11.5.   Survival...........................................................................   94
     SECTION 11.6.   Severability.......................................................................   94
     SECTION 11.7.   Headings...........................................................................   94
     SECTION 11.8.   Execution in Counterparts, Effectiveness, etc......................................   94
     SECTION 11.9.   Governing Law; Entire Agreement....................................................   94
     SECTION 11.10.  Successors and Assigns.............................................................   94
     SECTION 11.11.  Sale and Transfer of Term Loans and Term Notes; Participations in
                     Term Loans and Term Notes .........................................................   94
         SECTION 11.11.1   Assignments..................................................................   95
         SECTION 11.11.2   Participations...............................................................   96
     SECTION 11.12.  Other Transactions.................................................................   97
     SECTION 11.13.  Forum Selection and Consent to Jurisdiction........................................   97
     SECTION 11.14.  Waiver of Jury Trial...............................................................   98
     SECTION 11.15.  Power of Attorney for Collateral in Quebec.........................................   98
     SECTION 11.16.  Acknowledgement....................................................................   99

SCHEDULE I       -     Disclosure Schedule
EXHIBIT A        -     Form of Term Note
EXHIBIT B        -     [Intentionally Omitted]

EXHIBIT C        -     Forms of Mortgages
EXHIBIT D        -     Form of Common Security and Intercreditor Agreement
EXHIBIT E        -     Forms of Closing Date Certificates
EXHIBIT F        -     Form of Guaranty Supplement
EXHIBIT G        -     Form of Lender Assignment Agreement
EXHIBIT H        -     Form of Election Form

                               TERM LOAN AGREEMENT

      THIS TERM LOAN AGREEMENT, dated as of December 31, 2001, is among Pioneer Americas LLC, a Delaware limited liability company (the "Borrower"), each Guarantor (as hereinafter defined) as is or may from time to time become a party hereto (the Borrower and each Guarantor party to this Agreement as of the date hereof are herein collectively referred to as the "Pioneer Companies"), the various lenders as are or may from time to time become parties hereto (each individually, a "Lender," and collectively, the "Lenders"), and Wells Fargo Bank Minnesota, National Association ("Wells Fargo"), as administrative agent (the "Administrative Agent") for the Lenders.

                              W I T N E S S E T H:

      WHEREAS, the Pioneer Companies are successors to the debtors that commenced the Chapter 11 Cases (as hereinafter defined) and whereas the Lenders parties hereto as of the date hereof, prior to the coming into effect of the Plan of Reorganization (as hereinafter defined), together beneficially hold part of the Old Debt (as hereinafter defined);

      WHEREAS, pursuant to the Plan of Reorganization and the implementation thereof and upon the Plan of Reorganization becoming effective, the applicable Pioneer Companies are willing and required (among other things) to remain indebted to certain lenders and holders of the Old Debt by accepting the New Debt and to issue the New Common Stock (as each such term is hereinafter defined) in exchange for the cancellation and the extinguishment of the Old Debt by such holders and lenders;

      WHEREAS, such lenders and holders of Old Debt are willing and required to accept the New Debt and the New Common Stock upon such cancellation and extinguishment; and

      WHEREAS, the New Debt comprises indebtedness represented by the New Tranche A Term Notes, the New Tranche A Notes and the New Tranche B Notes (as each such term is hereinafter defined) and the Pioneer Companies and the Lenders wish to enter into this Agreement to consummate that part of the exchange of Old Debt for New Debt that relates to the issuance by the Borrower of the New Tranche A Term Notes (guaranteed by the Guarantors jointly and severally) and to govern the indebtedness assumed and incurred hereby.

      NOW, THEREFORE, the parties hereto agree as follows:

                                   ARTICLE I

                        DEFINITIONS AND ACCOUNTING TERMS

      SECTION 1.1. Defined Terms. The following terms (whether or not underscored) when used in this Agreement, including its preamble and recitals, shall, except where the context otherwise requires, have the following meanings (such meanings to be equally applicable to the singular and plural forms thereof):

      "Additional Guarantor" is defined in Section 8.1.5.

      "Administrative Agent" is defined in the preamble to this Agreement and includes each other Person as shall have subsequently been appointed as the successor Administrative Agent pursuant to Section 10.4.

      "Affiliate" means, with respect to any specified Person, (i) any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person, (ii) any director or controlling shareholder of such other Person, or (iii) any senior officer of such specified Person or such other Person. For purposes of this definition, "control" (including with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided, however, that beneficial ownership of 5% or more of the voting equity securities (or of warrants or other rights to acquire such voting equity securities) of a Person shall be deemed to be control; and provided further, that notwithstanding the first proviso to this definition of "Affiliate", creditors of the debtors in the Chapter 11 Cases receiving New Common Stock that beneficially own, at any time, 20% or less of the voting securities of any Obligor or Obligor Subsidiary shall not be "Affiliates" of such Obligor or Obligor Subsidiary.

      "Agreement" means, on any date, this Term Loan Agreement (including each Guaranty, the Disclosure Schedule, each other schedule hereto and all exhibits) as originally in effect on the Closing Date and as thereafter from time to time amended, supplemented, amended and restated, or otherwise modified and in effect on such date.

      "Allowed Other Secured Claim" means any Other Secured Claim (as defined in the Plan of Reorganization) that is also Allowed (as defined in the Plan of Reorganization).

      "Allowed Secured Tax Claim" means any Secured Tax Claim (as defined in the Plan of Reorganization) that is also Allowed (as defined in the Plan of Reorganization).

      "Asset Sale" means, with respect to any Obligor or any Obligor Subsidiary, the sale (including Sale and Leaseback Transactions), lease, conveyance, transfer or other disposition (including, without limitation, by way of merger or consolidation, and whether indirectly or directly or by operation of law or otherwise) to any Person, other than any Obligor or any Obligor Subsidiary, of any of such Obligor's or such Obligor Subsidiary's assets (including, without limitation, (x) any sale, lease, conveyance, transfer or other disposition of Capital Stock of any Obligor Subsidiary, and (y) any sale, lease, conveyance, transfer or other disposition of any non-cash consideration received by any Obligor or any Obligor Subsidiary from any prior transaction or series of related transactions that constituted an Asset Sale hereunder), whether owned on the date hereof or subsequently acquired, in one transaction or a series of related transactions; provided, however, that the following will not constitute an Asset Sale: (i) transactions (other than transactions described in clause (y) above), including Sale and Leaseback Transactions, in any calendar year with aggregate cash and/or Fair Market Value of any other consideration received (including, without limitation, the unconditional assumption of Indebtedness) of less than $1,000,000; (ii) a transaction or series of related transactions that results in a Change of Control; (iii) any sale of assets of any Obligor or any Obligor Subsidiary or merger permitted pursuant to Section 7.2.5; (iv) any sale or other disposition of inventory, property (whether real, personal or mixed) or equipment that has become worn out, obsolete or damaged or otherwise unsuitable or no longer needed for use in connection with the business of any Obligor or any Obligor Subsidiary, as the case may be, in the good faith determination of the Boards of Directors of PCI and the Borrower and so certified to the Administrative Agent (provided that no such determination by the Boards of Directors and no such certification to the Administrative Agent shall be required in respect of such sales or dispositions with aggregate cash and/or fair market value of any non-cash consideration received in respect of such sales or dispositions being equal to or less than $100,000 individually and up to $500,000 in the aggregate in any calendar year); (v) any sale of inventory to customers in the ordinary and customary course of business; (vi) sales of cash and cash equivalents in the ordinary course of business; (vii) transfers resulting from any casualty or condemnation of property or assets; (viii) the sale or discount of overdue accounts receivable in the ordinary course of business, in connection with the compromise or collection thereof; and (ix) the sale of the Pioneer Technology Centre situated at Mississauga, Ontario, Canada.

      "Assignee Lender" is defined in Section 11.11.1(b).

      "Assignor Lender" is defined in Section 11.11.1.

      "Attributable Indebtedness" means, with respect to any Sale and Leaseback Transaction, as at the time of determination, the greater of (i) the Fair Market Value of the property subject to such transaction, and (ii) the present value (discounted at a rate equivalent to the Borrower's then current weighted average cost of funds for borrowed money, compounded on a semi-annual basis) of the total net obligations of the lessee for rental payments during the remaining term of the lease (or the lease back in the case of a lease and leaseback transaction) included in such arrangement (including any period for which such lease has been extended). As used in the preceding sentence, the "total net obligations of the lessee for rental payments" under any lease (or any lease back in the case of a lease and leaseback transaction) for any such period means the sum of rental and other payments required to be paid (including any step-up in interest rate of any financing) with respect to such period by the lessee thereunder excluding any amounts required to be paid by such lessee on account of maintenance and repairs, insurance, taxes, assessments, water rates or similar charges. In the case of any lease (or any lease back in the case of a lease and leaseback transaction) which is terminable by the lessee upon payment of a penalty, such net amount of rent also includes the amount of such penalty, but no rent will be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated.

      "Average Liquidity" means, in respect of any period, the average (arithmetical mean) Liquidity in dollars during such period, with Liquidity being determined on each Friday of each calendar week and, accordingly, Average Liquidity for any given period shall be determined by determining the Liquidity for each Friday during such period (each, a "Friday Liquidity Total") and then by dividing the sum of all the Friday Liquidity Totals for such period by the number of Fridays during such period.

      "Authorized Officer" means, with respect to any Obligor, those of its officers whose signatures and incumbency shall have been certified to the Administrative Agent and the Lenders pursuant to Section 5.1.

      "Bankruptcy Code" means Title 11 of the United States Code, as amended, or any similar United States federal or state law relating to bankruptcy, insolvency, receivership, winding-up, liquidation, reorganization or relief of debtors or any amendment to, succession to or change in any such law.

      "Bankruptcy Court" means the United States Bankruptcy Court for the Southern District of Texas, Houston Division, having jurisdiction over the Chapter 11 Cases, or if such court ceases to exercise jurisdiction over the Chapter 11 Cases, such other court or adjunct thereof that exercises jurisdiction over the Chapter 11 Cases in lieu of the United States Bankruptcy Court for such district.

      "Bankruptcy Law" means the Bankruptcy Code, Canadian Bankruptcy Law, or any law of any other country or jurisdiction relating to bankruptcy, insolvency, receivership, winding-up, liquidation, reorganization or relief of debtors.

      "Board of Directors" means, in respect of any Person, its Board of Directors or equivalent body or any committee thereof duly authorized to act on behalf of such Board of Directors or equivalent body in respect of such matters as are referred to herein as requiring such action on behalf of such Board of Directors or equivalent body.

      "Board Resolution" of any corporation, limited liability company or other entity means a copy of a resolution or limited liability company corporate action or other equivalent action certified by the Secretary or an Assistant Secretary or equivalent officer of such corporation, limited liability company or other entity to have been duly adopted by the Board of Directors of such corporation, limited liability company or other entity, as the case may be, and to be in full force and effect on the date of such certification and delivered to the Administrative Agent.

      "Borrower" is defined in the preamble to this Agreement.

      "Business Day" means any day which is neither a Saturday or Sunday nor a legal holiday or other day on which commercial banks are authorized or required to be closed in New York City.

      "Calendar Quarter" means each three month period ending on the last day of each December, March, June and September, with the first such three month period ending on the last day of March 2002 and the last such three month period ending on the last day in December, 2006.

      "Canadian Act of Bankruptcy" means, with respect to any Person:

                  (i) an admission in writing by such Person of its inability to pay its debts generally as they become due;

                  (ii) a general assignment by such Person for the benefit of its creditors pursuant to the Bankruptcy and Insolvency Act
            (Canada);

                  (iii) such Person becoming subject to any bankruptcy
            proceedings in Canada which it is not contesting in good faith, diligently and by appropriate means or which continue undischarged, unstayed or undismissed for a period of 30 days;

                  (iv) any application under any Canadian Bankruptcy Law to any tribunal or authority for the purpose of suspending payment or performance of any of the liabilities of such Person;

                  (v) a petition or application by such Person under any
            Canadian Bankruptcy Law to any tribunal or authority for the appointment of an administrator, receiver, trustee or intervenor for it or for any substantial part of such Person's property;

                  (vi) the commencement against such Person of any proceedings
            (including a notice of intention or a proposal under the Bankruptcy and Insolvency Act (Canada)) or any Canadian Bankruptcy Law, statute, regulation or decree whether now or hereafter in effect in Canada, relating to it or its debt, or to any reorganization, arrangement, adjustment, dissolution or liquidation involving such Person, which proceedings are not being contested in good faith, diligently and by appropriate means or which continue undischarged, unstayed or undismissed for a period of 30 days;

                  (vii) the bankruptcy of such Person within the meaning of the
            Bankruptcy and Insolvency Act (Canada), or any successor or equivalent legislation; or

                  (viii) any act by such Person signifying its consent to,
            approval of, or acquiescence in any bankruptcy, reorganization or insolvency proceeding in Canada under any law relating to bankruptcy, insolvency or relief of debtors or any proceeding for the appointment of a receiver or trustee for itself or for any substantial part of its property where such receiver or trustee remains undischarged for a period of 30 days.

      "Canadian Bankruptcy Law" means the Bankruptcy and Insolvency Act (Canada), the Companies' Creditors Arrangement Act (Canada), the Winding-Up and Restructuring Act (Canada), or any similar Canadian federal or provincial law relating to bankruptcy, insolvency, receivership, winding-up, liquidation, reorganization or relief of debtors, each as amended or changed.

      "Canadian Benefits Plan" means any plan, program, practice, arrangement or policy, whether registered or unregistered, written or unwritten, funded or unfunded, insured or uninsured, that is maintained, administered or contributed to by any Obligor or any of its Obligor Subsidiaries (or under which any Obligor or any of its Obligor Subsidiaries has or may have any obligation) in respect of employees or former employees in Canada (or their spouses, beneficiaries or dependents), and relating to pensions, supplemental pensions, retirement or retirement savings, profit sharing or deferred profit sharing, deferred or incentive compensation, bonuses, death benefits, life or disability insurance, medical or dental insurance or benefits or other similar employee benefits, but excluding employment insurance, health insurance, workers compensation and pension benefits provided by statutes.

      "Canadian Corporate Reorganization" has the meaning given to it in Section 5.8.

      "Canadian Security Agreements" means any general security agreement and deed of hypothec charging all of the personal and movable property of PCI Chemicals Canada Company and any other Obligor having property, assets or any place of business or office in Canada, including, without limitation, the Quebec Mortgage and Security Agreement, a deed of hypothec charging all of the immovable property of PCI Chemicals Canada Company located in the province of Quebec and deeds of mortgage charging all the real property of PCI Chemicals Canada Company located in the provinces of Ontario and New Brunswick.

      "Capital Expenditures" means, for any Person for any period, the sum of, without duplication, (a) all expenditures made, directly or indirectly, by such Person during such period for equipment, fixed assets, real property or improvements, or for replacements or substitutions therefor or additions thereto, that have been or should be, in accordance with GAAP, reflected as additions to property, plant or equipment on a consolidated balance sheet of such Person or have a useful life of more than one year, plus (b) the aggregate principal amount of all Indebtedness assumed or incurred (to the extent permitted by this Agreement) in connection with any such expenditures. For purposes of this definition, the purchase price of equipment that is purchased simultaneously with the trade-in of existing equipment or with insurance proceeds shall be included in Capital Expenditures only to the extent of the gross amount of such purchase price less the credit granted by the seller of such equipment for the equipment being traded in at such time or the amount of such proceeds, as the case may be.

      "Capital Stock" means, with respect to any Person, any common stock, preferred stock and any other capital stock of such Person and shares, interests, participations or other ownership interest (however designated), of any Person and any rights (other than debt securities convertible into, or exchangeable for, capital stock or such other ownership interests), warrants, options or other rights to purchase any of the foregoing, including each class of common stock and preferred stock of such Person if such Person is a corporation and each general and/or limited partnership interest of such Person if such Person is a partnership and/or limited liability company interest of such Person if such Person is a limited liability company.

      "Capitalized Lease Obligation" means Indebtedness represented by obligations under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP and the amount of such Indebtedness shall be the capitalized amount of such obligations determined in accordance with GAAP.

      "Change of Control" means the occurrence of any of the following: (i) a "person" or "group" (as such terms are used in Sections 14(d)(2) and 13(d)(3), respectively, of the Exchange Act) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) of at least 35% of the outstanding voting power of the fully diluted Voting Stock of PCI or the Borrower (other than in respect of the Borrower, if such "person" is PCI or an Affiliate of
PCI), (ii) the adoption of a plan relating to the liquidation or dissolution of the Borrower or PCI, taken individually or on a consolidated basis with their respective Subsidiaries, (iii) the merger or consolidation of PCI or the Borrower with or into another corporation with the effect that the stockholders of PCI or the Borrower immediately prior to such merger or consolidation cease to be the "beneficial owners" (as defined in Rule 13d-3 under the Exchange Act) of 35% or more of the combined voting power of the securities of the surviving corporation of such merger or the corporation resulting from such merger or consolidation ordinarily (and apart from rights arising under special circumstances) having the right to vote in the election of directors outstanding immediately after such merger or consolidation, or (iv) during any period of two consecutive calendar years individuals who at the beginning of such period constituted the Board of Directors of PCI (together with any new directors whose election by the Board of Directors of PCI, or whose nomination for election by the shareholders of PCI, was approved by a vote of a majority of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the directors of PCI then in office. Notwithstanding the foregoing, a Change of Control shall not be deemed to have occurred under clause (iii) above solely as a result of a merger or consolidation of the Borrower with or into PCI provided that such merger or consolidation is permitted under Section 7.2.5.

      "Chapter 11 Cases" means each and all of the cases under Chapter 11 of the Bankruptcy Code commenced by Pioneer Companies, Inc., Pioneer Corporation of America, Imperial West Chemical Co., Kemwater North America Company, PCI Chemicals Canada, Inc./PCI Chimie Canada Inc., Pioneer Americas, Inc., Pioneer
(East), Inc., Pioneer Water Technologies, Inc., Pioneer Licensing, Inc., and KWT, Inc., and styled In re Pioneer Companies, Inc. et al, Chapter 11 Case No. 01-38259-H3-11 Jointly Administered.

      "Closing Date" is defined in the first paragraph of Article V.

      "Closing Date Certificate" means a certificate of an Authorized Officer of the relevant Obligor, substantially in the form of Exhibit E hereto, delivered pursuant to Section 5.18.

      "Code" means the United States Internal Revenue Code of 1986, as amended, reformed or otherwise modified.

      "Collateral" means all of the property and assets of each Obligor and Obligor Subsidiary now existing or hereafter acquired which secures the Indebtedness of the Borrower hereunder and under the Term Notes pursuant to, and as otherwise defined in, the Security Documents.

      "Collateral Agent" means Wells Fargo Bank Minnesota, National Association, as collateral agent under the Common Security and Intercreditor Agreement, and any successor thereto.

      "Collateral Proceeds" is defined in Section 7.2.6(a).

      "Commission" means the United States Securities and Exchange Commission.

      "Common Security and Intercreditor Agreement" means the Common Security and Intercreditor Agreement, dated as of December 31, 2001, by and among the Obligors and others, the New Tranche B Notes Indenture Trustee (for itself and for the benefit the New Tranche B Notes Holders), the Collateral Agent, the New Tranche A Notes Indenture Trustee (for itself and for the benefit of the New Tranche A Notes Holders) and the Administrative Agent (for itself and for the benefit of the Lenders), substantially in the form of Exhibit D hereto, and as may be amended, supplemented, amended and restated or otherwise modified from time to time.

      "Confirmation Order" means the order of the Bankruptcy Court confirming the Plan of Reorganization pursuant to Section 1129 of the Bankruptcy Code.

      "Consolidated Net Income" means, for any period, and as to any Person, the aggregate Net Income of such Person and its Subsidiaries for such period determined in accordance with GAAP; provided that (i) the Net Income of any Person which is not a Subsidiary of such Person but which is consolidated with such Person or is accounted for by such Person by the equity method of accounting will be included only to the extent of the amount of cash dividends or cash distributions paid to such Person or a Wholly-Owned Subsidiary of such Person, (ii) the Net Income of any Subsidiary of such Person that is subject to restrictions, direct or indirect, on the payment of dividends or the making of distributions to such Person will be excluded to the extent of such restrictions, (iii) the Net Income of any Subsidiary less than 80% of whose securities having the right (apart from the right under special circumstances) to vote in the election of directors are owned by PCI, the Borrower or their respective Wholly-Owned Subsidiaries will be included only to the extent of the amount of cash dividends or cash distributions actually paid by such Subsidiary to PCI, the Borrower or a Wholly-Owned Subsidiary of the Borrower or PCI, (iv) all extraordinary gains and losses, and any gain or loss realized upon the termination of any employee pension benefit plan, in respect of dispositions of assets other than in the ordinary course of business and any one-time increase or decrease to Net Income which is required to be recorded because of the adoption of new accounting policies, practices or standards required by GAAP (together, in each case, with any provision for taxes) will be excluded, and (v) all amounts of "other income, net" classified as such on one or more lines of such Person's statement of operations, in accordance with GAAP, net of applicable income taxes, will be excluded from such Person's aggregate Net Income.

      "Consolidated Net Worth" means, for any Person, the total of the amounts shown on the balance sheet of such Person and its Subsidiaries determined on a consolidated basis without duplication in accordance with GAAP, as of the end of the most recent Fiscal Quarter of such Person ending at least forty-five (45) days prior to the taking of any action for the purpose of which the determination is being made, as (i) the amount of Capital Stock plus (ii) the amount of surplus and retained earnings (or, in the case of a surplus or retained earnings deficit, minus the amount of such deficit).

      "Continuation Notice" means a notice of continuation or conversion and certificate duly executed by an Authorized Officer of the Borrower, substantially in the form of Exhibit B hereto.

      "Custodian" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

      "Creditors' Committee Lenders" means the secured creditors of the debtors in the Chapter 11 Cases appointed to the statutory committee of unsecured creditors appointed in the Chapter 11 Cases.

      "CRC Portfolio" means those certain derivatives contracts purported and alleged by the Colorado River Commission ("CRC") to have been entered into, in each case before the date hereof, on behalf of the Borrower by the CRC in connection with that certain (i) Contract No. P03-50, (ii) Contract No. P03-61,
(iii) Contract No. P03-65, and (iv) Contract No. P03-70.

      "Cumulative Capital Expenditures" at any given time, means the amount in dollars that is equal to the sum of all Capital Expenditures of PCI, the Borrower and their respective Subsidiaries, taken as a whole, from January 1, 2002, and up to and including December 31, of the immediately preceding Fiscal Year of the Borrower.

      "Cumulative Capital Expenditure Deficit" for a Fiscal Year of the Borrower is the amount in dollars equal to the greater of (a) zero, and (b) the Rollover Amount in respect of such Fiscal Year.

      "Cumulative Capital Expenditure Limit" for a given Fiscal Year of the Borrower means a dollar amount determined by reference to the following table:

------------------------------------------------------------------------------------

FISCAL YEAR OF THE BORROWER                   CUMULATIVE CAPITAL EXPENDITURE LIMIT
------------------------------------------------------------------------------------
Beginning January 1, 2003 and ending
December 31, 2003                                        $ 30,000,000
------------------------------------------------------------------------------------
Beginning January 1, 2004 and ending
December 31, 2004                                        $ 54,000,000
------------------------------------------------------------------------------------
Beginning January 1, 2005 and ending
December 31, 2005                                        $ 78,000,000
------------------------------------------------------------------------------------
Beginning January 1, 2006 and ending
December 31, 2006                                        $102,000,000
------------------------------------------------------------------------------------

      "Default" means any Event of Default or any condition, occurrence or event which, after notice or lapse of time or both, would, unless cured or waived, constitute an Event of Default.

      "Disclosure Schedule" means the Disclosure Schedule attached hereto as
Schedule I, as it may be amended, supplemented or otherwise modified from time to time by the Borrower with the written consent of the Administrative Agent and the Required Lenders.

      "Dollar" and the sign "$" mean lawful money of the United States.

      "EBITDA" means, for any period, and for any Person, its Consolidated Net Income for such period, before subtracting its consolidated income taxes, interest expense, depreciation and amortization (including amortization associated with good will, deferred debt expenses, restricted stock and option costs and non-competition agreements), determined in accordance with GAAP.

      "Effective Plan Date" means the first Business Day on which the conditions specified in Section 10.1 of the Plan of Reorganization have been satisfied or waived.

      "Eligible Investments" means, (i) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof or Canada or any province thereof (provided that the full faith and credit of the United States of America or Canada, as the case may be, is pledged in support thereof) having maturities of not more than 90 days from the date of acquisition, (ii) time deposits and certificates of deposit with maturities of not more than 90 days from the date of acquisition of any commercial banking institution that is a member of the Federal Reserve System or is a Schedule 1 Canadian Bank, in either case having capital and surplus in excess of $500,000,000 and whose debt has a rating at the time of any such investment of at least "A-1" or the equivalent thereof by S&P or at least "P-1" or the equivalent thereof by Moody's, or any Lender, (iii) fully secured repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (i) entered into with any bank or financial institution meeting the qualifications specified in clause (ii) above,
(iv) commercial paper issued by the parent corporation of any commercial banking institution that is a member of the Federal Reserve System or is a Schedule 1 Canadian Bank, in either case having capital and surplus in excess of $500,000,000 and commercial paper or master notes of issuers rated at the time of any such investment at least "A-1" or the equivalent thereof by S&P or at least "P-1" or the equivalent thereof by Moody's, and in each case maturing within 270 days after the date of acquisition, and (v) any shares in an open-end mutual fund organized by a bank or financial institution having combined capital and surplus of at least $500,000,000 investing solely in investments permitted by the foregoing clauses (i), (ii) and (iv).

      "Environmental Claim" means any claim, assertion, demand, notice of violation, suit, administrative or judicial proceeding, regulatory action, investigation, information request or order involving any Hazardous Materials, Environmental Law, noise or odor pollution or any injury or threat of injury to human health, property or the environment.

      "Environmental Laws" means all international, national, provincial, regional, federal, state, local and municipal statutes, laws (including principles of common and decisional law), regulations, by-laws, policies, guidelines, directives, standards, rules, orders, decrees, judgments, ordinances, permits, certificates, licenses, registrations, approvals, or requirements or authorizations of any governmental or administrative authority relating to the environment, natural resources, safety or health of humans or other organisms, including the manufacture, distribution in commerce, and use or Release of Hazardous Materials.

      "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute of similar import, together with the regulations thereunder, in each case as in effect from time to time. References to sections of ERISA also refer to any successor sections.

      "ERISA Affiliate" means any corporation, partnership, or other trade or business (whether or not incorporated) that is, along with any Obligor or Obligor Subsidiary, a member of a controlled group of corporations or a controlled group of trades or businesses, as described in Section 414(b) and 414(c), respectively, of the Code or Section 4001 of ERISA, or a member of the same affiliated service group within the meaning of Section 414(m) of the Code.

      "ERISA Event" means (a) with respect to a Single Employer Plan, a "reportable event", as such term is described in Section 4043 of ERISA and the regulations issued thereunder (other than a "reportable event" with respect to which notice to the PBGC has been waived under Section 4043 of ERISA or such regulations) or an event described in Section 4068 of ERISA, (b) the withdrawal of any Obligor, Obligor Subsidiary or ERISA Affiliate from a Multiple Employer Plan during a plan year in which it was a "substantial employer", as such term is defined in Section 4001(a)(2) of ERISA, or the incurrence of liability by any Obligor, Obligor Subsidiary or ERISA Affiliate under Section 4064 of ERISA upon the termination of a Multiple Employer Plan, (c) providing notice of intent to terminate a Single Employer Plan pursuant to Section 4041(c) of ERISA or the treatment of a Single Employer Plan amendment as a termination under Section 4041 of ERISA, (d) the institution of proceedings to terminate a Plan by the PBGC under Section 4042 of ERISA, (e) a complete or partial withdrawal by any Obligor, Obligor Subsidiary or ERISA Affiliate from a Multiemployer Plan, (f) a failure by any Obligor, Obligor Subsidiary or ERISA Affiliate to make required contributions to a Plan, (g) the adoption of an amendment to a Single Employer Plan which would require security to be given to the Plan pursuant to Section 401(a)(29) of the Code or Section 307 of ERISA, (h) the imposition of any liability under Title IV of ERISA, other than PBGC premiums due but not delinquent under Section 4007 of ERISA, upon any Obligor, Obligor Subsidiary or ERISA Affiliate, (i) an application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code with respect to any Single Employer Plan, (j) the imposition of a lien upon any Obligor, Obligor Subsidiary or ERISA Affiliate pursuant to Section 412 of the Code or Section 302 of ERISA, (k) any event or condition that results in the reorganization or insolvency of a Multiemployer Plan under Section 4241 or 4245 of ERISA, or (l) any Obligor, Obligor Subsidiary or ERISA Affiliate engages in a nonexempt prohibited transaction or otherwise becomes liable with respect to a nonexempt prohibited transaction that could reasonably be expected to have a Material Adverse Effect.

      "Event of Default" is defined in Section 9.1.

      "Excess Cash Flow" means, for any period, (i) the sum of (A) the Consolidated Net Income of PCI, the Borrower and their respective consolidated Subsidiaries for such period, and (B) all depreciation, amortization and other non-cash charges of PCI, the Borrower and their respective consolidated Subsidiaries for such period (including any non-cash interest expense included in such Consolidated Net Income) to the extent included in the computation of such Consolidated Net Income, minus (ii) the sum of (without duplication) (A) scheduled and mandatory cash principal payments on any Indebtedness made by PCI, the Borrower or any of their respective Subsidiaries during such period to the extent such other Indebtedness is permitted herein and such payments are permitted herein to be made, (B) Capital Expenditures made by PCI, the Borrower or any of their respective Subsidiaries during such period to the extent permitted herein, (C) cash reorganization expenses, restructuring fees and charges actually paid in such period relating to the reorganization and restructuring of the Debtors (as such term is defined in the Plan of Reorganization) in connection with the Chapter 11 Cases only to the extent such expenses, fees and charges are not deducted from the determination of such Consolidated Net Income, (D) any cash installment required to be paid to the holder of New Other Secured Notes and Claims, and (E) all extraordinary cash gains or cash income received (including as a result of transactions excluded from the definition of Asset Sales), but only to the extent excluded from the determination of such Consolidated Net Income as a result of clause (v) of the definition of Consolidated Net Income, plus or minus, as the case may be, (iii) cash changes in the Working Capital of PCI, the Borrower and their respective Subsidiaries during such period (in either case, without duplication of adjustments made in respect of such Working Capital pursuant to clause (i) or (ii) of this definition of Excess Cash Flow).

      "Exchange Act" means the United States Securities Exchange Act of 1934, as amended.

      "Existing Indebtedness" means all Indebtedness (other than the Term Notes outstanding) of the Obligors existing as of the Effective Plan Date, after giving effect to the Plan of Reorganization, and listed on Item 7.2.1(c) ("Existing Indebtedness") of the Disclosure Schedule.

      "Existing Liens" is defined in paragraph (x) of the definition of "Permitted Liens."

      "Exit Facility" means the Loan and Security Agreement, dated as of December 31, 2001, among the Borrower and PCI Chemicals Canada Company, as borrowers, the guarantors parties thereto, the Exit Facility Lenders and the Exit Facility Agent, and any refinancing thereof as may be permitted pursuant to this Agreement, as may be amended, supplemented, amended and restated or otherwise modified from time to time, and all agreements and instruments related thereto and contemplated thereby, each dated as of December 31, 2001 (including any security agreement entered into in connection therewith), as each such agreement or instrument may be amended, supplemented, amended and restated or otherwise modified from time to time and notwithstanding that there may be a period of time between such refinancings.

      "Exit Facility Agent" means Foothill Capital Corporation and its successors and assigns under the Exit Facility and any agent party to any subsequent Exit Facility.

      "Exit Facility Lenders" means the lenders and any other secured parties as are or may from time to time become parties to the Exit Facility and their respective successors and assigns and any other lenders and secured parties party to any subsequent Exit Facility.

      "Fair Market Value" means, with respect to any asset or property, the price which could be negotiated in an arm's-length transaction, for cash, between a willing seller and a willing buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Fair Market Value will be determined by a majority of the members of the Boards of Directors of PCI and the Borrower and a majority of the disinterested members of the Boards of Directors of PCI and the Borrower, if any, acting in good faith, and will be evidenced by a duly and properly adopted resolution of such Boards of Directors.

      "Final Order" has the meaning given to it in the Plan of Reorganization.

      "Fiscal Quarter" means any fiscal quarter of a Fiscal Year.

      "Fiscal Year" means, with respect to any Obligor, any period of twelve consecutive months ending on December 31; references to a Fiscal Year with a numbering corresponding to any calendar year refer to the fiscal year ending on the 31st of December during such calendar year.

      "F.R.S. Board" means the Board of Governors of the Federal Reserve System or any successor thereto.

      "GAAP" has the meaning given to it in Section 1.4.

      "Guaranteed Obligations" has the meaning given to it in Section 8.1.1.

      "Guaranties" means each Guaranty taken together with each other Guaranty.

      "Guarantors" means, collectively, Pioneer Companies, Inc., a Delaware corporation, Imperial West Chemical Co., a Nevada corporation, Kemwater North America Company, a Delaware corporation, PCI Chemicals Canada Company, an unlimited liability company organized and existing under the laws of Nova Scotia, Canada, Pioneer (East), Inc., a Delaware corporation, Pioneer Water Technologies, Inc., a Delaware corporation, Pioneer Licensing, Inc., a Delaware corporation, and KWT, Inc., a Delaware corporation, and each other guarantor of the Borrower that becomes a guarantor pursuant to this Agreement, and each of their successors, and "Guarantor" shall mean any one of such guarantors.

      "Guaranty" means the guaranty of each Guarantor set forth in Article VIII hereto, as amended, supplemented, amended and restated or otherwise modified from time to time, and each Guaranty Supplement.

      "Guaranty Supplement" has the meaning given to it in Section 8.1.5.

      "Hazardous Materials" means all pollutants, contaminants, hazardous substances, hazardous chemicals, hazardous wastes, hazardous materials, residual hazardous materials, medical and biochemical wastes, special wastes, toxic substances, petroleum (including crude oil) and petroleum-derived substances, wastes and additives, asbestos, polychlorinated biphenyls, ozone-depleting substances, methane, radioactive materials (including source, special nuclear and by-product materials as defined by 42 U.S.C. Section 2011 et seq. (whether or not 42 U.S.C. Section 2011 et seq. would apply in respect of any Obligor incorporated or organized outside of the United States)) and all other compounds, elements, materials and substances in any form or condition (including products) regulated, restricted or addressed by or under Environmental Laws.

      "Hedging Obligations" means the obligations of any Person or entity pursuant to any swap or cap agreement, exchange agreement, collar agreement, option, futures or forward hedging contract, derivative instrument or other similar agreement or any arrangement designed to protect such Person or entity against fluctuations in interest rates or foreign exchange rates or the price of raw materials and other chemical products used or produced in the Borrower's business or the business of any other Obligor, as the case may be.

      "herein", "hereof", "hereto", "hereunder" and similar terms contained in this Agreement or any other Loan Document refer to this Agreement or such other Loan Document, as the case may be, as a whole and not to any particular Section, paragraph or provision of this Agreement or such other Loan Document.

      "including" means including without limiting the generality of any description preceding such term, and, for purposes of this Agreement and each other Loan Document, the parties hereto agree that the rule of ejusdem generis shall not be applicable to limit a general statement, which is followed by or referable to an enumeration of specific matters, to matters similar to the matters specifically mentioned.

      "incur" has the meaning given to it in Section 7.2.1; provided that (i) with respect to any Indebtedness of any Subsidiary of the Borrower or PCI that is owing to the Borrower or PCI or another such Subsidiary, any disposition, pledge or transfer of such Indebtedness to any Person (other than PCI or the Borrower or a Wholly-Owned Subsidiary of PCI or the Borrower) shall be deemed to be an incurrence of such Indebtedness, and (ii) with respect to any Indebtedness of the Borrower or PCI or a Subsidiary of the Borrower or PCI that is owing to another such Subsidiary, any transaction pursuant to which a Wholly-Owned Subsidiary of PCI or the Borrower to which such Indebtedness is owing ceases to be a Wholly-Owned Subsidiary shall be deemed to be an incurrence of such Indebtedness; and provided further, that any Indebtedness of a Person existing at the time such Person becomes a Subsidiary of PCI or the Borrower shall be deemed to be incurred by such Subsidiary at the time it becomes a Subsidiary. The term "incurrence" has a corresponding meaning.

      "Indebtedness" of any Person means, without duplication, all liabilities with respect to (i) indebtedness for money borrowed or for the deferred purchase price of property or services or which is evidenced by a bond, debenture, note or other similar instrument or agreement, but excluding trade credit evidenced by any such instrument or agreement incurred in the ordinary course of business and payable on usual and customary terms, or Indebtedness of any partnership of which such Person is a partner; (ii) reimbursement obligations, letters of credit and bankers' acceptances; (iii) indebtedness with respect to Hedging Obligations; (iv) Capitalized Lease Obligations; (v) indebtedness, secured or unsecured, created or arising in connection with the acquisition or improvement of any property or asset or the acquisition of any business; (vi) all indebtedness secured by or for which the obligee has an existing right, contingent or otherwise, to be secured by any Lien upon property owned by such Person and all indebtedness secured in the manner specified in this clause even if such Person has not assumed or become liable for the payment thereof; (vii) all indebtedness of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person or otherwise representing the deferred and unpaid balance of the purchase price of any such property, including all indebtedness created or arising in the manner specified in this clause even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property; (viii) guarantees, direct or indirect, of any Indebtedness of other Persons referred to in clauses (i) through (vii) above, or of dividends or leases, taxes or other obligations of other Persons, excluding any guarantee arising out of the endorsement of negotiable instruments for collection in the ordinary course of business; (ix) contingent obligations in respect of, or to purchase or otherwise acquire or be responsible or liable for, through the purchase of products or services, irrespective of whether such products are delivered or such services are rendered, or otherwise, any such indebtedness referred to in clauses (i) through (vii) above; (x) any obligation, contingent or otherwise, arising under any surety, performance or maintenance bond; and
(xi) all preferred stock or other redeemable stock of such Person valued at the greater of its voluntary or involuntary maximum fixed repurchase price plus accrued and unpaid dividends. As used herein, Indebtedness with respect to any Hedging Obligation means, with respect to any specified Person on any date, the net amount (if any) that would be payable by such specified Person upon the liquidation, close-out or early termination on such date of such Hedging Obligation. For purposes of the foregoing, any settlement amount payable upon the liquidation, close-out or early termination of a Hedging Obligation shall be calculated by PCI and the Borrower in good faith and in a commercially reasonable manner on the basis that such liquidation, close-out or early termination results from an event of default or other similar event with respect to such specified Person. Any reference in this definition to indebtedness shall be deemed to include any renewals, extensions and refundings of any such indebtedness or any indebtedness, issued in exchange for such indebtedness.

      "Indemnified Liabilities" is defined in Section 11.4.

      "Indemnified Parties" is defined in Section 1l.4.

      "Independent Director" means, in relation to any Person, a director other than a director (i) who (apart from being a director of the Person or any of its Subsidiaries) is an employee, insider, associate or Affiliate of the Person or any of its Subsidiaries or has held any such position during the previous year, or (ii) who is a director, an employee, insider, associate or Affiliate of another party to the transaction in question.

      "Insurance Proceeds" has the meaning given to it in the Common Security and Intercreditor Agreement.

      "Intercreditor Collateral Account" means the Collateral Account as defined in the Common Security and Intercreditor Agreement.

      "Interest Period" means, as to any Term Loan, the period commencing on the Closing Date for the first interest period of such Term Loan, and ending on the date three months thereafter with the first such Interest Period commencing on December 31, 2001, and the last such Interest Period commencing on September 30, 2006.

      "Investment" means any direct or indirect advance, loan, other extension of credit or capital contribution (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others) to purchase or acquire Capital Stock, bonds, notes, debentures or other securities of, or purchase or acquire all, or a substantial part, of the business, Capital Stock or other evidence of beneficial ownership of, or any other investment in or guarantee of any Indebtedness of, any Person or any other item that would be classified as an investment on a balance sheet prepared in accordance with GAAP. Investments do not include advances to customers and suppliers in the ordinary course of business on commercially reasonable terms. If any Obligor or any Obligor Subsidiary sells or otherwise disposes of any Capital Stock of any direct or indirect Subsidiary of any Obligor or Obligor Subsidiary such that, after giving effect to any such sale or disposition, such Person is no longer such a Subsidiary of the Obligor or Obligor Subsidiary, the Borrower shall be deemed to have made an Investment on the date of any such sale or disposition equal to the Fair Market Value of the Capital Stock of such Subsidiary not sold or disposed of.

      "Lender Assignment Agreement" means a Lender Assignment Agreement substantially in the form of Exhibit G hereto.

      "Lenders" and "Lender" are defined in the preamble to this Agreement.

      "LIBOR" means, in respect of any Interest Period, the London interbank offered rate determined on the second London Business Day preceding the first day of such Interest Period (or in the case of the first Interest Period, the Closing Date) by the Administrative Agent as follows:

      first: on the basis of offered rates for three-month United States dollar deposits, as this rate appears on the British Bankers' Association website as of 2:00 p.m. London time on such day;

      second: if the rate does not appear on the British Bankers' Association website as of 2:00 p.m. London time on such day, on the basis of offered rates for three-month United States dollar deposits, as this rate appears on Telerate Screen Page 3750, as of 2:00 p.m. London time on such day;

      third: if the rate does not appear on Telerate Screen Page 3750 as of 2:00 p.m. London time on such day, the LIBOR shall be the arithmetic mean of the offered quotations of two or more Reference Banks, rounded to the nearest whole multiple of 1/16%; and

      fourth: if at the time of such determination fewer than two Reference Banks provide offered quotations, the LIBOR for the relevant Interest Period shall be the higher of (x) the LIBOR as determined in respect of the then current Interest Period, and (y) the Reserve Interest Rate.

      "Lien" means any mortgage, pledge, lien, security interest, hypothec, prior claim, charge or encumbrance of any kind (including any conditional sale or other title retention agreement and any lease in the nature thereof).

      "Liquidity", on any day, means the aggregate dollar amount of cash held by or on behalf of the Obligors and the Obligor Subsidiaries taken as a whole plus the aggregate principal amount of revolving credit loans or other facilities that may be borrowed on such day by the Borrower and PCI Chemicals Canada Company (taken together) under the Exit Facility.

      "Liquidity Quarterly Prepayment" means, for any mandatory prepayment date in respect of Section 3.1.1(c)(ii), an amount in dollars equal to Excess Cash Flow for the Calendar Quarter immediately preceding such mandatory prepayment date multiplied by a percentage, which percentage shall be determined by reference to the Average Liquidity during such Calendar Quarter (the "Calendar Quarter Average Liquidity") and the Average Liquidity during the 45 day period immediately following the end of such Calendar Quarter (the "Forty Five Day Average Liquidity") as follows:

                           -----------------------------------------------------
                             CALENDAR QUARTER AVERAGE LIQUIDITY ($ MILLIONS)

                            15 or greater        20 or greater
                           and less than 20    and less than 25    25 or greater
                           ----------------    ----------------    -------------
------------------
FORTY FIVE DAY
AVERAGE LIQUIDITY
($ MILLIONS)

10 or greater and
less than 15 ..........           10%                10%               10%

15 or greater and
less than 20 ..........           35%                60%               90%

20 or greater and
less than 25 ..........           45%                60%               90%

25 or greater .........           50%                60%               90%
------------------

                            ----------------------------------------------------
                            PERCENTAGE OF EXCESS CASH FLOW TO BE MULTIPLIED TO EXCESS CASH FLOW TO DETERMINE THE AMOUNT IN DOLLARS OF THE MANDATORY PREPAYMENT IN RESPECT OF SECTION 3.1.1(c)(ii).
                            ----------------------------------------------------

No such Liquidity Quarterly Payment shall be payable pursuant to Section 3.1.1(c)(ii) if the corresponding Forty Five Day Average Liquidity is less than $10,000,000 or if the corresponding Calendar Quarter Average Liquidity is less than $15,000,000.

For the avoidance of doubt, and for the purposes only of illustrating the operation of the above table, the following is a worked example of the use of the table in determining the

Liquidity Quarterly Prepayment for a given period. If the Forty Five Day Average Liquidity immediately succeeding a Calendar Quarter is $16,000,000 (which figure can be located on the above table in the second row of the column marked "Forty Five Day Average Liquidity") and the Calendar Quarter Average Liquidity for such Calendar Quarter is $21,000,000 (which figure can be located on the above table in the second column from the right in the box marked "Calendar Quarter Average Liquidity"), then the dollar amount of the Liquidity Quarterly Prepayment shall be 60% of the Excess Cash Flow for the preceding Calendar Quarter (which percentage can be located at the intersection of the row and the column identified above).

      "Loan Documents" means this Agreement, the Term Notes, the Guaranties, the Common Security and Intercreditor Agreement, each Mortgage (upon execution and delivery thereof), the other Security Documents and each other agreement, document or instrument delivered in connection herewith and therewith, whether or not specifically mentioned herein or therein, each as amended, supplemented, amended and restated or otherwise modified from time to time.

      "London Business Day" means any Business Day on which dealings in U.S. dollar deposits are transacted in the London interbank Eurodollar market.

      "Margin Stock" has the meaning given to such term in Regulation U of the F.R.S. Board or any regulation substituted therefor, as in effect from time to time.

      "Material Adverse Effect" means (i) any material adverse effect on the business, assets, debt service capacity, liabilities (including environmental liabilities but excluding any changes in the financial condition of the Borrower resulting from the application of FAS 133 to the CRC Portfolio), financial condition, operations or prospects of the Obligors and the Obligor Subsidiaries, taken as a whole, (ii) any material adverse effect upon the ability of the Borrower or any other Obligor, taken as a whole, to timely perform its respective material obligations under the Loan Documents, the New Tranche B Notes Indenture (and each of the guaranties thereunder), the New Tranche B Notes, the New Tranche A Notes Indenture (and each of the guaranties thereunder), the New Tranche A Notes or the Registration Rights Agreement, or
(iii) any impairment of the legality, validity or enforceability of this Agreement, any other Loan Document, the New Tranche B Notes Indenture (and each of the guaranties thereunder), the New Tranche B Notes, the New Tranche A Notes Indenture (and each of the guaranties thereunder), the New Tranche A Notes or the Registration Rights Agreement, or any material impairment of the rights, remedies or benefits available, as the case may be, to the Administrative Agent, the Collateral Agent or the Lenders under this Agreement or under any other Loan Document or to the Collateral Agent, the New Tranche B Notes Indenture Trustee, the New Tranche A Notes Indenture Trustee, the New Tranche B Notes Holders or the New Tranche A Notes Holders under the Security Documents, the New Tranche B Notes Indenture (and each of the guaranties thereunder), the New Tranche B Notes, the New Tranche A Notes Indenture (and each of the guaranties thereunder), the New Tranche A Notes or the Registration Rights Agreement.

      "MEIP" means an equity incentive plan which shall become effective on the Effective Plan Date or as soon as reasonably practicable thereafter, substantially in the form contained in the Plan Supplement (as such term is defined in the Plan of Reorganization).

      "Minimum Quarterly Prepayment" means, in respect of each Calendar Quarter, the principal amount set forth in the table immediately below determined by reference to the Borrower's EBITDA for such Calendar Quarter as follows:

--------------------------------------------------------------------------------
BORROWER'S EBITDA FOR CALENDAR QUARTER          PRINCIPAL AMOUNT
--------------------------------------------------------------------------------
less than $20,000,000                                  $0
--------------------------------------------------------------------------------
$20,000,000 or greater but less than
$25,000,000                                        $2,500,000
--------------------------------------------------------------------------------
$25,000,000 or greater but less than
$30,000,000                                        $5,000,000
--------------------------------------------------------------------------------
$30,000,000 or greater                             $7,500,000
--------------------------------------------------------------------------------

      "Monthly Payment Date" means the last day of each calendar month or, if any such day is not a Business Day, the next succeeding Business Day.

      "Moody's" means Moody's Investors Service, Inc., or any successor rating agency thereto.

      "Mortgage" means each mortgage, deed of trust, or similar security instrument, including the Quebec Mortgage and Security Agreement, substantially in the forms in Exhibit C attached hereto, which from time to time affects any property (including real property or immovable property situated in the United States or in any Canadian province) that secures PCI's, the Borrower's or any other Obligor's obligations under this Agreement (including the Guaranties), the Term Notes, the New Tranche B Notes Indenture (including the guaranties thereunder), the New Tranche B Notes, the New Tranche A Notes Indenture (including the guaranties thereunder) and the New Tranche A Notes and each other Loan Document, as such instruments may be amended, supplemented or otherwise modified from time to time.

      "Mortgaged Property" has the meaning given to it in the Common Security and Intercreditor Agreement and, for the avoidance of doubt, includes the immovable property, real property, improvements and all other collateral subject to the Mortgages.

      "Multiemployer Plan" means a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA, other than a Canadian Benefits Plan, to which any Obligor, Obligor Subsidiary or ERISA Affiliate is making or accruing an obligation to make contributions, or with respect to which it has any liability.

      "Multiple Employer Plan" means a Single Employer Plan in respect of which any Obligor, Obligor Subsidiary or ERISA Affiliate could have liability under
Section 4064 or 4069 of ERISA in the event such Plan has been or were to be terminated under Section 4041(c) or 4042 of the Code.

      "Net Award" has the meaning given to it in the Common Security and Intercreditor Agreement.

      "Net Income" means, for any period and for any Person, the net income of such Person determined in accordance with GAAP.

      "Net Offering Proceeds" means the aggregate cash proceeds of a Qualified Equity Offering, or of one or more such Qualified Equity Offerings together, net of the direct, reasonable and customary costs (such as reasonable legal, accounting and underwriting discounts/sales commissions) relating to such Qualified Equity Offering, or one or more such Qualified Equity Offerings together.

      "Net Proceeds" means the aggregate cash proceeds received by any Obligor or any Obligor Subsidiary in respect of any Asset Sale (including any non-cash consideration received by any Obligor or any Obligor Subsidiary from any Asset Sale that is converted into or sold or otherwise disposed of for cash within 45 days after the relevant Asset Sale), net of (i) the direct costs relating to such Asset Sale (including, without limitation, reasonable legal, accounting and investment banking fees, sales commissions and adjustments of severance costs),
(ii) any taxes paid or payable as a result thereof, (iii) all amounts required to be applied to the repayment of, or representing the amount of permanent reductions in the commitments relating to, Indebtedness (other than the Term Loans) secured by a Lien on the asset or assets the subject of such Asset Sale which Lien is permitted pursuant hereto, and (iv) any reserve for adjustment in respect of the sale price of such asset or assets required by GAAP.

      "New Common Stock" means the common stock of PCI authorized by and issued pursuant to the Plan of Reorganization.

      "New Debt" means the New Tranche A Term Notes, the New Tranche A Notes and the New Tranche B Notes.

      "New Other Secured Notes" has the meaning given it in the Plan of Reorganization.

      "New Other Secured Notes And Claims" means the Allowed Other Secured Claims reinstated pursuant to the Bankruptcy Code and Plan of Reorganization and the New Other Secured Notes.

      "New Tranche A Notes" means indebtedness of Pioneer Americas LLC in an aggregate principal amount of $45,421,874, as evidenced by the notes issued by Pioneer Americas LLC pursuant to the New Tranche A Notes Indenture.

      "New Tranche A Notes Holders" means the holders of the New Tranche A
Notes.

      "New Tranche A Notes Indenture" means the indenture, dated as of December 31, 2001, by and among Pioneer Americas LLC, as issuer, the guarantors party thereto and Wells Fargo Bank Minnesota, National Association, as indenture trustee, pursuant to which the New Tranche A Notes are issued, as may be amended, supplemented, amended and restated or otherwise modified from time to time.

      "New Tranche A Notes Indenture Trustee" means the indenture trustee under the New Tranche A Notes Indenture.

      "New Tranche A Term Notes" means the indebtedness of the Borrower in an aggregate principal amount of $4,578,126, which indebtedness is continued and incurred by the Borrower pursuant to Section 2.1 hereof and is governed by the terms of this Agreement.

      "New Tranche B Notes" means indebtedness of PCI Chemicals Canada Company in an aggregate principal amount of $150,000,000 as evidenced by the notes issued by PCI Chemicals Canada Company pursuant to the New Tranche B Notes Indenture.

      "New Tranche B Notes Holders" means the holders of the New Tranche B
Notes.

      "New Tranche B Notes Indenture" means the indenture, dated as of December 31, 2001, by and among PCI Chemicals Canada Company, as issuer, the guarantors party thereto and Wells Fargo Bank Minnesota, National Association, as indenture trustee, pursuant to which the New Tranche B Notes are issued, as may be amended, supplemented, amended and restated, or otherwise modified from time to time.

      "New Tranche B Notes Indenture Trustee" means the indenture trustee under the New Tranche B Notes Indenture.

      "Non-U.S. Lender" has the meaning given to it in Section 4.1(d).

      "Obligations" means all obligations (monetary or otherwise) of the Borrower and each other Obligor (including under or pursuant to each Guaranty) arising under or in connection with this Agreement, the Term Notes, and each other Loan Document.

      "Obligor" means the Borrower, each of the Guarantors and any other Person (other than the Administrative Agent, the Collateral Agent, the New Tranche B Notes Indenture Trustee, the New Tranche A Notes Indenture Trustee, any Lender, any New Tranche B Notes Holder or any New Tranche A Notes Holder) obligated under any Loan Document.

      "Obligor Subsidiary" means, in respect of an Obligor, any Subsidiary of such Obligor.

      "Occupational Safety and Health Laws" means all national, federal, state, provincial, regional, municipal or local statutes, laws, ordinances, codes, rules, regulations, by-laws, policies, guidelines, directives, judgments, orders or decrees regulating, relating to, or imposing liability or standards of conduct concerning, employee health and/or safety.

      "Offering Proceeds" has the meaning given to it in Section 7.1.19.

      "Officers' Certificate" means a certificate signed by the Chairman of the Board, Vice Chairman, the President or a Vice President (regardless of vice presidential designation), and by the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary of the relevant Obligor or Obligor Subsidiary, as the case may be, and delivered to the Administrative Agent.

      "Old Debt" means indebtedness under (i) those certain $175,000,000 9.25% Senior Secured Guaranteed Notes due October 2007 issued by PCI Chemicals Canada, Inc. pursuant to that certain Indenture, dated as of October 30, 1997, among PCI Chemicals Canada, Inc., the Guarantors (as such term is defined therein) and the United States Trust Company of New York ("USTC"), in its capacity as trustee and as collateral agent, (ii) that certain Term Loan Agreement, dated as of October 30, 1997, among Pioneer Corporation of America, the Lenders (as such term is defined therein), certain other parties and BNY Asset Solutions LLC, in its capacity as administrative agent, (iii) those certain $200,000,000 9.25% Senior Secured Guaranteed Notes due June 2007 issued by Pioneer Corporation of America pursuant to that certain Indenture, dated as of June 17, 1997 among Pioneer Corporation of America, the Subsidiary Guarantors (as such term is defined therein) and USTC, in its capacity as trustee, and (iv) that certain Term Loan Agreement, dated as of June 17, 1997, among Pioneer Corporation of America, the Lenders (as such term is defined therein), certain other parties and BNY Asset Solutions LLC, in its capacity as administrative agent.

      "Opinion of Counsel" means a written opinion of counsel in form and substance satisfactory to the Administrative Agent, who shall be counsel for the relevant Obligor or Obligor Subsidiary, as the case may be, and who shall be reasonably acceptable to the Required Lenders.

      "Organizational Documents" means, in respect of any Obligor or other Person, its certificate of incorporation and its by-laws (or equivalent constitutive documents) and all shareholder agreements, voting trusts and similar arrangements to which such Obligor or other Person is a party applicable to any authorized shares, or other units or forms, of its Capital Stock.

      "Participant" is defined in Section 11.11.2.

      "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

      "PCI" means Pioneer Companies, Inc., a Delaware corporation, in its capacities as the parent of the Borrower and a Guarantor.

      "Permitted Investments" means (i) any Eligible Investment, (ii) any Investment in the Borrower or any other Obligor, (iii) Investments in existence on the date hereof and listed on Item 7.2.3 ("Existing Investments") of the Disclosure Schedule hereto,
(iv) Indebtedness permitted pursuant to Section 7.2.1(e) herein, (v) other investments by any Obligor after the date hereof in joint ventures, corporations, limited liability companies, partnerships or Obligor Subsidiaries engaged in a Related Business that do not at any one time outstanding exceed $5,000,000, (vi) promissory notes and other non-cash consideration received by the Obligors or the Obligor Subsidiaries in connection with Asset Sales permitted hereunder, (vii) Investments by PCI or the Borrower in Hedging Obligations permitted hereunder, (viii) investments (including debt obligations and Capital Stock) received by the Borrower or its Subsidiaries in connection with the bankruptcy or reorganization of suppliers and customers and in settlement of delinquent obligations of, and other disputes with customers and suppliers arising in the ordinary course of business, in each case of the Borrower or its Subsidiaries, or (ix) other Investments not permitted by the foregoing clauses (i) through (viii) (including loans and advances to officers or employees of the Borrower or its Subsidiaries) in an aggregate amount not to exceed $500,000 at any one time outstanding.

      "Permitted Issuance" means (i) the issuance by PCI of shares of Capital Stock as dividends on issued and outstanding Capital Stock of the same class of PCI or pursuant to any dividend reinvestment plan, (ii) the issuance by PCI of options or other equity securities of PCI to outside directors, members of management or employees of PCI or any Subsidiary of PCI, (iii) the issuance of securities as interest or dividends on pay-in-kind debt or preferred equity securities in accordance with the terms permitted hereunder and under the other Loan Documents, (iv) the issuance to PCI or any of its Subsidiaries (or any director, with respect to such director's qualifying shares) by any of PCI's Subsidiaries of any of their respective Capital Stock, in each case with respect to this clause (iv) to the extent such Capital Stock issued to PCI or such Subsidiary is pledged to the Collateral Agent pursuant to the applicable Loan Document, (v) the issuance by PCI of shares of its Capital Stock in connection with an acquisition permitted under this Agreement, (vi) cash payments made in lieu of fractional shares of PCI's Capital Stock in connection with an acquisition referred to in clause (v) above in an aggregate amount not to exceed $250,000 during the term of this Agreement, and (vii) the issuance by PCI of additional shares of Capital Stock of PCI to infuse additional capital into PCI and its Subsidiaries in an aggregate amount not to exceed $5,000,000 during the term of this Agreement.

      "Permitted Liens" means as of any particular time, any one or more of the following:

            (i) Liens for taxes, rates and assessments not yet past due or, if past due, the validity of which is being contested in good faith by the Obligors and the Obligor Subsidiaries by appropriate proceedings promptly instituted and diligently conducted and against which such Obligors and Obligor Subsidiaries have established appropriate reserves in accordance with GAAP;

            (ii) the Lien of any judgment rendered for an amount and for a period not resulting in an Event of Default which is being contested in good faith by the Obligors and the Obligor Subsidiaries by appropriate proceedings promptly instituted and diligently conducted and against which the Obligors and the Obligor Subsidiaries have established appropriate reserves in accordance with GAAP and which does not have a Material Adverse Effect;

            (iii) other than in connection with Indebtedness, any Lien (other than any Lien imposed by ERISA) arising in the ordinary course of business
      (a) to secure payments of workers' compensation, unemployment insurance, pension or other social security or retirement benefits, or to secure the performance of bids, tenders, leases, progress payments, contracts (other than for the payment of money) or to secure public or statutory obligations of any Obligor or Obligor Subsidiary, or to secure surety or appeal bonds to which any Obligor or Obligor Subsidiary is a party, (b) imposed by law dealing with materialmen's, mechanics', workmen's, repairmen's, warehousemen's, landlords', vendors' or carriers' Liens created by law, or deposits or pledges which are not yet due or, if due, the validity of which is being contested in good faith by the Obligors and the Obligor Subsidiaries by appropriate proceedings promptly instituted and diligently conducted and against which the Obligors and the Obligor Subsidiaries have established appropriate reserves in accordance with GAAP, and (c) rights of financial institutions to setoff and chargeback arising by operation of law.

            (iv) servitudes, licenses, easements, encumbrances, restrictions, rights-of-way and rights in the nature of easements or similar charges, minor title defects and irregularities which shall not in the aggregate materially adversely impair the use of the subject property by any Obligor or Obligor Subsidiary;

            (v) zoning and building by-laws and ordinances, municipal by-laws and regulations, and restrictive covenants, which do not materially interfere with the use of the subject property by any Obligor or any Obligor Subsidiary as such property is used as of the date hereof;

            (vi) Liens in favor of customs and revenue authorities arising as a matter of law to secure the payment of customs duties in connection with the importation of goods by the Borrower or its Subsidiaries;

            (vii) deposits to secure statutory obligations in the form of excise taxes;

            (viii) Liens arising from precautionary UCC financing statement filings in respect of operating leases or consignment arrangements entered into by the Borrower or its Subsidiaries with a supplier of goods in the ordinary course of business, which Liens are customarily filed as precautionary liens by such supplier of goods in the ordinary course of its business;

            (ix) any extension, renewal, substitution or replacement (or successive extensions, renewals, substitutions or replacements), as a whole or in part, of any of the Liens referred to in clauses (i) through
      (viii) of this definition or the Indebtedness secured thereby; provided that (a) such extension, renewal, substitution or replacement Lien is limited to that portion of the property or assets, now owned or hereafter acquired, that secured the Lien prior to such extension, renewal, substitution or replacement Lien, and (b) the Indebtedness secured by such Lien (assuming all available amounts were borrowed) at such time is not increased;

            (x) Liens (a) securing obligations owed in respect of Allowed Secured Tax Claims and obligations owed in respect of Allowed Other Secured Claims reinstated in accordance with the Bankruptcy Code and pursuant to the Plan of Reorganization and listed in Item 7.2.2 ("Existing Liens") of the Disclosure Schedule, (b) securing the Obligations, (c) on accounts receivable, inventory and related general intangibles securing obligations under the Exit Facility, (d) securing the obligations under the Transaction Documents, (e) securing obligations under New Other Secured Notes (to the extent the corresponding Allowed Other Secured Claims shall not have been reinstated), and (f) any other Lien granted by the Obligors as permitted by the Plan of Reorganization;

            (xi) Liens on assets or property of the Borrower, or on assets or property of Subsidiaries of the Borrower, to secure the payment of all or a part of the purchase price of assets or property acquired or constructed in the ordinary course of business after the Closing Date; provided, however, that (a) the aggregate principal amount of Indebtedness secured by such Liens does not exceed the original cost or purchase price of the assets or property so acquired (including the reasonable and customary costs associated with the acquisition of such acquired assets) or constructed, (b) the Indebtedness secured by such Liens is otherwise permitted to be incurred hereunder, (c) such Liens do not encumber any other assets or property of any Obligor or Obligor Subsidiary, and (d) the Indebtedness secured by such Liens may not be created more than 100 days after the later of the acquisition, completion of construction, repair, improvement, addition or commencement of full operation of the property subject to such Liens;

            (xii) Liens on the assets or property permitted to be acquired hereby by the Borrower or any of its Subsidiaries after the date hereof; provided, however, that (a) such Liens existed on the date such assets or property were acquired and were not incurred as a result of or in anticipation of such acquisition, and (b) such Liens do not extend to or cover any property or assets of any Obligor or Obligor Subsidiary, other than the property or assets so acquired;

            (xiii) Liens securing Indebtedness which is incurred to refinance Indebtedness which has been secured by a Lien permitted hereunder and which is permitted to be refinanced hereunder; provided, however, that such Liens do not extend to or cover any assets or property of any Obligor or any Obligor Subsidiary not securing the Indebtedness so refinanced;

            (xiv) Liens on any property or assets of any Obligor or Obligor Subsidiary that is subject (and only subject) to a Sale and Leaseback Transaction; provided, however, that the aggregate principal amount of Attributable

      Indebtedness in respect of all Sale and Leaseback Transactions then outstanding does not at the time such a Lien is incurred exceed $1,000,000;

            (xv) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into by the Borrower or any of its Subsidiaries in the ordinary course of business in accordance with past practices of the Borrower or any of its Subsidiaries;

            (xvi) Liens arising out of barter transactions or arrangements for the sale or purchase of goods or services entered into by the Borrower or any of its Subsidiaries in the ordinary course of business in accordance with past practices of the Borrower or any of its Subsidiaries;

            (xvii) Liens in favor of any Obligor or its Obligor Subsidiaries;
      and

            (xviii) In addition to the Liens referred to in clauses (i) through
      (xvii) of this definition of "Permitted Liens", Liens securing Indebtedness of the Obligors and Obligor Subsidiaries, taken together, in an aggregate principal amount not to exceed $200,000 at any one time outstanding; provided, however, that such Liens secure Indebtedness permitted by this Agreement; and provided further, that such Indebtedness is permitted pursuant to the terms of this Agreement to be secured by a Lien.

      "Person" means any natural person, corporation, partnership, firm, association, trust, government, governmental agency, limited liability company or any other entity, whether acting in an individual, fiduciary or other capacity.

      "Pipeline" has the meaning given to it in the Common Security and Intercreditor Agreement.

      "Pioneer Companies" is defined in the preamble of this Agreement.

      "Plan" means any Single Employer Plan or Multiemployer Plan.

      "Plan of Reorganization" means the Debtors' Amended Joint Plan of Reorganization under Chapter 11 of the Bankruptcy Code, dated September 21, 2001, filed with the United States Bankruptcy Court, Southern District of Texas, Houston Division, Case No. 01-38259-H3-11, on behalf of Pioneer Companies, Inc., Pioneer Corporation of America, Imperial West Chemical Co., Kemwater North America Company, PCI Chemicals Canada, Inc./PCI Chimie Canada Inc., Pioneer Americas, Inc., Pioneer (East), Inc., Pioneer Water Technologies, Inc., Pioneer Licensing, Inc., and KWT, Inc.

      "Post Petition Interest" is defined in Section 8.1.6(b).

      "Qualified Equity Offering" means an offer and sale of common stock (which is Capital Stock) of PCI made on a primary basis by PCI pursuant to a registration statement that has been declared effective by the Commission or any successor thereto pursuant to the Securities Act (other than a registration statement on Form S-8 or otherwise relating to equity securities issuable under any employee benefit plan of any Obligor), or an offer and sale of common stock (which is Capital Stock) of PCI which may be made pursuant to an exemption from registration under the Securities Act, in each case, only to the extent permitted pursuant to clause (vii) of the definition of "Permitted Issuance."

      "Quebec Mortgage and Security Agreement" means a deed of hypothec executed by an authorized representative of PCI Chemicals Canada Company in respect of Collateral located in Quebec, as amended, supplemented, amended and restated or otherwise modified from time to time.

      "Reference Banks" means leading banks engaged in transactions in Eurodollar deposits with an established place of business in London, England and which have been designated by the Administrative Agent.

      "Refinancing Indebtedness" is defined in clause (l) of Section 7.2.1.

      "Registration Rights Agreement" has the meaning given to it in the Plan of Reorganization.

      "Related Business" means the manufacture or distribution of chlorine, caustic soda, bleach, hydrochloric acid and other chlorides and aluminum sulfate, and in lines of business reasonably related thereto.

      "Release" means any release, discharge, deposit, pumping, pouring, emptying, injecting, escaping, leaching, migrating, dumping, seepage, spill, leak, flow, discharge, disposal or emission.

      "Reserve Interest Rate" means, with respect to any date upon which the Administrative Agent is required to determine the LIBOR pursuant to this Agreement, the rate per annum that the Administrative Agent determines to be either the arithmetic mean, rounded to the nearest whole multiple of 1/16%, of the three-month U.S. dollar lending rates which leading New York City banks selected by the Administrative Agent are quoting on such date to the principal London offices of leading banks in the London interbank market or, in the event that the Administrative Agent cannot determine the arithmetic mean, the lowest three-month U.S. dollar lending rate which such New York City banks selected by the Administrative Agent are quoting on such date to leading European banks.

      "Required Lenders" means the Tranche A Majority Holders (as such term is defined in the Common Security and Intercreditor Agreement).

      "Restoration" has the meaning given to it in the Common Security and Intercreditor Agreement.

      "Restricted Payments" is defined in Section 7.2.3.

      "Rollover Amount" for a Fiscal Year of the Borrower is the amount in dollars equal to the Cumulative Capital Expenditure Limit for such Fiscal Year minus the Cumulative Capital Expenditures.

      "S&P" means Standard & Poor's Ratings Group, a division of The McGraw Hill Companies, Inc. or any successor rating agency thereto.

      "Sale and Leaseback Transaction", with respect to any Person, means any arrangement with another Person for the leasing of any real or tangible personal property, which property has been or is to be sold or transferred or initially leased by such Person to such other Person in contemplation of such leasing (including a lease and leaseback transaction).

      "Security Agreement Supplement" means the "Security and Intercreditor Supplement" as such term is defined in the Common Security and Intercreditor Agreement.

      "Secured Parties" has the meaning given to it in the Security Documents.

      "Securities Act" means the United States Securities Act of 1933, as amended from time to time.

      "Security Documents" means (i) each Mortgage, (ii) the Common Security and Intercreditor Agreement, (iii) the Canadian Security Agreements, and (iv) all security agreements, mortgages, deeds of trust, pledges, collateral assignments, UCC filings, financing statements and registrations or any other instrument evidencing or creating any security interest in favor of the Collateral Agent in all or any portion of the Collateral, in each case as amended, supplemented, amended or restated, or otherwise modified from time to time.

      "Single Employer Plan" means a single-employer plan, as defined in Section 4001(a)(15) of ERISA, other than a Canadian Benefits Plan, which any Obligor, Obligor Subsidiary or ERISA Affiliate maintains, administers, contributes to or is required to contribute to, or under which any Obligor, Obligor Subsidiary or ERISA Affiliate has any liability.

      "Stated Maturity Date" means, in the case of all Term Loans, December 31, 2006.

      "Subordinated Indebtedness" means Indebtedness of the Borrower or any Guarantor subordinated in right of payment to the Obligations.

      "Subordinated Obligations" is defined in Section 8.1.6.

      "Subsidiary" means, with respect to any Person, (i) any corporation of which the outstanding Capital Stock having at least a majority of the votes entitled to be cast in the election of directors, under ordinary circumstances, is at the time owned, directly or indirectly, by such Person, by such Person and one or more of its Subsidiaries or by one or more of such Person's Subsidiaries or (ii) any other Person of which at least a majority of voting interest, under ordinary circumstances, is at the time owned, directly or indirectly, by such Person, by such Person and one or more of its Subsidiaries or by one or more of such Person's Subsidiaries, whether or not such corporation or other Person is incorporated or organized in or under the laws of the United States of America or any state thereof.

      "Taxes" is defined in Section 4.1.

      "Telerate Screen Page 3750" means the display designated on page 3750 on the Telerate Service (or such other page as may replace page 3750 on that service for the purpose of displaying London interbank rates of major banks).

      "Term Loans" is defined in Section 2.1.

      "Term Note" means a promissory note of the Borrower payable to the order of any Lender, in the form of Exhibit A hereto (as such promissory note may be amended, endorsed or otherwise modified from time to time), evidencing the aggregate Indebtedness of the Borrower to such Lender resulting from outstanding Term Loans, and also means all other promissory notes accepted from time to time in substitution therefor or renewal thereof.

      "Tranche A Documents" means collectively, the New Tranche A Notes Indenture (including the guaranties thereunder), the New Tranche A Notes, the Common Security and Intercreditor Agreement, each Mortgage (upon execution and delivery thereof), the other Security Documents and each other agreement, document or instrument delivered in connection therewith, whether or not specifically mentioned herein or therein, each as amended, supplemented, amended and restated or otherwise modified from time to time.

      "Tranche B Documents" means collectively, the New Tranche B Notes Indenture (including the guaranties thereunder), the New Tranche B Notes, the Common Security and Intercreditor Agreement, each Mortgage (upon execution and delivery thereof), the other Security Documents and each other agreement, document or instrument delivered in connection therewith, whether or not specifically mentioned herein or therein, each as amended, supplemented, amended and restated or otherwise modified from time to time.

      "Transaction Documents" means the various documents, instruments and agreements, implementing the Plan of Reorganization other than the Loan Documents (except for the Security Documents which shall also be "Transaction Documents"), including the Tranche A Documents, the Tranche B Documents, the Amended PCI Certificate of Incorporation (as such term is defined in the Plan of Reorganization), the Amended PCI By-laws (as such term is defined in the Plan of Reorganization), the amended by-laws and certificates of incorporation of each of the Subsidiaries of PCI and of the Borrower, the Exit Facility, the MEIP, the New Common Stock, the New Other Secured Notes And Claims, the Shelf Registration Statements (as such term in defined in the Plan of Reorganization), the Registration Rights Agreement, the documents relating to the Canadian Corporate Reorganization and all other agreements, documents, instruments, certificates, filings, consents, approvals, Board of Directors resolutions and opinions executed, delivered or furnished pursuant to or in connection with the implementation of the Plan of Reorganization, each as amended, supplemented, amended and restated or otherwise modified from time to time.

      "Trust Moneys" means all cash or Eligible Investments received by the Collateral Agent: (i) in exchange for the release of property from the Lien of any of the Security Documents, including the Collateral Proceeds, or (ii) as compensation for or proceeds of the sale of all or any part of the Collateral taken by eminent domain or purchased by, or sold pursuant to any order of, a governmental authority or otherwise disposed of, including any Net Award, or
(iii) as proceeds of insurance upon any, all or part of the Collateral (other than any liability insurance proceeds payable to the Collateral Agent for any loss, liability or expense incurred by it), including any Insurance Proceeds, or
(iv) as proceeds of any other sale or other disposition of all or any part of the Collateral by or on behalf of the Collateral Agent or any collection, recovery, receipt, appropriation or other realization of or from all or any part of the Collateral pursuant to the Security Documents or otherwise, or (v) for application under this Agreement as provided in this Agreement or any other Security Document, or whose disposition is not otherwise specifically provided for in this Agreement or in any other Security Document, as the case may be.

      "UCC" means the Uniform Commercial Code as in effect from time to time in the State of New York.

      "Unfunded Pension Liabilities" means the excess of current liability over the current value of assets as calculated in the most recent actuarial valuation report with respect to a Single Employer Plan.

      "United States" or "U.S." means the United States of America, its fifty states and the District of Columbia.

      "Voting Stock" of any Person means Capital Stock of such Person which ordinarily has voting power for the election of directors (or Persons performing similar functions) of such Person, whether at all times or only so long as no senior class of securities has such voting power by reason of any contingency.

      "Wells Fargo" is defined in the preamble to this Agreement.

      "Wholly-Owned Subsidiary" means, with respect to any Person, a Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than capital stock constituting directors' qualifying shares or interests held by directors or shares or interests required to be held by foreign nationals, to the extent mandated by applicable law) are owned by such Person or by one or more Wholly-Owned Subsidiaries of such Person.

      "Withdrawal Liability" has the meaning set forth under Part I of Subtitle E of Title IV of ERISA.

      "Working Capital" means, for any period, with respect to any Person, (i) its consolidated current assets (excluding cash and cash equivalents), minus
(ii) its
consolidated current liabilities (excluding current maturities in respect of its long term Indebtedness), determined in accordance with GAAP.

      SECTION 1.2. Use of Defined Terms. Unless otherwise defined or the context otherwise requires, terms for which meanings are provided in this Agreement shall have such meanings when used in the Disclosure Schedule and in each other Loan Document, notice and other communication delivered from time to time in connection with this Agreement or any other Loan Document.

      SECTION 1.3. Cross-References. Unless otherwise specified, references in this Agreement and in each other Loan Document to any Article or Section are references to such Article or Section of this Agreement or such other Loan Document, as the case may be, and, unless otherwise specified, references in any Article, Section or definition to any clause are references to such clause of such Article, Section or definition.

      SECTION 1.4. Accounting and Financial Determinations. Unless otherwise specified, all accounting terms used herein or in any other Loan Document shall be interpreted, all accounting determinations and computations hereunder or thereunder shall be made, and all financial statements required to be delivered hereunder or thereunder shall be prepared in United States Dollars and in accordance with those United States generally accepted accounting principles ("GAAP"), as in effect from time to time and, unless otherwise expressly provided herein, shall be computed or determined on a consolidated basis and without duplication.

      SECTION 1.5. Use of UCC Terms. Unless the context otherwise requires, the terms "accounts receivable", "inventory" and "general intangibles" shall have the meanings ascribed thereto in the UCC.

      SECTION 1.6. Officers' Certificates and Opinions. Every Officers' Certificate or Opinion of Counsel with respect to compliance with a covenant or condition provided for in this Agreement or any other Loan Document shall be addressed to the Administrative Agent and each of the Lenders and shall include:

            (a) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

            (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinion contained in such certificate or opinion are based;

            (c) a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

            (d) a statement as to whether, in the opinion of each such individual, such covenant or condition has been complied with.

Absent any actual knowledge to the contrary, the Administrative Agent may rely on any such certificate without further inquiry.

                                   ARTICLE II

                         NEW DEBT, PROCEDURES AND NOTES

      SECTION 2.1. Old Debt for New Debt. On the terms and subject to the conditions of this Agreement (including Article V), on the Closing Date, in exchange for the cancellation and extinguishment of the Old Debt pursuant to and in accordance with the Plan of Reorganization, the Borrower shall (together with such other actions as are required of the Borrower or as are deemed to occur pursuant to the Plan of Reorganization, including the issuance of the New Tranche A Notes, the New Tranche B Notes and the New Common Stock) incur (and shall without more be deemed to have continued and incurred) indebtedness in an aggregate principal amount of $4,578,126 hereunder, which indebtedness shall be owed by the Borrower to each Lender in an amount equal to the amount distributed to each Lender pursuant to, and in accordance with, the Plan of Reorganization and set forth opposite such Lender's name on its signature page hereto (such amount relative to such Lender, its "Term Loans", it being acknowledged by the parties hereto that each Lender's signature on the signature page of that certain election form distributed to holders of Old Debt and substantially in the form of Exhibit H hereto, which signature pages and signatures are attached to, and form a part of, this Agreement, shall constitute the signature of such Lender to this Agreement). No amounts paid or prepaid with respect to any Term Loans may be reborrowed.

      SECTION 2.2. Lenders Not Permitted or Required to Make Loans. No Lender shall be permitted or required to, and no Obligor shall request any Lender to make any loan to the Borrower, to any other Obligor or to any Affiliate of any Obligor under or pursuant to this Agreement other than the exchange of Old Debt for New Debt as set forth in Section 2.1.

      SECTION 2.3. Term Notes. Each Lender's Term Loans shall be evidenced by a Term Note payable to the order of such Lender in a principal amount equal to such Lender's Term Loan. The Borrower hereby irrevocably authorizes each Lender to make (or cause to be made) appropriate notations on the grid attached to such Lender's Term Note (or on any continuation of such grid), which notations, if made, shall evidence, inter alia, the date of, the outstanding principal amount of, and the interest rate and Interest Period applicable to the Term Loans evidenced thereby. Such notations shall be conclusive and binding on the Borrower absent manifest error; provided, however, that the failure of any Lender to make any such notations in respect of any Term Loans shall not limit or otherwise affect any Obligations of the Borrower or any other Obligor.

                                  ARTICLE III

                   REPAYMENTS, PREPAYMENTS, INTEREST AND FEES

      SECTION 3.1. Repayments and Prepayments; Application.

      SECTION 3.1.1 Repayments and Prepayments. The Borrower shall repay in full the unpaid principal amount of each Term Loan upon the Stated Maturity Date. The
Borrower:

            (a) may, from time to time on any Business Day prior to the Stated Maturity Date, make a voluntary prepayment, in whole or in part, of the outstanding principal amount of any Term Loans upon notice to the Administrative Agent, which notice shall specify the date of prepayment and the amount of prepayment; provided, however, that

                  (i) any such prepayment shall be made pro rata among
            outstanding Term Loans of all Lenders;

                  (ii) all such voluntary prepayments shall require at least one
            Business Day's notice; and

                  (iii) all such voluntary partial prepayments shall be in an aggregate minimum amount of $1,000,000 or any larger integral multiple of $1,000,000 or in the aggregate principal amount of all Term Loans then outstanding;

            (b) shall make a mandatory prepayment of the Term Loans on account of Net Proceeds or Collateral Proceeds in accordance with Section 7.2.6;

            (c) shall make a mandatory prepayment of the Term Loans on account of Minimum Quarterly Prepayments or Liquidity Quarterly Prepayments and comply with the other covenants set forth in this Section 3.1.1(c) as follows:

                  (i) within 45 days of the end of each Calendar Quarter in the
            Borrower's Fiscal Year 2001 and 2002, the Borrower shall make a mandatory prepayment of the Term Loans pro rata among outstanding Term Loans of all Lenders, together with accrued interest to the date of such prepayment on the principal amount prepaid, in an amount equal to the Minimum Quarterly Prepayment for such Calendar Quarter;

                  (ii) within 60 days of the end of each Calendar Quarter in each of the Borrower's Fiscal Years form and including Fiscal Year 2003 and up to and including Fiscal Year 2006, the Borrower shall make a mandatory prepayment of the Term Loan pro rata among outstanding Term Loans of all the Lenders, together with accrued interest to the date of such prepayment on the principal amount prepaid, in an amount equal to the greater of the Liquidity Quarterly Prepayment for such date and the Minimum Quarterly Prepayment for such Calendar Quarter; and

                  (iii) in respect of each mandatory prepayment made by or on behalf of the Borrower pursuant to Section 3.1.1.(c)(i) or Section 3.1.1(c)(ii), the Borrower shall provide to the Administrative Agent a certificate of the chief financial officer of the Borrower certifying the amount of the Minimum Quarterly Prepayment or the Liquidity Quarterly Prepayment and setting out in reasonable detail the calculation and methods used in determining the Minimum Quarterly Prepayment and/or the Liquidity Quarterly Prepayment, as the case may be, and such other information as the Trustee may reasonably request.

            (d) shall, on the Stated Maturity Date, make a scheduled repayment of all the outstanding principal amount of all Term Loans (in each case as such amounts may have otherwise been reduced by prepayment by the Borrower pursuant to this Agreement);

            (e) shall make a mandatory prepayment of all the outstanding principal amount of all the Term Loans upon the occurrence of a Change of Control;

            (f) shall, immediately upon the acceleration of the Stated Maturity Date of any Term Loans pursuant to Section 9.2 or Section 9.3, repay all outstanding Term Loans, unless, pursuant to Section 9.3, only a portion of all Term Loans are so accelerated (in which case the portion so accelerated shall be so prepaid); and

            (g) shall make a mandatory prepayment of the Term Loans on account of the Net Offering Proceeds in accordance with Section 7.1.19.

Each prepayment of any Term Loans made pursuant to this Section shall be without premium or penalty and any prepayment pursuant to Sections 3.1.1(a), (b) and (g) shall be subject to the terms of the Common Security and Intercreditor Agreement and Section 11.16 hereof.

      SECTION 3.1.2 Application. Each prepayment of Term Loans made pursuant to clause (b), (c) or (g) of Section 3.1.1 shall be applied to the outstanding principal amount of all Term Loans, except that, (i) with respect to the amount of any such prepayment, the Administrative Agent will as soon as is practicable (but in any event (A) no later than the date on which the Borrower has provided such prepayment to the Administrative Agent so long as the Administrative Agent receives such funds no later than 11.00 A.M., New York City time, on such date or (B) no later than the next Business Day if received thereafter) provide notice of such prepayment to each Lender prior to the distribution of the funds from such prepayment, and (ii) each Lender will have, in its sole discretion, the right to refuse any such prepayment by giving written notice of such refusal to the Administrative Agent within three Business Days after such Lender's receipt of notice from the Administrative Agent of such prepayment.

      SECTION 3.2. Interest Provisions. Interest on the outstanding principal amount of the Term Loans shall accrue at the rates and be payable in accordance with this Section 3.2.

      SECTION 3.2.1 Rates. Each Term Loan shall accrue interest on the unpaid principal amount thereof for each day at a rate per annum equal to the sum of the three-month LIBOR plus 3.50% per annum until such Term Loan is paid in full.

      SECTION 3.2.2 Post-Maturity Rates. Upon the occurrence and continuance of
(a) any Default described in Section 9.1.1, or (b) any Event of Default which shall remain uncured for 10 days (without giving effect to any grace period therefor), all Term Loans shall bear, and the Borrower shall pay, but only to the extent permitted by law, interest (after as well as before judgment) thereon at a rate per annum equal to the rate that would otherwise be applicable to such Term Loans pursuant to Section 3.2.1 plus 2.0% on each Monthly Payment Date in arrears.

      SECTION 3.2.3 Payment Dates. Interest accrued on each Term Loan shall be payable by the Borrower, without duplication:

            (a) on the Stated Maturity Date therefor;

            (b) on the date of any payment or prepayment, in whole or in part, of principal outstanding on such Term Loan;

            (c) on March 31, 2002, and quarterly thereafter on each June 30, September 30, December 31 and March 31 of each year up to and including September 30, 2006; and

            (d) on that portion of any Term Loans the Stated Maturity Date of which is accelerated pursuant to Section 9.2 or Section 9.3, immediately upon such acceleration.

Interest accrued on Term Loans or other monetary Obligations arising under this Agreement or any other Loan Document after the date such amount is due and payable (whether on the Stated Maturity Date, upon acceleration or otherwise) shall be payable upon demand.

      SECTION 3.3. Fees. The Borrower agrees to pay the fees set forth in this
Section 3.3. All such fees shall be non-refundable.

      SECTION 3.3.1 Administrative Agent Fee. The Borrower agrees to pay an annual administration fee to the Administrative Agent, for its own account, in the amounts mutually agreed to between the Borrower and the Administrative Agent, payable in advance on the Closing Date and annually thereafter for so long as this Agreement shall remain in effect.

                                   ARTICLE IV

                            CERTAIN OTHER PROVISIONS

      SECTION 4.1. Taxes. (a) All payments by the Borrower of principal of, and interest on, the Term Loans and all other amounts payable hereunder (including any payment by any of the Guarantors) shall be made free and clear of and without deduction for any present or future income, excise, stamp, documentary, property or franchise taxes and other taxes, fees, duties, levies, imposts, deductions, withholdings or other charges of any nature whatsoever imposed by any taxing authority, including, without limitation, any penalties, interest or additions to tax with respect thereto, but excluding franchise taxes and taxes imposed on or measured by any Lender's net income or receipts (such non-excluded items being called "Taxes"). In the event that any withholding or deduction from any payment to be made hereunder by the Borrower or any Guarantor is required in respect of any Taxes pursuant to any applicable law, rule or regulation, then the Borrower or such Guarantor will: (i) pay directly to the relevant authority the full amount required to be so withheld or deducted; (ii) promptly forward to the Administrative Agent an official receipt or other documentation satisfactory to the Administrative Agent evidencing such payment to such authority; and (iii) pay to the Administrative Agent for the account of the Lenders such additional amount or amounts as is necessary to ensure that the net amount actually received by each Lender will equal the full amount such Lender would have received had no such withholding or deduction been required; provided, however, that no Obligor shall be required to increase any such amount payable to any Lender with respect to any such Taxes that are (A) attributable to such Lender's failure to comply with the requirements of this Section, (B) withholding taxes imposed on amounts payable to such Lender if the obligation to withhold existed on such date, or (C) withholding taxes imposed solely as a result of any action or inaction of the Lender occurring after the date the Lender becomes a Lender other than a change in law or regulation or the introduction of any law or regulation or a change in interpretation or administration of any law.

            (b) Moreover, if any Taxes are directly asserted against the Administrative Agent or any Lender with respect to any payment received by the Administrative Agent or such Lender hereunder, the Administrative Agent or such Lender may pay such Taxes and the Borrower will promptly pay such additional amounts (including any penalties, interest or expenses due solely by reason of the action or inaction of the Borrower) as is necessary in order that the net amount received by such person after the payment of such Taxes (including any Taxes on such additional amount) shall equal the amount such person would have received had not such Taxes been asserted subject to the limitation in Section 4.1(c).

            (c) If the Borrower (or in the case of a direct payment pursuant to the terms of this Agreement by any Guarantor, such Guarantor) fails to pay any Taxes when due to the appropriate taxing authority or fails to remit to the Administrative Agent, for the account of the respective Lenders, or the Lenders, as the case may be, the required receipts or other required documentary evidence, the Borrower, or such Guarantor, shall indemnify the Lenders for any incremental Taxes, interest or penalties that may become payable by any Lender as a result of any such failure. For purposes of this
Section 4.1, a distribution hereunder by the Administrative Agent or any Lender to or for the account of any Lender shall be deemed a payment by the Borrower. The agreements in this Section 4.1 shall survive termination of this Agreement and payment of the Term Loans and all other amounts payable hereunder for a period of nine (9) months thereafter.

            (d) Each Lender (or any Assignee Lender) that is not a United States person described in Section 7701(a)(30) of the Code (such Lender or Assignee Lender being a "Non-U.S. Lender") shall deliver to the Borrower and the Administrative Agent (or, in the case of a Participant, to the Lender from which the related participation shall have been purchased) two copies of either (i) Internal Revenue Service Form W-8BEN or Internal Revenue Service Form W-8ECI, as appropriate, or any successor form prescribed by the Internal Revenue Service, or (ii) in the case of a Non-U.S. Lender claiming exemption from U.S. federal withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of "portfolio interest," an Internal Revenue Service Form W-8BEN, or any subsequent versions thereof or successors thereto and an annual certificate representing, under penalty of perjury, that such Non-U.S. Lender is not a "bank" for purposes of Section 881(c) of the Code, is not a 10-percent shareholder (within the meaning of Section 871(h)(3)(B) of the Code) of the Borrower and is not a controlled foreign corporation related to the Borrower (within the meaning of Section 864(d)(4) of the Code), properly completed and duly executed by such Non-U.S. Lender claiming complete exemption from, or a reduced rate of, U.S. federal withholding tax on all payments by the Borrower under this Agreement and the other Loan Documents. Such forms shall be delivered by each Non-U.S. Lender on or before the date it becomes a party to this Agreement (or, in the case of any Participant, on or before the date such Participant purchases the related participation) and, if necessary, obtain any extensions of time reasonably requested by the Borrower or Administrative Agent for filing and completing such forms. In addition, each Non-U.S. Lender shall deliver such forms on or before the expiration or obsolescence and promptly upon the invalidity of any form previously delivered by such Non-U.S. Lender and after the occurrence of any event requiring a change in the most recently provided form and, if necessary, obtain any extensions of time reasonably requested by the Borrower or the Administrative Agent for filing and completing such forms. Each Non-U.S. Lender agrees, to the extent legally entitled to do so, upon reasonable request by the Borrower, to provide to the Borrower (for the benefit of the Borrower and the Administrative Agent) such other forms as may be reasonably required in order to establish the legal entitlement of such Lender to an exemption from withholding with respect to payments of interest under this Agreement or the other Loan Documents; provided that in determining the reasonableness of such a request, such Lender shall be entitled to consider the cost of complying with such request (to the extent unreimbursed by the Borrower) that would be imposed on such Lender. Each Non-U.S. Lender shall promptly notify the Borrower at any time it determines that it is no longer in a position to provide any previously delivered certificate to the Borrower (or any other form of certification adopted by the U.S. taxing authorities for such purpose). Notwithstanding any other provision of this Section 4.1(d), a Non-U.S. Lender shall not be required to deliver any form pursuant to this Section 4.1(d) that such Non-U.S. Lender is not legally able to deliver.

            (e) Any Lender claiming any additional amounts payable pursuant to this Section 4.1 shall use its reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to change the jurisdiction of its applicable lending office if the making of such a change would avoid the need for, or reduce the amount of, any such additional amounts that would be payable or may thereafter accrue and would not, in the sole determination of such Lender, be otherwise disadvantageous to such Lender in any manner.

      SECTION 4.2. Payments, Computations, etc. Unless otherwise expressly provided, all payments by or on behalf of the Borrower pursuant to this Agreement, the Term Notes or any other Loan Document shall be made by the Borrower to the Administrative Agent for the pro rata account of the Lenders and for the account of the Administrative Agent, as applicable. All such payments required to be made to the Lenders or the Administrative Agent (whether for the account of the Administrative Agent or the Lenders or both) shall be made, without setoff, deduction or counterclaim, not later than 12:00 p.m. (New York City time) on the date due, in same day or immediately available funds, to such account as the Administrative Agent shall specify from time to time by notice to the Borrower. Funds received after that time shall be, deemed to have been received by the Administrative Agent on the next succeeding Business Day. The Administrative Agent shall promptly remit in same day funds to each Lender its share, if any, of such payments received by the Administrative Agent for the account of such Lender. All interest and fees shall be computed on the basis of the actual number of days (including the first day but excluding the last day) occurring during the period for which such interest or fee is payable over a year comprised of 360 days. Whenever any payment to be made shall otherwise be due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in computing interest and fees, if any, in connection with such payment.

      SECTION 4.3. Sharing of Payments. If any Lender shall obtain any payment or other recovery (whether voluntary, involuntary, by application of setoff or otherwise) on account of any Term Loan in excess of its pro rata share of payments then or therewith obtained by all Lenders entitled thereto, such Lender shall purchase from the other Lenders such participations in the Term Loans made by them as shall be necessary to cause such purchasing Lender to share the excess payment or other recovery ratably with each of them; provided, however, that if all or any portion of the excess payment or other recovery is thereafter recovered from such purchasing Lender, the purchase shall be rescinded and each Lender which has sold a participation to the purchasing Lender shall repay to the purchasing Lender the purchase price to the ratable extent of such recovery together with an amount equal to such selling Lender's ratable share (according to the proportion of (a) the amount of such selling Lender's required repayment to the purchasing Lender in respect of such recovery, to (b) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. The Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section may, to the full extent permitted by law, exercise all its rights of payment (including pursuant to Section 4.4) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation. If, on or after the Closing Date, under any applicable bankruptcy, insolvency or other similar law, any Lender receives a secured claim in lieu of a setoff to which this Section applies, such Lender shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Lenders entitled under this Section to share in the benefits of any recovery on such secured claim.

      SECTION 4.4. Setoff. Each Lender shall, upon the occurrence of any Event of Default described in clause (a) or (b) of Section 9.1.10 with respect to any Obligor or, with the consent of the Required Lenders, upon the occurrence of any other Event of Default, to the full extent permitted by law, have the right to appropriate and apply to the payment of the Obligations then owing to it (whether or not then due), and (as security for such Obligations) the Borrower and each Guarantor hereby grant to each Lender a continuing security interest in, any and all balances, credits, deposits, accounts or moneys of the Borrower and each Guarantor then or thereafter maintained with or otherwise held by such Lender; provided, however, that any such appropriation and application shall be subject to the provisions of Section 4.3. Each Lender agrees promptly to notify the Borrower (or if applicable, the relevant Guarantor) and the Administrative Agent after any such setoff and application made by such Lender; provided, however, that the failure to give such notice shall not affect the validity of such setoff and application. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff under applicable law or otherwise) which such Lender may have.

                                   ARTICLE V

                    CONDITIONS TO EFFECTIVENESS OF AGREEMENT

      Each Lender's obligation to exchange Old Debt for New Debt and its other obligations in respect of the Term Loans, and the effectiveness of this Agreement, shall be subject to the prior or concurrent satisfaction of each of the conditions precedent set forth in this Article V (the latest date upon which all of such conditions precedent are satisfied, the "Closing Date"). The Closing Date shall be no later than December 31, 2001, shall be specified in an Officer's Certificate of PCI and the Borrower and shall be agreed to by the Creditor's Committee Lenders and the Administrative Agent.

      SECTION 5.1. Resolutions etc. The Lenders and the Administrative Agent shall have received from each Obligor a certificate, dated the Closing Date, of its secretary or assistant secretary (a) stating that attached thereto is a true and complete copy of such Obligor's by-laws or equivalent organizational document as in effect on the Closing Date and at all times since the date of the resolutions described in clause (b) of this Section 5.1, (b) stating that attached thereto is a true and complete copy of resolutions duly adopted by its Board of Directors authorizing the execution, delivery and performance of each Loan Document to be executed by it and that such resolutions have not been modified, rescinded or amended and are in full force and effect, (c) stating that the certificate of incorporation or equivalent constitutive document of such Obligor has not been amended since the date of the last amendment thereto shown on the certificate of good standing furnished pursuant to Section 5.1.1 hereof, and (d) as to the incumbency and signatures of those of its officers authorized to act with respect to each Loan Document executed by it, upon which certificate the Administrative Agent and each Lender may conclusively rely until it shall have received a further certificate of the secretary or assistant secretary of such Obligor canceling or amending such prior certificate.

      SECTION 5.1.1 Secretary of States' Certificates. The Lenders and the Administrative Agent shall have received a copy of the certificate of incorporation or other equivalent constitutive document of each Obligor, as in effect on the Closing Date, certified by the Secretary of State of its jurisdiction of incorporation or organization, and a certificate from such Secretary of State as to the good standing of such Obligor, in each case as of a date reasonably close to the Closing Date.

      SECTION 5.2. Loan Documents. The Lenders shall have received this Agreement, duly executed and delivered by each of the Administrative Agent, the Lenders, the Borrower, PCI and the other Guarantors and shall have received each other Loan Document duly executed and delivered by each of the parties thereto.

      SECTION 5.3. Delivery of Term Note. Each Lender shall have received its Term Note duly executed and delivered by the Borrower and the Guarantors.

      SECTION 5.4. Mortgages of Real Property Situated in the United States. PCI or the Borrower shall have caused to be delivered to the Lenders, with copies to the Administrative Agent and the Collateral Agent, the following documents and instruments with regard to each Mortgaged Property located in Henderson, Nevada, St. Gabriel, Louisiana (including the Pipeline), Tacoma, Washington, Antioch, California, and Pittsburg, California, providing for first priority mortgages:

            (a) a Mortgage, duly executed by the owner of the applicable Mortgaged Property, and dated as of the Closing Date, together with evidence of the due recordation thereof in the appropriate recording office of the political subdivision where such Mortgaged Property is situated (or evidence reasonably satisfactory to the Creditors' Committee Lenders that each Mortgage, as appropriate, has been delivered to a nationally-recognized title insurance company for recording and that all fees, taxes and other expenses associated with such recording have been paid);

            (b) a mortgagee policy of title insurance (or endorsement thereto, as appropriate) in favor of the Collateral Agent, issued by such title insurance company, in such amounts, with such endorsements, affirmative coverages, and reinsurance agreements as the Creditors' Committee Lenders shall reasonably require, and otherwise in form and substance reasonably satisfactory to the Creditors' Committee Lenders, insuring each Mortgage as a first lien on the property and interests covered thereby subject only to such other matters as are acceptable to the Collateral Agent, together with evidence that all premiums in respect of such policies have been paid in full and true and complete copies of all documents referred to therein;

            (c) certified perimeter surveys of the real property covered by each Mortgage by registered surveyors as of a date and in form and substance acceptable to the Creditors' Committee Lenders, bearing legal descriptions conforming exactly to those contained in the title insurance policy referred to in the immediately preceding clause (b); indicating the length of exterior boundary lines of the Mortgaged Property, locations of all buildings, utility or other easements, showing the location of all easements of record, encroachments, if any, and means of access to the real property from a public way; and the surveyor's original certification to the Collateral Agent and the title insurance company issuing the policies described in the preceding clause (b) of this Section 5.4 and in the case of surveys with respect to the Mortgaged Properties in Henderson, Nevada, and St. Gabriel, Louisiana, such "affidavits of no change" as may be required by such title companies to omit the standard survey exception from such title insurance policies or endorsements;

            (d) evidence reasonably satisfactory to the Creditors' Committee Lenders of all filings of financing statements under the UCC necessary or desirable to perfect the lien granted by each Mortgage, together with such searches of UCC, judgment and tax lien records as the Creditors' Committee Lenders shall reasonably require;

            (e) policies or certificates of insurance with respect to the insurance required to be maintained in respect of the property covered by each Mortgage pursuant to the terms of the Common Security and Intercreditor Agreement, naming the Collateral Agent as loss payee or additional named insured, as appropriate;

            (f) a non-disturbance and attornment agreement among Saguaro Power Company, a Limited Partnership and the Collateral Agent with respect to the first priority lien Nevada Mortgage, each in form and substance acceptable to the Creditors' Committee Lenders;

            (g) a Waiver of the Nevada "One-Action Rule" by the Guarantors with respect to this Agreement, the New Tranche A Notes Indenture and the New Tranche B Notes Indenture, each in form and substance acceptable to the Creditors' Committee Lenders; and

            (h) such other agreements, instruments, approvals, consents, opinions, or documents as the New Tranche B Notes Indenture Trustee, the Administrative Agent, the New Tranche A Notes Indenture Trustee, the Collateral Agent, the Lenders or their respective counsel may reasonably request. Notwithstanding the foregoing Sections 5.4(b) and (c), the survey and title opinion (or title insurance) requirements with respect to the Pipeline are set forth in the Common Security and Intercreditor Agreement.

      SECTION 5.5. Mortgages of Real or Immovable Property Situated in Canada. PCI or the Borrower shall have caused to be delivered to the Lenders, with copies to the

Administrative Agent and the Collateral Agent, the following documents and instruments with regard to each Mortgaged Property located in Dalhousie, New Brunswick, Mississauga and Cornwall, Ontario:

            (a) a Mortgage (which for Mortgaged Property located in the province of Quebec shall be the Quebec Mortgage and Security Agreement), duly executed by PCI Chemicals Canada Company and dated as of the Closing Date, together with evidence of the due registration thereof in the appropriate recording office of the registration division where such Mortgaged Property is situated;

            (b) certificates of location, surveyors reports or other certified perimeter surveys of the Mortgaged Property covered by each such Mortgage prepared by registered surveyors as of a date and in form and substance acceptable to the Creditors' Committee Lenders, bearing legal descriptions conforming exactly to those contained in the relevant Mortgage indicating the length of exterior boundary lines of the Mortgaged Property, locations of all buildings, utility or other easements, showing the location of all easements of record, encroachments, if any, and means of access to the real property from a public way; and the surveyor's original certification to the Collateral Agent;

            (c) title opinions rendered in form and substance satisfactory to the Creditors' Committee Lenders respecting the title of PCI Chemicals Canada Company to such Mortgaged Property;

            (d) evidence reasonably satisfactory to the Creditors' Committee Lenders of all registrations necessary or desirable to perfect the lien granted by each Mortgage, together with such reports on movable and personal property searches, judgment and tax lien records as the Creditors' Committee Lenders shall reasonably require;

            (e) policies or certificates of insurance with respect to the insurance required to be maintained in respect of the property covered by each Mortgage pursuant to the terms of the Common Security and Intercreditor Agreement, naming the Collateral Agent as loss payee pursuant to an acceptable mortgage endorsement;

            (f) such other agreements, instruments, approvals, consents, opinions, or documents as the New Tranche A Notes Indenture Trustee, the New Tranche B Notes Indenture Trustee, the Administrative Agent, the Collateral Agent, the Lenders or their respective counsel may reasonably request.

      SECTION 5.6. Security Documents. PCI or the Borrower shall have caused to be delivered to the Lenders, with copies to the Administrative Agent and Collateral Agent, each of the Security Documents (including the Quebec Mortgage and Security Agreement but not including the other Mortgages), duly executed and delivered by each party thereto, together with:

            (a) duly executed UCC-1 financing statements or other financing statements or registration documents under the provisions of the UCC or any other applicable state or provincial law in proper form for filing in each office where such filing is necessary or appropriate to grant to the Collateral Agent the Liens of the character and priority contemplated by such Security Documents;

            (b) share certificates (or other certificates representing Capital Stock that is not in the form of shares) representing all Pledged Shares (as defined in the Common Security and Intercreditor Agreement) and undated stock powers (or other appropriate powers in respect of Capital Stock that is not in the form of shares) for such certificates executed and endorsed in blank; and

            (c) evidence that all other actions necessary to perfect and protect and set-up against third persons the Liens created by such Security Documents have been taken.

      SECTION 5.7. Transaction Documents. The Lenders and the Administrative Agent shall have received executed and delivered copies of all other Transaction Documents, certified to be true and complete copies thereof by an Authorized Officer of PCI and the Borrower, and the Creditors' Committee Lenders shall, as provided for in the Plan of Reorganization, be reasonably satisfied with the form of each such Transaction Document.

      SECTION 5.8. Canadian Corporate Reorganization. PCI Chemicals Canada Inc./PCI Chimie Canada Inc. shall have been duly continued under the laws of the province of Nova Scotia, shall have incorporated a Nova Scotia unlimited liability company as a wholly-owned subsidiary and shall have amalgamated with such subsidiary, such that the resulting company is (a) an unlimited liability company duly and validly subsisting under the laws of the province of Nova Scotia, and (b) a disregarded entity for U.S. Federal income tax purposes (the "Canadian Corporate Reorganization").

      SECTION 5.9. Confirmation Orders. The Lenders and the Administrative Agent shall have received a certificate of the secretary or assistant secretary of PCI and the Borrower, dated as of the Closing Date, certifying:

            (a) that attached thereto are true, correct and complete copies of each of the Confirmation Orders (including the Plan of Reorganization attached to such Confirmation Orders) and;

            (b) that no appeal or motion for rehearing has been filed in connection with such Confirmation Orders.

      SECTION 5.10. Plan of Reorganization. The terms and conditions of the Plan of Reorganization shall not have been amended or modified from the form of the Plan of Reorganization attached to the Confirmation Orders without the prior approval of the Lenders; provided, however, that modifications which in the judgment of the Creditors' Committee Lenders do not impair or adversely affect the rights of the Lenders may be implemented without such approval.

      SECTION 5.11. Conditions Precedent to the Effectiveness of the Plan of Reorganization, etc. All conditions precedent to the effectiveness of the Plan of Reorganization shall have been satisfied or waived in accordance with the terms of the Plan of Reorganization, the Confirmation Order shall have become a Final Order and the Effective Plan Date shall have occurred.

      SECTION 5.12. Implementation of Plan of Reorganization. The transactions contemplated by the Plan of Reorganization to have been consummated on or before the Closing Date shall have been consummated on or before the Closing Date in accordance with terms of the Plan of Reorganization, including the issuance of the New Common Stock, the New Tranche A Notes, the New Tranche B Notes and the granting of Liens securing the Collateral.

      SECTION 5.13. [Intentionally Omitted.]

      SECTION 5.14. [Intentionally Omitted.]

      SECTION 5.15. Litigation. There shall exist no pending or threatened material litigation, proceedings or investigations with respect to any of the Obligors which could reasonably be expected to have a Material Adverse Effect.

      SECTION 5.16. Consents and Approvals, etc. All governmental, judicial and third party approvals necessary or advisable in connection with each aspect of the Loan Documents and the Transaction Documents, and the transactions contemplated therein, and the continuing operations of each Obligor and each Obligor Subsidiary shall have been obtained and be in full force and effect or waived, and all applicable waiting periods shall have expired without any action being taken or threatened by any competent authority which would restrain, prevent or otherwise impose adverse conditions on any aspect of the Loan Documents and the Transaction Documents, or the transactions contemplated therein.

      SECTION 5.17. Opinions of Counsel. The Administrative Agent, the Collateral Agent and the Lenders shall have received favorable opinions, dated the Closing Date and addressed to the Administrative Agent, the Collateral Agent and each Lender from:

            (a) Weil Gotshal & Manges, special New York counsel and tax counsel to each Obligor, in form and substance satisfactory to counsel to the Creditors' Committee Lenders and counsel to the Administrative Agent,

            (b) McNamara, Dodge, Ney, Beatty, Slattery & Pfalzer LLP, special California counsel to each Obligor regarding matters of California law, in form and substance satisfactory to counsel to the Creditors' Committee Lenders and counsel to the Administrative Agent,

            (c) Jones Vargas, special Nevada counsel to each Obligor regarding matters of Nevada law, in form and substance satisfactory to counsel to the Creditors' Committee Lenders and counsel to the Administrative Agent,

            (d) Kean, Miller, Hawthorne, D'Armond, McCowan & Jarman, L.L.P., special Louisiana counsel to each Obligor regarding matters of Louisiana law, in form and substance satisfactory to counsel to the Creditors' Committee Lenders and counsel to the Administrative Agent,

            (e) Preston, Gates & Ellis LLP, special Washington counsel to each Obligor regarding matters of Washington law, in form and substance satisfactory to counsel to the Creditors' Committee Lenders and counsel to the Administrative Agent,

            (f) Stikeman Elliott, special Canadian, Ontario and Quebec counsel to each Obligor, in form and substance satisfactory to counsel to the Creditors' Committee Lenders and counsel to the Administrative Agent, and

            (g) Stewart McKelvey Stirling Scales, special Nova Scotia and New Brunswick counsel to each Obligor, in form and substance satisfactory to counsel to the Creditors' Committee Lenders and counsel to the Administrative Agent.

      SECTION 5.18. No Default, Compliance with Representations and Warranties and Closing Date Certificates. On the Closing Date,

            (a) the representations and warranties set forth in Article VI hereof and in each other Loan Document shall, in each case, be true and correct as if made on the Closing Date, except to the extent they relate to an earlier date, in which case they shall be true and correct as of such earlier date, and no Default shall have occurred and be continuing; and

            (b) the Lenders and the Administrative Agent shall have received the Closing Date Certificates, substantially in the form of Exhibit E hereto, dated the Closing Date, and duly executed and delivered by the chief executive or financial (or equivalent) Authorized Officer of the Borrower and of each other Obligor certifying as to the matters set forth in
      Section 5.18(a).

      SECTION 5.19. Closing Fees, Expenses, etc. The Administrative Agent and the Collateral Agent shall have received, each for its own respective account, as the case may be, all fees, costs and expenses due and payable pursuant to Sections 3.3 and 11.3 or any other Loan Document or Transaction Document if such fees shall have by then been invoiced.

      SECTION 5.20. Satisfactory Legal Form. All documents executed or submitted pursuant hereto by or on behalf of the Borrower, any other Obligor or any Obligor Subsidiary shall be satisfactory in form and substance to the Creditors' Committee Lenders and their counsel; the Creditors' Committee Lenders and their counsel shall have received all other information, approvals, opinions, documents or instruments as the Creditors' Committee Lenders and their counsel may reasonably request.

                                   ARTICLE VI

                         REPRESENTATIONS AND WARRANTIES

      In order to induce the Lenders and the Administrative Agent to enter into this Agreement and to make, maintain and continue the Term Loans hereunder, each Obligor represents and warrants unto the Administrative Agent and each Lender as set forth in this Article VI.

      SECTION 6.1. Organization, etc. Each Obligor and each Obligor Subsidiary is a corporation or entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its respective incorporation or organization. Each Obligor and each Obligor Subsidiary is in good standing and is duly qualified to do business in each jurisdiction where, because of the nature of its activities or properties, such qualification is required, except for those states in which its failure to qualify to do business could not be reasonably expected to have a Material Adverse Effect and except for the Borrower, which, as of the date hereof, is not qualified to do business in any such jurisdiction other than the State of Delaware. Set forth in Item 6.1 of the Disclosure Schedule is a complete and accurate list of the chief executive office and registered address of each Obligor as of the date hereof (collectively, the "Organizational Matters").

      SECTION 6.2. Due Authorization, Non-Contravention, etc. Each Obligor and each Obligor Subsidiary is duly authorized to execute and deliver this Agreement (including in the case of each Guarantor, the Guaranty of such Guarantor), the Term Notes, and each other Loan Document to be executed by it and is duly authorized to assume or incur indebtedness hereunder and to perform its obligations under this Agreement, the Term Notes and each other Loan Document to be executed by it. The execution, delivery and performance by each Obligor and each Obligor Subsidiary of this Agreement (including, with respect to each Guarantor, its Guaranty), the Term Notes and each other Loan Document to which it is a party do not and will not require any consent, filing or notice with or approval of any governmental agency or authority, except for such consents or approvals which have been obtained and such filings or notices which have been made or given, as the case may be or filings required to perfect the security interests created by the Loan Documents.

      SECTION 6.3. No Conflicts. The execution, delivery and performance by each Obligor and each Obligor Subsidiary of each Loan Document to which it is a party, do not and will not conflict with (a) any provision of law, (b) its Organizational Documents, (c) any agreement binding upon any Obligor or any Obligor Subsidiary, which conflict could reasonably be expected to have a Material Adverse Effect, or (d) any court or administrative order or decree applicable to any Obligor or any Obligor Subsidiary, and in each case do not and will not require, or result in, the creation or imposition of any Lien on the Collateral or on any other asset of any Obligor or any Obligor Subsidiary, other than Liens created under or pursuant to the Security Documents or otherwise permitted by the Security Documents.

      SECTION 6.4. Validity and Binding Effect. This Agreement, the Term Notes and each other Loan Document, when duly executed and delivered, will be legal, valid and binding obligations of each Obligor party hereto or thereto, as applicable, enforceable against each such Obligor in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and principles of equity.

      SECTION 6.5. No Default. Other than as set forth in Item 6.5 ("Defaults") of the Disclosure Schedule, no Obligor or Obligor Subsidiary is in default under any agreement or instrument to which it is a party or by which any of its respective properties or assets is bound or affected, except to the extent that any liability of the Obligors or Obligor Subsidiaries as a result, or in respect, of all such defaults, taken together, could not reasonably be expected to exceed $200,000. No Default has occurred and is continuing.

      SECTION 6.6. [Intentionally Omitted.]

      SECTION 6.7. Insurance. Item 6.7 ("Insurance") of the Disclosure Schedule is a complete and accurate summary of the property and casualty insurance program carried by each Obligor and each Obligor Subsidiary on the date hereof. Such Item 6.7 includes names of insurer(s), policy number(s), expiration date(s), amounts of coverage, types of coverage, the annual premium(s), deductibles and self-insured retention and describes any retrospective rating plan, fronting arrangement or any other self-insurance or risk assumption agreed to by any Obligor or any Obligor Subsidiary or imposed upon any Obligor or any Obligor Subsidiary by any such insurer. This summary also includes any self-insurance program that is in effect.

      SECTION 6.8. Litigation; Contingent Liabilities. (a) As of the date hereof, except for those referred to in Item 6.8 ("Litigation") of the Disclosure Schedule, there are no claims, litigation, arbitration proceedings, including Environmental Claims, or governmental proceedings pending or threatened against or affecting any Obligor or any Obligor Subsidiary or any related party of any Obligor or Obligor Subsidiary.

            (b) As of the date hereof, other than any liability incident to the claims, litigation or proceedings disclosed in Item 6.8 of the Disclosure Schedule or provided for or disclosed in the financial statements referred to in
Section 6.6, neither any Obligor nor any Obligor Subsidiary has any contingent liabilities.

      SECTION 6.9. Liens. None of the Collateral or other property, revenues or assets of any Obligor or any Obligor Subsidiary is subject to any Lien except Liens permitted by Section 7.2.2.

      SECTION 6.10. Subsidiaries. Item 6.10 ("Subsidiaries") lists each Obligor Subsidiary as of the date hereof. Item 6.10 of the Disclosure Schedule sets forth, for each Obligor Subsidiary, a complete and accurate statement of (a) the relevant Obligor's percentage ownership of each of such Subsidiary, (b) the state or other jurisdiction of formation or incorporation of each such Subsidiary, and (c) each state or other jurisdiction in which each such Subsidiary is qualified to do business. Each Obligor Subsidiary has executed and delivered its Guaranty.

      SECTION 6.11. Partnerships; Joint Ventures. As of the date hereof, neither any Obligor nor any Obligor Subsidiary is a partner or joint venturer in any partnership or joint venture other than the partnerships and joint ventures listed in Item 6.11 ("Partnerships and Joint Ventures") of the Disclosure Schedule. Item 6.11 of the Disclosure Schedule sets forth, for each such partnership or joint venture, a complete and accurate statement of (a) each Obligor's or each Obligor Subsidiary's percentage ownership of each such partnership or joint venture, (b) the state or other jurisdiction of formation or incorporation, as appropriate, of each such partnership or joint venture, and
(c) each state or other jurisdiction in which each such partnership or joint venture is qualified to do business.

      SECTION 6.12. Transaction Documents. The New Tranche A Notes, the New Tranche B Notes and the New Other Secured Notes have been issued in accordance with and in compliance with all applicable laws, including the Bankruptcy Laws, the Securities Act, the Securities Acts of each of Canada's provinces, and all other applicable federal, state and provincial securities laws, each as amended. The issuance of the New Tranche A Notes, the New Tranche B Notes and the New Other Secured Notes and the execution and delivery by each Obligor and each Obligor Subsidiary of the other Transaction Documents to which it is a party, the performance by each Obligor and each Obligor Subsidiary of its obligations thereunder, and the consummation of all transactions implementing the Plan of Reorganization (a) have been duly authorized by all necessary corporate and other actions on the part of each Obligor and each Obligor Subsidiary, (b) will not require any consent or approval of any governmental agency or authority that has not been obtained prior to the date hereof, (c) do not conflict with (i) any provision of law, (ii) the Organizational Documents of any Obligor or Obligor Subsidiary, (iii) any agreement binding upon any Obligor or Obligor Subsidiary, the conflict with which could reasonably be expected to have a Material Adverse Effect or (iv) any court or administrative order or decree applicable to any Obligor or Obligor Subsidiary, and (d) do not and will not require, or result in, the creation or imposition of any Lien on the Collateral or any other asset of any Obligor or Obligor Subsidiary (other than the Liens created under the Security Documents or permitted thereunder).

      SECTION 6.13. Intellectual Property. Each Obligor and Obligor Subsidiary possess adequate licenses, patents, patent applications, copyrights, trademarks, trademark applications, trade styles, and tradenames to conduct its business as proposed to be conducted following the implementation of the Plan of Reorganization, other than those which the failure to possess could not reasonably be expected to have a Material Adverse Effect, and all such licenses, patents, patent applications, copyrights, trademarks, trademark applications, trade styles, and tradenames existing on the date hereof of each Obligor and each Obligor Subsidiary are listed in Item 6.13 ("Intellectual Property") of the Disclosure Schedule.

      SECTION 6.14. Solvency. Each Obligor and each Obligor Subsidiary, immediately after giving effect to the implementation of the Plan of Reorganization and


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
on the Closing Date, will be Solvent. As used herein, the term "Solvent" means, with respect to any such entity on a particular date (a) the fair value of the property of such entity is greater than the total amount of liabilities (including contingent liabilities) of such entity, (b) the present fair saleable value of the assets of such entity is greater than the probable liability of such entity on its total existing debts (including contingent liabilities) as they become absolute and matured, (c) such entity will be able to pay its debts and liabilities as they mature and (d) such entity will not have unreasonably small capital for the business in which it is engaged, as now conducted and as proposed to be conducted following the implementation of the Plan of Reorganization.

      SECTION 6.15. Contracts; Labor Matters. Except as disclosed in Item 6.15 ("Contracts and Labor Matters") of the Disclosure Schedule: (a) neither any Obligor nor any Obligor Subsidiary is a party to any contract or agreement, or is subject to any charge, corporate restriction, judgment, decree or order, which could reasonably be expected to have a Material Adverse Effect; (b) as of the date hereof, no labor contract to which any Obligor or any Obligor Subsidiary is a party or is otherwise subject is scheduled to expire prior to the Stated Maturity Date; (c) on the date of this Agreement (i) neither any Obligor nor any Obligor Subsidiary is a party to any labor dispute with any union or group of employees, and (ii) there are no strikes or walkouts relating to any labor contracts to which any Obligor or any Obligor Subsidiary is a party or is otherwise subject, which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

      SECTION 6.16. Employee Benefit Plans. (a) Each Single Employer Plan has been and is being maintained in accordance with its terms and in compliance with all provisions of ERISA and the Code applicable thereto, except where any failure could not reasonably be expected to have a Material Adverse Effect. Except as listed in Item 6.16A ("ERISA Events") of the Disclosure Schedule, no ERISA Event has occurred nor has any other event occurred that may result in an ERISA Event. Each Single Employer Plan has been determined by the United States Internal Revenue Service to qualify under Section 401 of the Code, and the trusts created thereunder have been determined to be exempt from tax under the provisions of Section 501 of the Code, and to the best knowledge of the Obligor nothing has occurred which would cause the loss of such qualification or tax-exempt status. The aggregate amount of Unfunded Pension Liabilities of all Single Employer Plans as of the date hereof does not exceed $ 6.6 million. Except as listed in Item 6.16B ("Employee Benefit Plans") of the Disclosure Schedule, neither any Obligor, Obligor Subsidiary nor ERISA Affiliate has any liability to pay any welfare benefits under any Plan or any employee welfare benefit plan within the meaning of section 3(1) of ERISA to former employees thereof or to current employees with respect to claims incurred after the termination of their employment other than as required by section 4980B of the Code or Part 6 of Subtitle B of Title 1 of ERISA. Each Obligor, Obligor Subsidiary and ERISA Affiliate have complied in all respects with the notice and continuation coverage requirements of Section 4980B of the Code except as could reasonably be expected to have a Material Adverse Effect. As of the date hereof, except as listed in Item 6.16C ("Employee Benefit Litigation") of the Disclosure Schedule, there are no pending or, to the best knowledge of the Obligor, threatened claims, actions or lawsuits, other than routine claims for benefits in the usual and ordinary course, with


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
respect to any Single Employer Plan for which any Obligor, Obligor Subsidiary or ERISA Affiliate may be directly or indirectly liable, through indemnification obligations or otherwise. Neither the Obligor nor any Obligor Subsidiary or ERISA Affiliate has transferred any Unfunded Pension Liability to an entity other than an ERISA Affiliate or otherwise engaged in a transaction that could be subject to Section 4069 or 4212(c) of ERISA. No condition exists or event or transaction has occurred in connection with any Plan that could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and

            (b) Each Canadian Benefit Plan is and has been in all material respects, established, qualified, registered (when required), administered and invested in compliance with all applicable federal and provincial laws (including, without limitation, the Income Tax Act (Canada) and the Supplemental Pension Plans Act (Quebec)) and any applicable collective bargaining agreements, and no event or condition has occurred and is continuing as to which any Obligor or any Obligor Subsidiary would be under an obligation to furnish a report under
Section 7.1.8 hereof. All material obligations of the Obligors under each Canadian Benefit Plan, including contribution obligations, have been satisfied and there are no outstanding defaults or violations in respect thereof.

      SECTION 6.17. Regulations U and X. No Obligor nor any Obligor Subsidiary is engaged in the business of purchasing or selling Margin Stock or extending credit to others for the purpose of purchasing or carrying Margin Stock, and no part of the proceeds of the Term Loans has been or will be used to purchase or carry any Margin Stock or for any other purpose which would violate regulations U or X of the F.R.S. Board.

      SECTION 6.18. Compliance. Each Obligor and each Obligor Subsidiary, and/or each property, operation and facility that each owns, operates or controls, is in compliance with all international, federal, national, state, provincial, regional, local and municipal statutes, laws, rules, regulations, by-laws, guidelines, directives, standards, orders, decrees, judgments, ordinances, permits, certifications, licenses, registrations, approvals, requirements and other authorizations applicable to it, the noncompliance with which could reasonably be expected to have a Material Adverse Effect.

      SECTION 6.19. Taxes. Each Obligor and each Obligor Subsidiary has filed, or caused to be filed, all federal, state, provincial and foreign and other material tax returns which are required to have been filed (or has timely filed extensions) and, after giving effect to the Plan of Reorganization and the Final Order, has paid, or made adequate provisions for the payment of, all of its Taxes which are due and payable (including interest and penalties), except such Taxes, if any, as are being contested in good faith and by appropriate proceedings and as to which such reserves or other appropriate provisions as may be required by GAAP have been maintained. The federal income tax liability of each Obligor and each Obligor Subsidiary has been audited by the Internal Revenue Service and has been finally determined and satisfied (or the time for audit has expired) for all tax years up to and including the tax year ended 1997. No Obligor and no Obligor Subsidiary is aware of any proposed assessment against any Obligor or any Obligor Subsidiary for additional Taxes (or any basis for any such assessment).


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
      SECTION 6.20. Investment Company Act Representation. No Obligor and no Obligor Subsidiary is an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

      SECTION 6.21. Public Utility Holding Company Act Representation. No Obligor and no Obligor Subsidiary is a "holding company" or a "subsidiary company" of a "holding company" or an "affiliate" of a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

      SECTION 6.22. Environmental and Safety and Health Matters. Except as disclosed on Item 6.22 ("Environmental Matters") of the Disclosure Schedule or as to matters that individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect, each Obligor and each Obligor Subsidiary and/or each property, operation and facility that each owns, operates or controls:

            (a) complies, and at all times has complied, in all respects with
      (i) all applicable Environmental Laws, and (ii) all applicable Occupational Safety and Health Laws;

            (b) is not subject to any pending judicial or administrative proceeding alleging any violation of, or liability under, any Environmental Law or Occupational Safety and Health Law;

            (c) has not received any notice which remains outstanding (i) that it may be in violation of, or liable under, any Environmental Law or Occupational Safety and Health Law, (ii) threatening the commencement of any proceeding under any Environmental Law or Occupational Safety and Health Law, or (iii) alleging that it is or may be responsible for any response, cleanup, or corrective action (including any remedial investigation/feasibility studies) at any location under any Environmental Law or Occupational Safety and Health Law;

            (d) has not (in the case of each Obligor or each Obligor Subsidiary), and its directors, officers and employees have not, been declared guilty of committing an offence for a violation of Environmental Laws or Occupational Safety and Health Laws in connection with their affiliations with any Obligor or Obligor Subsidiary, and has not, and its directors, officers and employees have not, ever been fined in respect of or otherwise settled, such a prosecution;

            (e) to the knowledge of the Borrower, is not the subject of any pending federal, state, provincial, regional, municipal or local investigation, including evaluating whether any investigation, remedial action or other response is needed to respond to (i) a Release or threatened Release into the environment of any Hazardous Material, or (ii) any allegedly unsafe or unhealthy condition regulated under any Environmental Law or Occupational Safety and Health Law;

            (f) has not filed any notice under or relating to any Environmental Law or Occupational Safety and Health Law indicating or reporting (i) any past or


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
      present Release or threatened Release into the environment of, or treatment, storage or disposal of, any Hazardous Material, or (ii) any potentially unsafe or unhealthy condition and there exists no basis for such notice irrespective of whether such notice was actually filed;

            (g) has no contingent liability in connection with any Release or threatened Release into the environment of, or otherwise with respect to, any Hazardous Material, whether on any premises owned or occupied by any Obligor or any Obligor Subsidiary or on any other premises, and has not been denied insurance coverage by reason of Hazardous Materials on, under, around or about such premises; and

            (h) is not subject to, or the subject of, any outstanding order, decree, injunction or other arrangement with any governmental authority relating to compliance with, or liability under, any Environmental Law or Occupational Safety and Health Law.

There are no circumstances or conditions, including any Hazardous Materials on, in or under any property or facilities currently or formerly owned, operated or controlled by any Obligor or any Obligor Subsidiary (including such Hazardous Materials that may be contained in underground storage tanks) which could reasonably be expected to result in claims, liability, investigation, or cost pursuant to any Environmental Law or Occupational Safety and Health Law, or which could reasonably be expected to have a Material Adverse Effect.

      SECTION 6.23. Related Agreements and Transaction Documents. As of the date hereof, all representations and warranties of each Obligor contained in any Loan Document (including each of the Security Documents) and all representations and warranties of any Obligor and any Obligor Subsidiary made pursuant to or in respect of the New Tranche A Notes Indenture (and each of the guaranties thereunder), the New Tranche A Notes, the New Tranche B Notes Indenture (and each of the guaranties thereunder) and the New Tranche B Notes (whether such representations and warranties were made to the Administrative Agent or any Lender or to another Person) are true and correct as if made on the date hereof (except for those representations and warranties which are expressly made as of another specified date) and each Obligor party to this Agreement hereby adopts and affirms all such representations and warranties, which each such Obligor agrees shall be incorporated by reference herein and made a part hereof. All such representations and warranties shall survive the implementation of the Plan of Reorganization, the execution and delivery of the Loan Documents and the Transaction Documents and the consummation of the transactions contemplated herein and therein.

      SECTION 6.24. Holding Companies. PCI is a holding company without material assets, operations or business other than the stock of its Subsidiaries. As of the date hereof, no Obligor or Obligor Subsidiary has any Indebtedness other than: Indebtedness in respect of the Term Loans, the Exit Facility, the New Other Secured Notes And Claims, the New Tranche A Notes, the New Tranche B Notes, this Agreement, the Term Loans and the New Tranche A Term Notes.


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
      SECTION 6.25. Security Interests and Priority. As of the Closing Date, the Collateral Agent, for the ratable benefit of the Lenders, the New Tranche A Notes Holders and the New Tranche B Notes Holders, shall have first priority perfected Liens on all the Collateral except for Secondary Collateral (as such term is defined in the Common Security and Intercreditor Agreement) and assets subject to the Liens of the New Other Secured Notes And Claims (in respect of each of which the Collateral Agent shall have second priority perfected Liens). The rights of the Lenders, the New Tranche A Notes Holders and the New Tranche B Notes Holders rank senior in right of payment to all Indebtedness and obligations of each Obligor and each Obligor Subsidiary (except with respect to the Exit Facility, in relation to which such rights rank pari passu).

      SECTION 6.26. Related Business. No Obligor and no Obligor Subsidiary intends to engage, after the Closing Date, in any business other than the Related Business.

      SECTION 6.27. Plan of Reorganization. On or before the Closing Date, the Confirmation Orders became Final Orders, the conditions precedent to the effectiveness of the Plan of Reorganization were satisfied, the Effective Plan Date occurred and each Obligor was and is authorized to, among other things, enter into the Loan Documents and the Transaction Documents to which it is a party in order to implement the Plan of Reorganization. All transactions, steps and actions contemplated in the Plan of Reorganization as having been (or deemed to have been) taken, completed or consummated on or before the Closing Date have been so taken, completed or consummated, in each case, in furtherance of the implementation of the Plan of Reorganization.

                                  ARTICLE VII

                                    COVENANTS

      SECTION 7.1. Affirmative Covenants. Each of the Obligors (to the extent a provision of this Section 7.1 applies to such Obligor as specified in the particular sub-sections of this Section 7.1) covenants and agrees with the Administrative Agent and each Lender that until all Obligations have been paid and performed in full it will perform the obligations set forth in this Section 7.1.

      SECTION 7.1.1 Financial Information, Reports, Notices, etc. PCI and the Borrower will furnish, or will cause to be furnished, to the Administrative Agent (for the benefit of the Administrative Agent and the Lenders) copies of the following financial statements, reports, notices and information and shall perform, or cause to be performed, such other covenants as are set forth below:

            (a) Annual Audited Financial Statements. Within ninety (90) days after each Fiscal Year, a copy of the annual audited financial statements of PCI, the Borrower and their respective Subsidiaries, as well as of any of the Guarantors as are required to file their annual audited financial statements with the Commission pursuant to the Securities Act or the Exchange Act and the rules and regulations thereunder, prepared on a consolidated basis and in conformity with GAAP and certified by an independent certified public accountant who shall be satisfactory to the Administrative Agent, together with (i) a certificate from such accountant to the effect that, in making the examination necessary for the signing of such annual audit report, such accountant has not become aware of any Default that has occurred and is continuing and that relates to financial or other accounting matters or the covenants set forth in this Article VII or, if such accountant has become aware of any such event, describing it, and (ii) if prepared in connection with the annual audit report, the annual operating statements of PCI, the Borrower and such Subsidiaries prepared on a consolidating basis and in conformity with GAAP applied in a manner consistent with the audit report referred to in preceding clause (a)(i) of this Section 7.1.1, signed by PCI's, the Borrower's and such other Guarantor's chief financial officer or assistant treasurer.

            (b) Quarterly Financial Statements. Within forty-five (45) days after the end of each Fiscal Quarter, a copy of the unaudited financial statements of PCI, the Borrower and their respective Subsidiaries, as well as of any of the Guarantors as are required to file their quarterly financial statements with the Commission pursuant to the Securities Act or the Exchange Act and the rules and regulations thereunder, prepared on a consolidating and consolidated basis and in conformity with GAAP (subject to normal year-end audit adjustments) and applied in a manner consistent with the audit report referred to in preceding clause (a)(i) of this
      Section 7.1.1, signed by PCI's, the Borrower's and such other Guarantor's chief financial officer and consisting of at least a balance sheet as at the close of such Fiscal Quarter and an income statement and cash flow statement for such Fiscal Quarter compared, in each case, to the actual results for the same period during the prior Fiscal Year and to the Borrower's budget delivered pursuant to clause (c) below for the current Fiscal Year.

            (c) Annual Budgets. Within thirty (30) days after the end of each Fiscal Year of PCI and the Borrower, a copy of an annual budget of PCI, the Borrower and their respective Subsidiaries for the current Fiscal Year, prepared on a consolidated basis applied in a manner consistent with the prior Fiscal Year's financial statements, signed by PCI's and the Borrower's chief financial officer or assistant treasurer and consisting of at least a balance sheet, an income statement and a cash flow statement, each calculated on a quarter by quarter basis.

            (d) Officer's Certificate. Together with the financial statements furnished by PCI and the Borrower under the preceding clauses (a) and (b) of this Section 7.1.1, a certificate of the chief executive or financial officer or assistant treasurer of the Borrower stating that a review of the activities of each Obligor and each Obligor Subsidiary during the period in respect of which such financial statements have been furnished and the preceding fiscal year has been made under the supervision of the signing officers with a view to determining whether each has kept, observed, performed and fulfilled its obligations under this Agreement and the other Loan Documents to which it is a party, and further stating, as to each such officer signing such certificate, that to the best of his or her knowledge each has kept, observed, performed and fulfilled each and every covenant contained in this Agreement and the other Loan Documents to which it is a party and is not in default in the performance or observance of any of the terms, provisions and conditions hereof or thereof (or, if a Default shall have occurred, describing all such Defaults of which he or she may have knowledge and what action each is taking or proposes to take with respect thereto).

            (e) SEC and Other Reports. (i) File, or cause to be filed, all applicable periodic reports and other reports and documents pursuant to Sections 13 or 15(d) of the Exchange Act, and the rules and regulations thereunder, within the time limits or periods specified therein, and remain, and cause each other applicable Obligor and applicable Obligor Subsidiary to remain, a company reporting to the Commission under Sections 13 or 15(d) of the Exchange Act and such rules and regulations or part of a group of consolidated companies, one or more of whom reports or report to the Commission in such manner, and (ii) copies of each filing and report made (within five (5) days of such filing or report having been made) by any Obligor or any Obligor Subsidiary or any third party with respect to any Obligor or Obligor Subsidiary with or to any securities exchange or the Commission or any Securities Commission in Canada, including any registration statements and all amendments thereto filed with respect to the New Tranche A Notes or the New Tranche B Notes, or as required pursuant to the New Tranche A Notes Indenture, the New Tranche B Notes Indenture, the Registration Rights Agreement or any other document relating thereto.

            (f) Notice of Default. Prompt notice of the occurrence of (i) a Default, or (ii) a default (or of any default of the nature specified in Section 9.1.1, whether or not in respect of any Indebtedness incurred hereunder or permitted hereby) by any Obligor or any Obligor Subsidiary under any material note, indenture, loan agreement, mortgage, lease or other material similar agreement to which any Obligor or any Obligor Subsidiary, as the case may be, is a party or by which it is bound (including any of the Loan Documents or Transaction Documents), in each case together with an Officers' Certificate specifying such Default or such other default or event of default and what action the Borrower is taking or proposes to take with respect thereto.

            (g) Notice of Judgment. Notice of the entry of any judgment or decree, or judgments or decrees, against any Obligor or any Obligor Subsidiary, if the amount of such individual judgment or decree equals or exceeds $500,000 or the aggregate amount of all such judgments and decrees equals or exceeds $1,000,000.

            (h) Notice of Other Indebtedness. Subject to Section 7.2.1, copies of any material amendments, waivers or consents, notices of breach or default, notices relating to the exercise or nonexercise of any remedy available to any Person, notices of indemnity or other material claims, and written materials relating to the exercise of any rights derived from or arising in connection with, any material

      Indebtedness of any Obligor or any Obligor Subsidiary and other written communications of a material nature, including any communications by any Obligor or Obligor Subsidiary in connection with the Loan Documents other than any such notice or other written materials already sent to the Lenders or the Administrative Agent pursuant to any other Section of this Agreement (in each case such copies shall be furnished promptly).

            (i) Security Documents. Any statement, report, notice and/or information required to be delivered to the Collateral Agent pursuant to any of the Security Documents at the same time as delivery thereof to the Collateral Agent.

            (j) Other Reports. Any information required to be provided pursuant to other provisions of this Agreement, and such other reports or information from time to time reasonably requested by the Administrative Agent or Collateral Agent or any Lender.

Notwithstanding anything herein to the contrary, any financial statements, reports, notices or other information required to be furnished pursuant to
Section 7.1.1(f)(ii), Section 7.1.1(c), Section 7.1.1(h) (in respect of Indebtedness other than that pursuant to this Agreement) or Section 7.1.1(j) which contain or contains non-public information, as reasonably determined by PCI and the Borrower, shall be identified in writing as non-public information by PCI and the Borrower to the Administrative Agent upon delivery thereof to the Administrative Agent and the Administrative Agent shall not disclose such non-public information to any Lender without such Lender having entered into a confidentiality agreement on customary terms with the Administrative Agent (which terms shall be satisfactory to the Administrative Agent) in respect of such non-public information pursuant to which agreement such Lender shall be required to keep such information confidential for so long as such information shall not be public. The Administrative Agent has no duty to review any financial or other reports for purposes of determining compliance with this or any other provisions of this Agreement.

      SECTION 7.1.2 Corporate Existence. Subject to Section 7.2.5, each Obligor shall do or cause to be done all things necessary to preserve and keep in full force and effect (a) its corporate existence and the corporate existence of each of its Obligor Subsidiaries, in each case in accordance with their respective Organizational Documents (as the same may, subject to Section 7.2.12, be amended from time to time), and (b) its (and its Subsidiaries) rights (charter and statutory), licenses and franchises necessary or desirable in the normal course of its business; provided, however, that no Obligor shall be required to preserve such corporate existence or such licenses, permits or approvals if the failure to preserve the same could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

      SECTION 7.1.3 Maintenance of Properties. Each Obligor shall, and shall cause each of its Obligor Subsidiaries to, maintain its properties and assets in normal working order and condition as of the date hereof (reasonable wear and tear excepted) and make all repairs, renewals, replacements, additions, betterments and improvements thereto, as shall be reasonably necessary for the proper conduct of the business of the Obligors and the Obligor Subsidiaries taken as a whole; provided that nothing herein shall prevent any Obligor or any Obligor Subsidiary from discontinuing any maintenance of any such properties if such discontinuance could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

      SECTION 7.1.4 Insurance. Each Obligor shall, and shall cause each of its Obligor Subsidiaries to, maintain property, liability, casualty, directors' and officers' (D&O) and other insurance (subject to the customary deductibles and retentions) with reputable insurance companies in such amounts and against such risks as is customarily carried by responsible companies engaged in similar businesses and owning similar assets in the general areas in which the Obligors and the Obligor Subsidiaries operate (which may include self-insurance in comparable form to that maintained by such responsible companies) and each Obligor shall, and shall cause each of its respective Subsidiaries to, have the Administrative Agent, for its benefit and for the benefit of Lenders, named as loss payee or additional insured, as the case may be, by endorsement to the policies for such insurance. Without limiting the foregoing, all such endorsements shall provide that such policies may not be cancelled or terminated without providing thirty (30) days' prior written notice to the Administrative Agent.

      SECTION 7.1.5 Taxes, etc. Each Obligor shall, and shall cause each of its Obligor Subsidiaries to, pay and discharge (a) prior to delinquency, all federal, foreign, provincial, state and other material Taxes, assessments and governmental charges or levies imposed upon it, its income, profits and its properties, except, in each case, as are being contested in good faith and by appropriate proceedings diligently conducted by the Obligors and in respect of which appropriate reserves are being maintained in accordance with GAAP, and (b) all lawful claims for labor, material and supplies which, if unpaid, might by law become a lien upon the property of an Obligor or Obligor Subsidiary, except, in each case, as are being contested in good faith by appropriate proceedings diligently conducted by the Obligors and in respect of which adequate reserves are being maintained in accordance with GAAP.

      SECTION 7.1.6 Books and Records. Each Obligor shall, and shall cause each of its Obligor Subsidiaries to, keep books and records which accurately reflect in all material respects all of its business affairs and transactions and permit the Administrative Agent or its respective representatives at all times during normal business hours, or such other reasonable times, and upon reasonable notice (unless a Default has occurred or the Administrative Agent reasonably suspects that a Default has occurred, in which case no prior notice shall be required), to visit all of its or their offices, to inspect the properties of each Obligor and each Obligor Subsidiary, to inspect the Collateral, to discuss its financial matters, its business, its assets, its liabilities and its prospects with its officers and with its independent public accountants (and each Obligor and each Obligor Subsidiary hereby authorizes such independent public accountants to discuss all such matters with the Administrative Agent or such representatives whether or not any representative of any Obligor or Obligor Subsidiary is present and, so long as there shall not have occurred and be continuing a Default, the Borrower shall be given a reasonable opportunity to be present) and to examine, and photocopy extracts from, any of its books or other corporate records including management letters prepared by independent


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accountants, in each case for the purposes of monitoring each Obligor's compliance with its obligations under the Loan Documents to which it is a party. So long as there shall not have occurred and be continuing a Default, the cost and expense of each such visit shall be borne by the Administrative Agent, except that the Administrative Agent may make one such visit during each Fiscal Year of the Borrower at the cost and expense of the Borrower. If there shall have occurred and be continuing a Default, and so long as the same shall be continuing, such costs and expenses for all such visits shall be borne by the Borrower.

      SECTION 7.1.7 Authorizations. Each Obligor shall, and shall cause each of its Obligor Subsidiaries to, make and keep in full force and effect all authorizations from and registrations with governmental authorities and agencies required for the validity or enforceability of the Loan Documents.

      SECTION 7.1.8 ERISA and Canadian Benefit Plans. (a) Each Obligor shall, and shall cause each of its Obligor Subsidiaries and ERISA Affiliates to, furnish to the Administrative Agent:

                  (i) as soon as possible, and in any event within ten days
            after such Obligor or any such Obligor Subsidiary or ERISA Affiliate knows or has reason to know that any ERISA Event has occurred or exists with respect to any Plan, or that the aggregate minimum required contribution amount for any year with respect to all Single Employer Plans as calculated in the applicable actuarial valuation reports exceeds $5 million, a statement of a senior financial officer of such Obligor setting forth details respecting such ERISA Event or minimum required contribution amount and the action, if any, which such Obligor, Obligor Subsidiary or ERISA Affiliate, as the case may be, proposes to take with respect thereto;

                  (ii) promptly and in any event within ten days after receipt thereof by such Obligor or any such Obligor Subsidiary or ERISA Affiliate from the PBGC, copies of each notice received by such Obligor, Obligor Subsidiary or ERISA Affiliate, as the case may be, of the PBGC's intention to terminate any Single Employer Plan or to have a trustee appointed to administer such Plan;

                  (iii) promptly and in any event within 30 days after the
            filing thereof with the IRS, copies of each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) with respect to each Single Employer Plan;

                  (iv) promptly and in any event within 30 days after receipt thereof, copies of each actuarial valuation report with respect to each Single Employer Plan;

                  (v) within ten days after notice is given or required to be given to the PBGC under Section 302(f)(4)(A) of ERISA of the failure of such


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
            Obligor or any such Obligor Subsidiary or ERISA Affiliate to make timely payments to a Single Employer Plan, a copy of any such notice filed and a statement of a senior financial officer of such Obligor setting forth (A) sufficient information necessary to determine the amount of the lien under Section 302(f)(3) of ERISA, (B) the reason for the failure to make the required payments and (C) the action, if any, which such Obligor, Obligor Subsidiary or ERISA Affiliate, as the case may be, proposes to take with respect thereto; and

                  (vi) promptly and in any event within ten days after receipt thereof by such Obligor or any such Obligor Subsidiary or ERISA Affiliate from a Multiemployer Plan sponsor, a copy of each notice received by such Obligor, such Obligor Subsidiary or ERISA Affiliate, as the case may be, concerning (A) the imposition of Withdrawal Liability by a Multiemployer Plan, (B) the determination that a Multiemployer Plan is, or is expected to be, in reorganization or insolvent within the meaning of Title IV of ERISA,
            (C) the termination of a Multiemployer Plan within the meaning of Title IV of ERISA, or (D) the amount of liability incurred, or which may be incurred, by such Obligor, such Obligor Subsidiary or ERISA Affiliate in connection with any event described in clause (A), (B) or (C) above.

            (b) Each Obligor shall, and shall cause each of its Obligor Subsidiaries to, as soon as possible, and in any event within ten days after any Obligor or any of its Obligor Subsidiaries knows or has reason to believe that any of the events or conditions specified below with respect to any Canadian Benefit Plan has occurred or exists, furnish a statement signed by the chief financial officer of PCI and of the Borrower setting forth details respecting such event or condition and the action, if any, such Obligor or such Obligor Subsidiary proposes to take with respect thereto (and a copy of any notice required to be filed with or given to any governmental authority in Canada by such Obligor or such Obligor Subsidiary with respect to such event or condition):

                  (i) any Obligor or any of its Obligor Subsidiaries declares, or any governmental authority orders, or indicates in writing that it proposes to order, a full or partial termination or wind up of a Canadian Benefit Plan;

                  (ii) a failure by any Obligor or any of its Obligor
            Subsidiaries to make a contribution to a Canadian Benefit Plan in accordance with the terms thereof (but excluding contribution holidays pursuant to such terms), any collective bargaining agreement or under applicable federal or provincial laws, which failure has not been remedied within 30 days after such Obligor or such Obligor Subsidiary is notified of such event and which failure could reasonably be expected to have a Material Adverse Effect;

                  (iii) the adoption of any amendment to any Canadian Benefit
            Plan that would result in a loss of tax exempt status of the Canadian Benefit


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
            Plan or the trust or other funding medium maintained in respect of such Canadian Benefit Plan, or, except for amendments required under relevant legislation, that increases the funding obligations under any Canadian Benefit Plan, which increase could reasonably be expected to have a Material Adverse Effect;

                  (iv) the institution of any proceeding, action, suit or claim
            (other than routine claims for payment of benefits) involving any Canadian Benefit Plan or its assets; or

                  (v) any event occurring with respect to any Canadian Benefit
            Plan that has resulted or could result in any Canadian Benefit Plan having its registration revoked or refused or being placed under the administration of any governmental or regulatory authority (or their representatives).

      SECTION 7.1.9 Compliance with Laws and Environmental Matters. Each Obligor shall, and shall cause each of its Obligor Subsidiaries to, (a) comply, in all material respects with all applicable laws, statutes, rules, regulations, by-laws, policies, guidelines, directives, decrees, opinions or agency requirements or orders (including, without limitation, Environmental Laws and Occupational Safety and Health Laws), and (b) notify the Administrative Agent promptly after becoming aware of any Environmental Claim, or any fact or circumstance that could reasonably be expected to result in an Environmental Claim or a violation of, or liability under, any laws, statutes, rules, regulations, by-laws, policies, guidelines, directives, decrees, opinions or agency requirements or orders (including, without limitation, Environmental Laws and Occupational Safety and Health Laws), that could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

      SECTION 7.1.10 [Intentionally Omitted.]

      SECTION 7.1.11 Additional Guarantees. Each Subsidiary of each Obligor shall be a Guarantor and, accordingly, if any Subsidiary of any Obligor shall be formed after the Closing Date, each Obligor shall cause such Subsidiary to execute and deliver to the Administrative Agent a duly executed Guaranty Supplement, pursuant to which such Subsidiary shall be bound by the Guaranty and Guaranty Supplement, shall be a Guarantor hereunder and such guaranty shall rank pari passu with senior Indebtedness of such Subsidiary.

      SECTION 7.1.12 Stock Pledges. Each Obligor and each Obligor Subsidiary in existence as of the Closing Date (except for any such Subsidiary which has no Subsidiaries) shall pledge the Capital Stock of its Subsidiaries owned by it to secure the Obligations pro rata (and as further provided for in the Common Security and Intercreditor Agreement) and each Obligor will, and will cause each such existing Subsidiary to, pledge such Capital Stock of any Subsidiary of any Obligor or existing Obligor Subsidiary formed after the Closing Date to secure the Obligations and will execute and deliver to the Administrative Agent and the Collateral Agent one or more agreements pledging Capital Stock substantially in the form of the Security Agreement


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Supplement providing, among other things, for the pledge to the Collateral Agent for the benefit of the Collateral Agent and, as applicable, of (x) the Administrative Agent (for itself and the Lenders), (y) the New Tranche B Notes Indenture Trustee (for itself and the New Tranche B Notes Holders), and (z) the New Tranche A Indenture Trustee (for itself and for the New Tranche A Notes Holders) of all the Capital Stock of such newly formed Subsidiary held by such Obligor or such existing Obligor Subsidiary, as the case may be, and deliver to the Collateral Agent stock certificates (or other certificates if the Capital Stock does not take the form of shares) evidencing such Capital Stock (together with undated stock powers (or other appropriate powers if the Capital Stock does not take the form of shares) executed in blank), which Capital Stock and stock (or other) powers will become "Collateral" for purposes of the Security Documents. This Section 7.1.12 shall apply mutatis mutandis to any such newly formed Subsidiary.

      SECTION 7.1.13 Concerning the Collateral and the Loan Documents(a) . (a) In order to secure the due and punctual payment of the Obligations, including principal of, premium (if any) and interest (including interest on overdue principal) on the Term Loans, when and as the same shall become due and payable, whether on the scheduled payment date therefor, at maturity, by acceleration or otherwise, and performance of all other obligations of the Borrower to the Administrative Agent and the Lenders under this Agreement and each other Loan Document and of all obligations of the Guarantors under the Guaranty and each other Loan Document, the Borrower and the other Obligors have entered into each of the applicable Security Documents to which each is a party. Each Obligor hereby acknowledges and agrees with each other Obligor, the Administrative Agent, and the Lenders that such Obligor has secured valuable and fair consideration and corporate and other benefit for entering into each Security Document to which it is a party.

            (b) Each Obligor shall, and shall cause each of its Obligor Subsidiaries to, perform at its sole cost and expense any and all acts and execute any and all documents (including, without limitation, the execution, amendment or supplementation of any financing statement, continuation statement, charge, registration or other statement) for filing under the provisions of the UCC and the rules and regulations thereunder, applicable Canadian federal or provincial statutes and the rules and regulations thereunder, or any other statute, rule or regulation of any applicable federal, state, provincial or local jurisdiction, including any filings in local real estate land record offices, which are necessary or advisable and shall do such other acts and execute such other documents as may be required under any of the Security Documents to which it is a party, from time to time, in order to grant and maintain valid and perfected Liens on the Collateral relating to it in favor of the Collateral Agent in the priorities expressed to be created by the Security Documents, subject only to Liens permitted to be senior or pari passu to the Liens of the Collateral Agent pursuant to Section 7.2.2. hereof, and to fully preserve and protect, and set-up against third persons, the rights of the Administrative Agent, the Collateral Agent and the Lenders under this Agreement and the other Loan Documents. Each relevant Obligor will, and will cause each of its Obligor Subsidiaries to, pay and satisfy promptly all mortgage and financing and continuation statement recording and/or filing fees or registration fees, charges and taxes relating to this


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
Agreement, the Security Documents and the other Loan Documents, any amendments thereto and any other instruments of further assurance.

      (c) The Borrower shall, on each anniversary of the Closing Date beginning in the year 2002 and upon each delivery of a Security Agreement Supplement pursuant to Section 7.1.12, furnish to the Administrative Agent an Opinion of Counsel, dated as of such date, either (a) to the effect that, in the opinion of such counsel, such action has been taken with respect to the recordings, registerings, filings, re-recordings, re-registerings and refilings of all financing statements, continuation statements or other instruments of further assurance as is necessary to maintain the Lien of each of the Security Documents and reciting with respect to such Liens the details of such action or referencing prior Opinions of Counsel in which such details are given, and stating that all financing statements and continuation statements and other filings or registrations have been executed and filed that are necessary as of such date and during the succeeding twelve months fully to preserve and protect, and set-up against third persons, the rights of the Collateral Agent, the Lenders and the Administrative Agent hereunder and under each of the Security Documents with respect to the Liens, or (b) to the effect that, in the opinion of such counsel, no such action is necessary to maintain such Liens.

      SECTION 7.1.14 Maintenance of Corporate Separateness. Each Obligor shall, and shall cause each of its Obligor Subsidiaries to, satisfy customary corporate formalities, including the holding of regular Board of Directors' and shareholders' meetings and the maintenance of corporate offices and records. No Obligor nor any Obligor Subsidiary shall take any action, or conduct its affairs in a manner, which is likely to result in the corporate existence of any such Obligor Subsidiary being ignored by any court of competent jurisdiction.

      SECTION 7.1.15 Working Capital Line. Subject to the terms of this Agreement, the Borrower shall use its best efforts to maintain a revolving credit facility or similar arrangement with the Borrower and PCI Chemicals Canada Company as the borrowers thereunder, as provided for in the effective Plan of Reorganization, to the extent it deems necessary based on its cash position and cash flows needed to fund the foreseeable capital expenditure and working capital requirements of the Borrower, PCI Chemicals Canada Company and their respective Subsidiaries, taken as a whole.

      SECTION 7.1.16 Plan of Reorganization. Each Obligor shall, and shall cause each of its Obligor Subsidiaries to, take all such steps and actions and to consummate all transactions necessary to implement the Plan of Reorganization to the extent such steps, actions and transactions are contemplated in the Plan of Reorganization as occurring after the Closing Date and to the extent the Plan of Reorganization contemplates that any Obligor or Obligor Subsidiary shall take such steps and actions or consummate such transactions.

      SECTION 7.1.17 Change of Control. Each Obligor shall, and shall cause each of its Obligor Subsidiaries to, give reasonable notice to the Administrative Agent and the Lenders of any proposed Change of Control prior to consummating, or permitting the consummation of, such Change of Control.


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      SECTION 7.1.18 Further Assurances. (a) Promptly upon the request of the
Administrative Agent or Collateral Agent, or any Lender through the Administrative Agent, each Obligor shall correct, and shall cause each of its Obligor Subsidiaries promptly to correct, any material defect or error that may be discovered in the execution, acknowledgment, filing or recordation of any Loan Document, and (b) promptly upon the request by the Administrative Agent or Collateral Agent, or any Lender through the Administrative Agent, each Obligor shall, and shall cause each of its Obligor Subsidiaries to do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts, deeds, conveyances, pledge agreements, mortgages, deeds of trust, trust deeds, assignments, financing statements and continuations thereof, termination statements, notices of assignment, transfers, certificates, assurances and other instruments as the Administrative Agent or Collateral Agent, or any Lender through the Administrative Agent or Collateral Agent, may reasonably require from time to time in order to (i) carry out more effectively the purposes of the Loan Documents, (ii) to the fullest extent permitted by applicable law, subject any Obligor's or any Obligor Subsidiary's properties, assets, rights or interests intended to be Collateral to the Liens now or hereafter intended to be covered by any of the Security Documents, (iii) perfect and maintain the validity, effectiveness and priority of any of the Security Documents and any of the Liens intended to be created thereunder, and (iv) assure, convey, grant, assign, transfer, preserve, protect and confirm more effectively unto the Lenders the rights granted or now or hereafter intended to be granted to the Lenders under any Loan Document or under any other instrument executed in connection with any Loan Document to which any Obligor or Obligor Subsidiary is or is to be a party.

      SECTION 7.1.19 Qualified Equity Offerings. PCI may, but shall not be obliged to, make and consummate one or more Qualified Equity Offerings. If the Net Offering Proceeds of a consummated Qualified Equity Offering, or of one or more such Qualified Equity Offerings together, are greater than $5,000,000, then PCI and the Borrower shall cause the Net Offering Proceeds of such Qualified Equity Offering, or one or more such Qualified Equity Offerings, that are in excess of $5,000,000 (such excess proceeds, the "Offering Proceeds") to be applied to prepay, subject to and in accordance with the terms of the Common Security and Intercreditor Agreement, all the Term Loans outstanding of all the Lenders (and if such proceeds are not sufficient to prepay all the Term Loans then outstanding of all the Lenders, then to prepay such Term Loans on a pro rata basis), in each case at a price equal to 100% of the principal amount of the Term Loans required to be prepaid pursuant to this Section 7.1.19 plus accrued interest thereon to the date of prepayment.

      SECTION 7.1.20 Qualification in Foreign Jurisdictions. PCI shall cause the Borrower to be, and the Borrower shall be, in good standing and duly qualified to do business in each jurisdiction where, because of the nature of its activities or properties, such qualification is required by no later than January 31, 2002, except to the extent such failure to qualify could not reasonably be expected to have a Material Adverse Effect.

      SECTION 7.2. Negative Covenants. Each of the Obligors (to the extent a provision of this Section 7.2 applies to such Obligor as specified in the particular sub-sections of this Section 7.2) covenants and agrees with the Administrative Agent and


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
each Lender that until all Obligations have been paid and performed in full it will perform the obligations set forth in this Section 7.2.

      SECTION 7.2.1 Indebtedness. No Obligor shall, nor shall it permit its Obligor Subsidiaries to, directly or indirectly, create, incur, issue, assume, guaranty or otherwise become liable with respect to or become responsible for the payment of, contingently or otherwise ("incur"), any Indebtedness. Notwithstanding the foregoing, the limitations of this Section 7.2.1 shall not apply to the incurrence of the following Indebtedness:

            (a) Indebtedness evidenced by the Term Notes and Indebtedness in respect of the Term Loans, this Agreement (including the Guaranties), and all other Obligations;

            (b) Indebtedness of Pioneer Americas LLC evidenced by the New Tranche A Notes, Indebtedness of PCI Chemicals Canada Company evidenced by the New Tranche B Notes, Indebtedness of any guarantor in respect of the guaranties of the New Tranche A Notes and of the New Tranche B Notes, and Indebtedness in respect of all other Transaction Documents and all other obligations incurred thereunder;

            (c) Indebtedness of any Obligor or Obligor Subsidiary constituting Existing Indebtedness and any extension, deferral, renewal, refinancing or refunding thereof, without increasing the aggregate amount of such Indebtedness then outstanding and covered thereby;

            (d) Indebtedness of any Obligor or Obligor Subsidiary in respect of, and in accordance with the terms of, the Exit Facility; provided that notwithstanding the terms of the Exit Facility, the aggregate principal amount of Indebtedness at any time outstanding under the Exit Facility shall not exceed $65,000,000;

            (e) Capitalized Lease Obligations of any Obligor or any Obligor Subsidiary, including Indebtedness in respect of Capitalized Lease Obligations of any Obligor or any Obligor Subsidiary secured by Liens that secure the payment of all or part of the purchase price of assets or property acquired or constructed in the ordinary course of business after the date hereof; provided, however, that the aggregate principal amount of such Capitalized Lease Obligations, including such Indebtedness in respect of Capitalized Lease Obligations of the Obligors and all Obligor Subsidiaries, does not exceed $10,000,000 in the aggregate outstanding at any time;

            (f) Indebtedness of PCI or the Borrower to any of their respective Subsidiaries or of any such Subsidiary to PCI, the Borrower or another such Subsidiary (but only so long as such Indebtedness is held by PCI, the Borrower or such Subsidiary);

            (g) Indebtedness incurred in connection with the CRC Portfolio and other Indebtedness, not secured by or subject to any Lien, under Hedging Obligations incurred in the ordinary course of PCI's or the Borrower's business or entered into by the Borrower (or any other person on behalf of the Borrower with the express authority of the Borrower to bind the Borrower with respect thereto) for the sole purpose of offsetting any open position with respect to the CRC Portfolio and otherwise mitigating any exposure in respect of the CRC Portfolio; provided, however, that in the case of foreign currency exchange or similar agreements which relate to other Indebtedness, such agreements do not increase the Indebtedness of any Obligor or any Obligor Subsidiary outstanding other than as a result of fluctuations in foreign currency exchange rates, and in the case of interest rate protection agreements, only if the notional principal amount of such interest rate protection agreement does not exceed the principal amount of the Indebtedness to which such interest rate protection agreement relates;

            (h) Indebtedness, not secured by or subject to any Lien (except as shall, in the ordinary course of business, be backed by cash or cash equivalents), in respect of performance, completion, guarantee, surety and similar bonds, banker's acceptances, bills of exchange or letters of credit provided or endorsed by PCI, the Borrower or any of their respective Subsidiaries in the ordinary course of business;

            (i) Indebtedness, not secured by or subject to any Lien, in respect of (i) any guaranty (not otherwise referred to above) provided by PCI, the Borrower or any of their respective Subsidiaries in respect of any other Indebtedness permitted to be incurred hereunder; provided, however, that if such Indebtedness guaranteed is (x) subordinated in right of payment to any other Indebtedness of the obligor thereof, then such guaranty shall be subordinated to Indebtedness of such guarantor to the same extent, and (y) secured by a Lien otherwise permitted pursuant to Section 7.2.2, then such guaranty may be so secured, (ii) indemnities in favor of Persons issuing title insurance policies, (iii) indemnifications in the Transaction Documents and in any agreements contemplated thereunder or thereby, (iv) indemnities in the Organizational Documents of PCI and its Subsidiaries, and (v) customary indemnities given to a purchaser of assets from the Borrower; provided that the sale of such assets by the Borrower is permitted pursuant to the terms hereof;

            (j) Indebtedness subject to Liens permitted by Section 7.2.2 (including purchase money Indebtedness and Attributable Indebtedness in respect of Sale and Leaseback Transactions);

            (k) Indebtedness incurred in respect of New Other Secured Notes and Claims;

            (l) any refinancing, refunding, deferral, renewal or extension (each, a "Refinancing") of any Indebtedness of any Obligor or any Obligor Subsidiary permitted by subsections (b), (c), (d) and (j) (the "Refinancing Indebtedness"); provided, however, that (A) such Refinancing Indebtedness does not exceed the aggregate principal amount of the Indebtedness so refinanced, plus the amount of any premium required to be paid in connection with such Refinancing in accordance with the terms of such Indebtedness or the amount of any premium reasonably determined by such Obligor or Obligor Subsidiary as necessary to accomplish such Refinancing, plus the amount of reasonable and customary out-of-pocket fees and expenses payable in connection therewith, (B) the Refinancing Indebtedness does not provide for any mandatory redemption, amortization or sinking fund requirement in an amount greater than or at a time prior to the amounts and times specified in the Indebtedness being refinanced, refunded, deferred, renewed or extended and (C) if the Indebtedness being refinanced, refunded, deferred, renewed or extended is subordinated to the Indebtedness of the Obligors or Obligor Subsidiaries pursuant to this Agreement and the New Tranche A Term Notes, the Refinancing Indebtedness incurred to refinance, refund, defer, renew or extend such Indebtedness is subordinated in right of payment to the Obligations on terms at least as favorable to the Lenders as those contained in the documentation governing the Indebtedness being so refinanced, refunded, deferred, renewed or extended; or

            (m) in addition to the Indebtedness permitted by clauses (a) through
      (k) of this Section 7.2.1, Indebtedness of the Obligors and Obligor Subsidiaries, taken together, in an aggregate principal amount not to exceed $200,000 at any one time outstanding;

provided, however, that no Indebtedness permitted to be incurred pursuant to this Section 7.2.1 (except for the Exit Facility) shall contain any terms that are more restrictive on or to the obligor of such Indebtedness than those set forth in this Agreement, whether taken individually or as a whole.

      SECTION 7.2.2 Liens. No Obligor shall, nor shall it permit any of its Obligor Subsidiaries to, create, incur, assume or suffer to exist any Lien upon any of its assets or properties now owned or acquired after the Closing Date, or any income or profits therefrom, other than Permitted Liens.

      SECTION 7.2.3 Restricted Payments, etc. No Obligor shall, nor shall it cause, permit or suffer any of its Obligor Subsidiaries to, (a) declare or pay any dividends or make any other distributions (including through mergers, liquidations or other transactions but excluding, for the avoidance of doubt, the issuance of New Common Stock pursuant to the Plan of Reorganization) on any class of Capital Stock of any Obligor or Obligor Subsidiary (other than dividends or distributions payable to PCI or by a Wholly-Owned Subsidiary of PCI or of the Borrower on account of its Capital Stock held by PCI or the Borrower or another Subsidiary of PCI or the Borrower or payable or paid in shares of Capital Stock of the Borrower other than preferred stock or redeemable stock),
(b) make any payment on account of, or set apart money for a sinking or other analogous fund for, the purchase, redemption or other retirement of such Capital Stock, (c) purchase, defease, redeem or otherwise retire any Subordinated Indebtedness (other than with the proceeds of the issuance of Capital Stock of PCI which is permitted to be issued pursuant to the terms of this Agreement), or
(d) make any Investment, either directly or indirectly, whether in cash or property or in obligations of any Obligor or Obligor Subsidiary (all of the foregoing being called "Restricted Payments").

Notwithstanding the foregoing, any Obligor may make (i) Permitted Issuances,
(ii) Restricted Payments made pursuant to the Transaction Documents, and (iii) Permitted Investments.

      SECTION 7.2.4 Payment Restrictions Affecting Subsidiaries. No Obligor shall, nor shall it permit any of its Obligor Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any such Obligor Subsidiary to (a) pay dividends or make any other distribution to an Obligor or its Obligor Subsidiaries on its Capital Stock, (b) pay any Indebtedness owed to any Obligor or any other such Subsidiary, (c) make loans or advances to any Obligor or any other such Subsidiary, or (d) transfer any of its property or assets to any Obligor or any other such Subsidiary, except:

                  (i) consensual encumbrances or restrictions contained in or created pursuant to any Loan Documents or the Transaction Documents;

                  (ii) any restriction, with respect to a Subsidiary of any
            Obligor that is not a Subsidiary of such Obligor on the Closing Date, in existence at the time such entity becomes a Subsidiary of such Obligor; provided that such encumbrance or restriction is not created in anticipation of or in connection with such entity becoming a Subsidiary of the Borrower and is not applicable to any Person or the properties or assets of any Person other than a Person that becomes a Subsidiary;

                  (iii) encumbrances or restrictions contained in any other
            Indebtedness permitted to be incurred subsequent to the Closing Date pursuant to Section 7.2.1; provided that any such encumbrances or restrictions (except pursuant to the Exit Facility) are not more restrictive taken individually and as a whole than the most restrictive of those provided for in the Indebtedness referred to in clause (i) of this Section 7.2.4;

                  (iv) any such encumbrance or restriction consisting of
            customary nonassignment provisions in leases governing leasehold interests to the extent such provisions restrict the transfer of the lease;

                  (v) any restriction with respect to such a Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Subsidiary in compliance with this Agreement pending the closing of such sale or disposition; or

                  (vi) any encumbrance or restriction required or mandated by applicable law.

      SECTION 7.2.5 Consolidation, Merger, etc.(a) (a) No Obligor shall, nor shall it cause or permit any of its Obligor Subsidiaries to, in a single transaction or a series of related transactions, consolidate with or merge with or into, or sell, assign, convey, lease


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or transfer all or substantially all of its assets or those of its Subsidiaries to any Person (except that any Obligor (other than PCI or the Borrower) or any Obligor Subsidiary (other than the Borrower) may be merged with or into (x) the Borrower, if the Borrower shall be the surviving corporation, or (y) any other such Obligor Subsidiary) unless either:

                  (i) such merger or consolidation is of the Borrower with or into such other Person and such other Person is another Obligor or a Wholly-Owned Subsidiary of PCI (whether or not such other Person shall exist on the date hereof; provided that any such Subsidiary created after the date hereof shall not have as its assets those that are acquired from entities other than one or more of the Obligors), the resulting, surviving or transferee Person (if not the Borrower) expressly assumes all the obligations of the Borrower under this Agreement, the Term Notes, each other Loan Document and the Transaction Documents pursuant to amendments in form and substance satisfactory to the Administrative Agent and the Required Lenders (without prejudice, in the case of the Transaction Documents, to the terms thereof) and such merger or consolidation is consummated on or before March 31, 2002; or

                  (ii) each of the following conditions in this Section
            7.2.5(ii) is satisfied:

                        (1) the resulting, surviving or transferee Person (if
                  not the Borrower) expressly assumes all the obligations of such Obligor or of the relevant Obligor Subsidiary under this Agreement and each other Loan Document to which such Obligor or Obligor Subsidiary is a party pursuant to amendments thereto in form and substance reasonably satisfactory to the Administrative Agent and the Required Lenders;

                        (2) such resulting, surviving or transferee Person is
                  organized and existing under the laws of the United States of America, a state thereof or the District of Columbia or, in the case of an assignee or transferee of the assets of PCI Chemicals Canada Company, under the laws of Canada or one of Canada's provinces or territories;

                        (3) at the time of the occurrence of such transaction
                  and after giving effect to such transaction on a pro forma basis, such Person could incur $1.00 of additional Indebtedness (assuming a market rate of interest with respect to such additional Indebtedness);

                        (4) (x) at the time of the occurrence of such
                  transaction and after giving effect to such transaction on a pro forma basis, the Consolidated Net Worth of such Person is greater than the Consolidated Net Worth of the Obligors and the Obligor Subsidiaries, taken together, immediately prior to such transaction, and (y) the Administrative Agent, the Lenders, the New Tranche A Notes Indenture Trustee, the New Tranche A Notes Holders, the New Tranche B Notes Indenture Trustee and the New Tranche B Notes Holders shall have received an opinion of a


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
                  nationally recognized investment banking firm not affiliated to any Person involved in any such merger or consolidation relating to fairness and confirming that the position of the Lenders, the New Tranche A Notes Holders and the New Tranche B Notes Holders will not in any way be less favorable than it was immediately prior to any such merger or consolidation as a result of such merger or consolidation;

                        (5) each Guarantor, to the extent applicable, will
                  acknowledge and confirm in writing that its Guaranty hereunder will apply to such Person's obligations under this Agreement, the Term Notes, each other Loan Document and its guaranty under the New Tranche A Notes Indenture and in respect of the New Tranche A Notes, the New Tranche B Notes Indenture and in respect of the New Tranche B Notes will apply to such Person's obligations under the New Tranche A Notes Indenture, the New Tranche A Notes, the New Tranche B Notes Indenture and the New Tranche B Notes; and

                        (6) immediately before and immediately after giving
                  effect to such transaction and treating any Indebtedness which becomes an obligation of any Obligor or Obligor Subsidiary or of such Person as a result of such transaction as having been incurred by such Obligor or such Obligor Subsidiary or such Person, as the case may be, at the time of such transaction, no Default shall have occurred and be continuing.

      The Borrower shall deliver to the Administrative Agent, prior to the consummation of any proposed transaction pursuant to this Section 7.2.5, an Officers' Certificate to the foregoing effect and an Opinion of Counsel, stating that the proposed transaction and such amendments comply with this Agreement. The provisions of this Section 7.2.5 will not apply to any transaction (including any Asset Sale made in accordance with Section 7.2.6) with respect to any Guarantor if the Guaranty of such Guarantor is released in connection with such transaction in accordance with the applicable provisions of this Agreement and the other Loan Documents.

            (b) Upon any consolidation or merger, or any sale, assignment, conveyance, transfer or disposition of all or substantially all of the properties and assets of any Obligor or Obligor Subsidiary in accordance with the foregoing provisions of this Section 7.2.5, the successor Person formed by such consolidation or into which such Obligor or Obligor Subsidiary is merged or the successor Person to which such sale, assignment, conveyance, transfer, lease or disposition is made shall succeed to, and be substituted for, and may exercise every right and power of, PCI, the Borrower or a Guarantor, as the case may be, under this Agreement, the Term Notes, its Guaranty and/or the other Loan Documents, as the case may be, with the same effect as if such successor had been named as PCI, the Borrower or a Guarantor, as the case may be, herein, in the Term Notes, Guaranty and/or other Loan Documents, as the case may be. When a successor assumes all the obligations of its predecessor under this Agreement, the Term Notes, the Guaranty and/or other Loan Documents, as the case may be, the predecessor shall be released from those obligations; provided that in the case of a


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transfer by lease, the predecessor shall not be released from the payment of principal and interest on, or any other Obligation relating to, this Agreement, the Term Notes, each Guaranty or the other Loan Documents, as the case may be.

      SECTION 7.2.6 Asset Dispositions, etc.(a) (a) No Obligor shall, and nor shall it permit any of its Obligor Subsidiaries to, make any Asset Sale (other than to another Obligor or other such Subsidiary) (i) unless such Obligor or such Subsidiary receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the assets sold or otherwise disposed of and at least 85% of the consideration received by such Obligor or such Subsidiary from such Asset Sale is in the form of cash (in Dollars) and no portion thereof shall consist of inventory or accounts receivable or other property that would become subject to a Lien held by any creditor of such Obligor or of any such Subsidiary other than the Lenders, the New Tranche A Notes Holders or the New Tranche B Notes Holders; provided, however, that the amount of any cash equivalent or note or other obligation received by such Obligor or such Subsidiary from the transferee in any such transaction that is converted within 45 days by such Obligor or such Subsidiary into cash will be deemed upon such conversion to be cash for purposes of this provision; (ii) to the extent such Asset Sale involves Collateral, PCI or the Borrower shall cause the aggregate cash proceeds received by such Obligor or such Subsidiary in respect of such Asset Sale which are allocated to the Collateral, net of the items set forth in clauses (i) through (iii) of the definition of Net Proceeds (the "Collateral Proceeds") to be deposited with the Collateral Agent in the Intercreditor Collateral Account as and when received by such Obligor or any such Subsidiary for application in accordance with the Common Security and Intercreditor Agreement and this Agreement; and (iii) the Net Proceeds received by such Obligor or such Subsidiary from any Asset Sale are applied in accordance with the following paragraphs.

      (b) The Borrower shall apply 100% of the aggregate amount of Net Proceeds or Collateral Proceeds from each and every Asset Sale, as the case may be, subject to Section 3.1.2 and the provisions, if applicable, of the Common Security and Intercreditor Agreement, to pro rata prepay (at the same time as New Tranche A Notes shall be redeemed in respect of an Asset Sale (as such term is defined in the New Tranche A Notes Indenture) pursuant to Section 1009 and Article Eleven of the New Tranche A Notes Indenture) the Term Loans in each case then outstanding at a price equal to 100% of the principal amount thereof, plus accrued interest thereon to the date of prepayment.

      (c) Until such time, if any, as the Net Proceeds from any Asset Sale are applied in accordance with this covenant, such Net Proceeds will be segregated from the other assets of each Obligor and each Obligor Subsidiary and invested in cash or Eligible Investments.

      (d) No Obligor will, and nor will it permit any of its Obligor Subsidiaries to, create or permit to exist or become effective any consensual restriction other than restrictions not more restrictive, taken as a whole (as determined in good faith by the Boards of Directors of PCI), than those in effect under the Exit Facility or any other Indebtedness permitted by Section
7.1.1 that would materially impair the ability of any Obligor or any Obligor Subsidiary to comply with the provisions of this Section.


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
      (e) If at any time any non-cash consideration permitted by this Section
7.2.6 (other than any such consideration consisting of inventory, accounts receivable and certain related assets securing or permitted to secure the Exit Facility) is received by any Obligor or Obligor Subsidiary, as the case may be, in connection with any Asset Sale of assets permitted by this Section 7.2.6 which includes Collateral, such non-cash consideration shall be made subject to the Lien of the Security Documents in the manner contemplated in the Common Security and Intercreditor Agreement to the extent of the purchase price allocated to the Collateral. If and when any such non-cash consideration received from any Asset Sale (whether or not relating to Collateral) is converted into or sold or otherwise disposed of for cash, then such conversion or disposition shall be deemed to constitute an Asset Sale hereunder and the Net Proceeds or Collateral Proceeds thereof shall be applied in accordance with this
Section 7.2.6 and this Agreement.

      (f) All Insurance Proceeds and all Net Awards required to be delivered to the Collateral Agent pursuant to any Security Document shall constitute Trust Moneys and shall be delivered, or caused to be delivered, by each Obligor or each Obligor Subsidiary, as the case may be, to the Collateral Agent promptly after receipt by any Obligor or Obligor Subsidiary and be deposited into the appropriate Intercreditor Collateral Account and applied in accordance with the applicable provisions of the Common Security and Intercreditor Agreement. Insurance Proceeds and Net Awards so deposited that may be applied by each Obligor or each Obligor Subsidiary to effect a Restoration of the affected Collateral under the applicable Security Document may be withdrawn from the Intercreditor Collateral Account only in accordance with the applicable provisions of the Common Security and Intercreditor Agreement. Insurance Proceeds and Net Awards so deposited that are not applied to effect a Restoration of the affected Collateral under the applicable Security Document may only be withdrawn in accordance with applicable provisions of the Common Security and Intercreditor Agreement.

      SECTION 7.2.7 Modification of Certain Agreements. Except as expressly provided for in the Transaction Documents, no Obligor shall, nor shall it permit any of its Obligor Subsidiaries to, amend, modify or supplement, or permit or consent to any amendment, modification or supplement of, the Exit Facility, the New Other Secured Notes And Claims and the Transaction Documents (other than the Security Documents to which Section 11.1 will apply), except in each case to the extent such amendment, modification or supplement could not reasonably be expected to have a Material Adverse Effect.

      SECTION 7.2.8 Transactions with Affiliates(a) . (a) No Obligor shall, nor shall it permit any of its Obligor Subsidiaries to, directly or indirectly, enter into any transaction, or series of related transactions, with or for the benefit of any of their respective Affiliates, except on an arm's-length basis and if (x)(i) in the case of any such transaction (other than with any Obligor or Obligor Subsidiary) in which the aggregate rental value, remuneration or other consideration (including the value of a loan), together with the aggregate rental value, remuneration or other consideration (including the value of a loan) of all such other transactions consummated in the year during which such transaction is proposed to be consummated, is less than or equal to $750,000, PCI and the


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
Borrower shall deliver Board Resolutions of their respective Boards of Directors to the Administrative Agent evidencing that the Boards of Directors and the Independent Directors of each of PCI and the Borrower that are disinterested each, acting together in the first instance and separately in the second, have (by a majority vote) determined in good faith that the aggregate rental value, remuneration or other consideration (including the value of any loan) inuring to the benefit of such Affiliate from any such transaction is not greater than that which would be charged to or extended by such Obligor or such Obligor Subsidiaries, as the case may be, on an arm's-length basis for similar properties, assets, rights, goods or services by or to a Person not affiliated with any Obligor or any of its Obligor Subsidiaries, as the case may be, and
(ii) in the case of any such transaction in which the aggregate rental value, remuneration or other consideration (including the value of any loan), together with the aggregate rental value, remuneration or other consideration (including the value of any loan) of all such other transactions consummated in the year during which such transactions are proposed to be consummated, exceeds $750,000, PCI and the Borrower shall deliver to the Administrative Agent Board Resolutions of their respective Boards of Directors as described in clause (x)(i) of this
Section 7.2.8 and an opinion of a nationally recognized investment banking firm, not affiliated with any Obligor or Obligor Subsidiary or the Affiliate which is party to such transaction, to the effect that the aggregate rental price, remuneration or other consideration (including the value of a loan) inuring to the benefit of such Affiliate from any such transaction is not greater than that which would be charged to or extended by any Obligor or any of its Obligor Subsidiaries, as the case may be, on an arm's-length basis for similar properties, assets, rights, goods or services by or to a Person not affiliated with such Obligor or any of its Obligor Subsidiaries, as the case may be, and
(y) all such transactions referred to in clauses (x)(i) and (ii) of this Section
7.2.8 are entered into in good faith.

      (b) The provisions of the preceding paragraph do not prohibit (i) the execution and delivery of the Loan Documents and the Transaction Documents and the consummation of the transactions contemplated herein or therein or the implementation of the Plan of Reorganization, (ii) any permitted payment on, or with respect to, Capital Stock of PCI held by creditors of PCI, the Borrower or any other Obligor, (iii) any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock options and stock ownership plans approved by the Board of Directors of PCI and the Borrower pursuant to and consistent with the MEIP, (iv) loans or advances to employees in the ordinary course of business consistent with past practices, which together with such other investments as are referred to in clause (ix) of the definition of Permitted Investments, do not exceed $500,000 in the aggregate at any one time outstanding, (v) the payment of fees and compensation to, and indemnity provided on behalf of, officers, directors, employees or consultants of PCI, the Borrower or any of their respective Subsidiaries, as determined by the Board of Directors of PCI, the Borrower or any of their respective Subsidiaries in good faith, or (vi) employment agreements entered in the ordinary course of business on an arm's-length basis, and (vii) transactions permitted pursuant to Section 7.2.3.

      SECTION 7.2.9 Impairment of Security Interest(a) . (a) No Obligor will, nor will it cause or permit any of its Obligor Subsidiaries to, take or omit to take any action which


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action or omission might or would have the result of affecting or impairing the
Liens and security interest in favor of the Collateral Agent for the benefit of the Secured Parties with respect to the Collateral and no Obligor will grant, nor will it cause or permit any Obligor Subsidiary to grant, to any Person, or suffer any Person to have any interest whatsoever in the Collateral, in each case other than as otherwise permitted by this Agreement, the New Tranche A Notes Indenture, the New Tranche B Notes Indenture, the Term Notes, the New Tranche A Notes, the New Tranche B Notes and the Security Documents.

      (b) No Obligor will, and nor will it cause or permit any of its Obligor Subsidiaries to, enter into any agreement or instrument that by its terms requires that the proceeds received from any sale of Collateral be applied to repay, redeem, defease or otherwise acquire or retire any Indebtedness of any Person, other than pursuant to this Agreement, the New Tranche A Notes Indenture, the New Tranche B Notes Indenture, the Term Notes, the New Tranche A Notes, the New Tranche B Notes and the Security Documents, or any instrument governing Indebtedness permitted to be secured by a Lien on the Collateral pursuant to Section 7.2.2.

      SECTION 7.2.10 Stock of Subsidiaries. No Obligor and no Obligor Subsidiary
(a) shall, nor shall it permit any of its Wholly-Owned Subsidiaries to, transfer, convey, sell or otherwise dispose of any Capital Stock of such Wholly-Owned Subsidiary to any Person (other than to any Obligor, any Obligor Subsidiary or another such Wholly-Owned Subsidiary), unless (i) such transfer, conveyance, sale or other disposition is of all the Capital Stock of such Wholly-Owned Subsidiary, and (ii) the Net Proceeds from such transfer, conveyance, sale, lease or other disposition are applied in accordance with
Section 7.2.6 (unless such disposition does not constitute an Asset Sale hereunder), and (b) shall permit any Wholly-Owned Subsidiary of any Obligor or Obligor Subsidiary to issue any of its Capital Stock (other than, if necessary, Capital Stock constituting directors' qualifying shares or interests held by directors or shares or interests required to be held by foreign nationals, to the extent mandated by applicable law) to any Person other than to any Obligor or another Wholly-Owned Subsidiary of any Obligor.

      SECTION 7.2.11 Sale and Leaseback. No Obligor shall, nor shall it permit any of its Obligor Subsidiaries to, enter into any Sale and Leaseback Transaction unless (a) at the time of the occurrence of such transaction and after giving effect to such transaction and (x) in the case of a Sale and Leaseback Transaction which is a Capitalized Lease Obligation, giving effect to the Indebtedness in respect thereof, the Obligor or any Obligor Subsidiary entering into such transaction will remain in compliance with the provisions of
Section 7.2.1(d), and (y) in the case of any other Sale and Leaseback Transaction, giving effect to the Attributable Indebtedness in respect thereof, the aggregate Attributed Indebtedness of the Obligors and the Obligor Subsidiaries, taken as a whole, does not exceed $1,000,000, (b) at the time of the occurrence of such transaction such Obligor or Obligor Subsidiary could incur Indebtedness secured by a Lien on property in a principal amount equal to or exceeding the Attributable Indebtedness in respect of such Sale and Leaseback Transaction pursuant to Section 7.2.2, and (c) the transfer of assets in such Sale and Leaseback Transaction is permitted by, and the Borrower will apply the proceeds of such transaction in compliance with, Section 7.2.6.


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
      SECTION 7.2.12 Nature of Business, Organizational Documents and Capital Structure and New Subsidiaries. No Obligor shall, nor shall it cause or permit any of its Obligor Subsidiaries to, (a) engage directly or indirectly in any business activity other than in a Related Business, (b) amend or modify any provision of its Organizational Documents except to the extent such amendment could not reasonably be expected to have a Material Adverse Effect, or (c) change its legal or capital structure other than as otherwise permitted under
Section 7.2.5.

      SECTION 7.2.13 Fiscal Year. Each of PCI and the Borrower will not change its Fiscal Year.

      SECTION 7.2.14 Capital Expenditures. Each of PCI and the Borrower shall not, and shall cause each of its Subsidiaries not to, permit Capital Expenditures for PCI, the Company and their respective Subsidiaries, taken as a whole, to exceed:

            (a) $30,000,000 for the Borrower's Fiscal Year commencing January 1, 2002 and ending on December 31, 2002; and

            (b) for each subsequent Fiscal Year of the Borrower up to and including the Fiscal Year of the Company ending on December 31, 2006, $30,000,000 plus the Cumulative Capital Expenditure Deficit for such Fiscal Year of the Borrower.

                                  ARTICLE VIII

                                    GUARANTY

      SECTION 8.1.1 Guaranty; Limitation of Liability. (a) Each Guarantor, jointly and severally, hereby absolutely, unconditionally and irrevocably guarantees the punctual payment when due, whether at scheduled maturity or on any date of a required or optional prepayment or by acceleration, demand or otherwise, of all Obligations of the Borrower now or hereafter existing under or in respect of the Loan Documents (including, without limitation, any extensions, modifications, substitutions, amendments or renewals of any or all of the foregoing Obligations), whether direct or indirect, absolute or contingent, and whether for principal, interest, premiums, fees, indemnities, contract causes of action, costs, expenses or otherwise (such Obligations being the "Guaranteed Obligations"), and agrees to pay any and all expenses (including, without limitation, reasonable fees and expenses of counsel) incurred by the Administrative Agent, the Collateral Agent or the Lenders in enforcing any rights under each Guaranty or any other Loan Document. Without limiting the generality of the foregoing, each Guarantor's liability shall extend to all amounts that constitute part of the Guaranteed Obligations and would be owed by the Borrower to the Administrative Agent, the Collateral Agent or the Lenders under or in respect of the Loan Documents but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving the Borrower.

      (b) Each Guarantor, and by its acceptance of this Guaranty, the Administrative Agent, the Collateral Agent and each Lender, hereby confirms that it is the intention of


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
all such Persons that this Guaranty and the Obligations of each Guarantor hereunder not constitute a fraudulent transfer or conveyance for purposes of the Bankruptcy Code, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar foreign, federal or state law to the extent applicable to this Guaranty and the Obligations of each Guarantor hereunder. To effectuate the foregoing intention, the Administrative Agent, the Collateral Agent and the Lenders and the Guarantors hereby irrevocably agree that the Obligations of each Guarantor under this Guaranty at any time shall be limited to the maximum amount as will result in the Obligations of such Guarantor under this Guaranty not constituting a fraudulent transfer or conveyance.

      (c) Each Guarantor hereby unconditionally and irrevocably agrees that in the event any payment shall be required to be made to the Administrative Agent, the Collateral Agent or any Lender under this Guaranty or any other guaranty, such Guarantor will contribute, to the maximum extent permitted by law, such amounts to each other Guarantor and any other guarantor or surety so as to maximize the aggregate amount paid to the Administrative Agent, the Collateral Agent and the Lenders under or in respect of the Loan Documents.

      SECTION 8.1.2 Guaranty Absolute. Each Guarantor guarantees that the Guaranteed Obligations will be paid strictly in accordance with the terms of the Loan Documents, regardless of any law, regulation or order now hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Administrative Agent, the Collateral Agent or any Lender with respect thereto. The obligations of each Guarantor under or in respect of this Guaranty are independent of the Guaranteed Obligations or any other Obligations of any other Obligor under or in respect of the Loan Documents, and a separate action or actions may be brought and prosecuted against each Guarantor to enforce this Guaranty, irrespective of whether any action is brought against the Borrower, any other Guarantor or any of their respective Subsidiaries or whether the Borrower, any other Guarantor or any of their respective Subsidiaries is joined in any such action or actions. The liability of each Guarantor under this Guaranty shall be irrevocable, absolute and unconditional irrespective of, and each Guarantor hereby irrevocably waives any defenses it may now have or hereafter acquire in any way relating to, any or all of the following:

      (a) any lack of validity or enforceability of any Loan Document or any agreement or instrument relating thereto;

      (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Guaranteed Obligations or any other Obligations of any other Obligor under or in respect of the Loan Documents, or any other amendment or waiver of or any consent to departure from any Loan Document, including, without limitation, any increase in the Guaranteed Obligations resulting from the extension of additional credit to any Obligor or any of its Subsidiaries or otherwise;

      (c) any taking, exchange, release or non-perfection of any Collateral or any other collateral, or any taking, release or amendment or waiver of, or consent to departure from, any other guaranty, for all or any of the Guaranteed Obligations;


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
      (d) any manner of application of Collateral or any other collateral, or proceeds thereof, to all or any of the Guaranteed Obligations, or any manner of sale or other disposition of any Collateral or any other collateral for all or any of the Guaranteed Obligations or any other Obligations of any Obligor under the Loan Documents any other assets of any Obligor or any of its Subsidiaries;

      (e) any change, restructuring or termination of the corporate structure or existence of any Obligor or any of its Subsidiaries;

      (f) any failure of any of the Administrative Agent, the Collateral Agent or any Lender to disclose to any Obligor any information relating to the business, condition (financial or otherwise), operations, performance, properties or prospects of any other Obligor now or hereafter known to the Administrative Agent, the Collateral Agent or any Lender (each Guarantor waiving any duty on the part of the Administrative Agent, the Collateral Agent or any Lender to disclose such information);

      (g) the failure of any other Person to execute or deliver this Guaranty, any Guaranty Supplement or any other guaranty or agreement or the release or reduction of liability of any Guarantor or other guarantor or surety with respect to the Guaranteed Obligations; or

      (h) any other circumstance (including, without limitation, an statute of limitations) or any existence of or reliance on any representation by the Administrative Agent, the Collateral Agent or any Lender that might otherwise constitute a defense available to, or a discharge of, any or any Obligor or any other guarantor or surety.

This Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Guaranteed Obligations is rescinded or must otherwise be returned by the Administrative Agent, the Collateral Agent, or any Lender or any other Person upon the insolvency, bankruptcy or reorganization of the Borrower or any other Obligor or otherwise, all as though such payment had not been made.

      SECTION 8.1.3 Waivers and Acknowledgements. (a) Each Guarantor hereby unconditionally and irrevocably waives promptness, diligence, notice of acceptance, presentment, demand for performance, notice of nonperformance, default, acceleration, protest or dishonor and any other notice with respect to any of the Guaranteed Obligations and this Guaranty and any requirement that the Administrative Agent, the Collateral Agent, or any Lender protect, secure, perfect or insure any Lien or any property subject thereto or exhaust any right or take any action against any Obligor or any Person or any Collateral.

      (b) Each Guarantor hereby unconditionally and irrevocably waives any right to revoke this Guaranty and acknowledges that this Guaranty is continuing in nature and applies to all Guaranteed Obligations, whether existing now or in the future.

      (c) Each Guarantor hereby unconditionally and irrevocably waives to the extent permitted by law (i) any defense arising by reason of any claim or defense based upon an election of remedies by the Administrative Agent, the Collateral Agent, or any Lenders


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that in any manner impairs, reduces, releases or otherwise adversely affects the subrogation, reimbursement, exoneration, contribution or indemnification rights of such Guarantor or other rights of such Guarantor to proceed against any of the other Obligors, any other guarantor or surety or any other Person or any Collateral and (ii) any defense based on any right of set-off or counterclaim against or in respect of the Obligations of such Guarantor hereunder.

      (d) Each Guarantor acknowledges that the Administrative Agent or the Collateral Agent may, without notice to or demand upon such Guarantor and without affecting the liability of such Guarantor under this Guaranty, foreclose under any mortgage or other security interest by nonjudicial sale, and each Guarantor hereby waives any defense to the recovery by the Administrative Agent, the Collateral Agent or the Lenders against such Guarantor of any deficiency after such nonjudicial sale and any defense or benefits that may be afforded by applicable law.

      (e) Each Guarantor hereby unconditionally and irrevocably waives any duty on the part of the Administrative Agent, the Collateral Agent, or any Lender to disclose to such Guarantor any matter, fact or thing relating to the business, condition (financial or otherwise), operations, performance, properties or prospects of any other Obligor or any of its Subsidiaries now or hereafter known by the Administrative Agent, the Collateral Agent, or any Lender.

      (f) Each Guarantor acknowledges that it will receive substantial direct and indirect benefits from the financing arrangements contemplated by the Loan Documents and that the waivers set forth in Section 8.1.2 and this Section 8.1.3 are knowingly made in contemplation of such benefits.

      SECTION 8.1.4 Subrogation. Each Guarantor hereby unconditionally and irrevocably agrees not to exercise any rights that it may now have or hereafter acquire against the Borrower, any other Obligor or any other insider guarantor that arise from the existence, payment, performance or enforcement of such Guarantor's Obligations under or in respect of this Guaranty or any other Loan Document, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of the Administrative Agent, the Collateral Agent, or any Lender against the Borrower, any other Obligor or any other insider guarantor or any Collateral, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from the Borrower, any other Obligor or any other insider guarantor, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim, remedy or right, unless and until all of the Guaranteed Obligations and all other amounts payable under this Guaranty shall have been paid in full in cash. If any amount shall be paid to any Guarantor in violation of the immediately preceding sentence at any time prior to the latest of (a) the payment in full in cash of the Guaranteed Obligations and all other amounts payable under this Guaranty and (b) the full and complete payment and performance of the Obligations, such amount shall be received and held in trust for the benefit of the Administrative Agent, the Collateral Agent, and the Lenders, shall be segregated from other property and funds of


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such Guarantor and shall forthwith be paid or delivered to the Administrative
Agent in the same form as so received (with any necessary endorsement or assignment) to be credited and applied to the Guaranteed Obligations and all other amounts payable under this Guaranty, whether matured or unmatured, in accordance with the terms of the Loan Documents, or to be held as Collateral for any Guaranteed Obligations or other amounts payable under this Guaranty thereafter arising. If (i) any Guarantor shall make payment to the Administrative Agent, the Collateral Agent or any Lender of all or any part of the Guaranteed Obligations, (ii) all of the Guaranteed Obligations and all other amounts payable under this Guaranty shall have been paid in full in cash and
(iii) the Obligations shall have been paid and performed completely and fully, the Administrative Agent, the Collateral Agent, and the Lenders will, at such Guarantor's request and expense, execute and deliver to such Guarantor appropriate documents, without recourse and without representation or warranty, necessary to evidence the transfer by subrogation to such Guarantor of an interest in the Guaranteed Obligations resulting from such payment made by such Guarantor pursuant to this Guaranty.

      SECTION 8.1.5 Guaranty Supplements. Upon the execution and delivery by any Person of a guaranty supplement in substantially the form of Exhibit F hereto (each, a "Guaranty Supplement"), (a) such Person shall be referred to as an "Additional Guarantor" and shall become and be a Guarantor hereunder, and each reference in this Guaranty to a "Guarantor" shall also mean and be a reference to such Additional Guarantor, and each reference in any other Loan Document to a "Guarantor" shall also mean and be a reference to such Additional Guarantor, and
(b) each reference herein to "this Guaranty", "hereunder", "hereof" or words of like import referring to this Guaranty, and each reference in any other Loan Document to the "Guaranty", "thereunder", "thereof" or words of like import referring to this Guaranty, shall mean and be a reference to this Guaranty as supplemented by such Guaranty Supplement.

      SECTION 8.1.6 Subordination. Each Guarantor hereby subordinates any and all debts, liabilities and other obligations owed to such Guarantor by each other Obligor (the "Subordinated Obligations") to the Guaranteed Obligations to the extent and in the manner hereinafter set forth in this Section 8.1.6.

      (a) Prohibited Payments, Etc. Except during the continuance of any Event of Default (including the commencement and continuation of any proceeding under any Bankruptcy Law relating to any other Obligor), each Guarantor may receive regularly scheduled payments from any other Obligor on account of the Subordinated Obligations. After the occurrence and during the continuance of any Event of Default (including the commencement and continuation of any proceeding under any Bankruptcy Code relating to any other Obligor), however, unless the Required Lenders otherwise agree, no Guarantor shall demand, accept or take any action to collect any payment on account of the Subordinated Obligations.

      (b) Prior Payment of Guaranteed Obligations. In any proceeding under any Bankruptcy Law relating to any other Obligor, each Guarantor agrees that the Administrative Agent, the Collateral Agent, and the Lenders shall be entitled to receive payment in full in cash of all Guaranteed Obligations (including all interest and expenses


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accruing after the commencement of a proceeding under any Bankruptcy Law, whether or not constituting an allowed claim in such proceeding ("Post Petition Interest")) before such Guarantor receives payment of any Subordinated Obligations.

      (c) Turn-Over. After the occurrence and during the continuance of any Event of Default (including the commencement and continuation of any proceeding under any Bankruptcy Law relating to any other Obligor), each Guarantor shall, if the Administrative Agent so requests, collect, enforce and receive payments on account of the Subordinated Obligations as trustee for the Administrative Agent, the Collateral Agent, and the Lenders and deliver such payments to the Administrative Agent on account of the Guaranteed Obligations (including all Post Petition Interest as referred to in Section 8.1.6(b)), together with any necessary endorsements or other instruments of transfer, but without reducing or affecting in any manner the liability of such Guarantor under the other provisions of this Guaranty.

      SECTION 8.1.7 Continuing Guaranty; Assignments. This Guaranty is a continuing guaranty and shall (a) remain in full force and effect until the latest of (i) the payment in full in cash of the Guaranteed Obligations and all other amounts payable under this Guaranty and (ii) the payment and performance in full of all the Obligations of all the Obligors under any Loan Document, (b) be binding upon each Guarantor, its successors and assigns permitted by this Agreement, and (c) inure to the benefit of and be enforceable by the Administrative Agent, the Collateral Agent, and the Lenders and their respective successors, transferees and assigns. Without limiting the generality of clause
(c) of the immediately preceding sentence, the Administrative Agent, the Collateral Agent or any Lender may assign or otherwise transfer all or any portion of its rights under this Guaranty (including, without limitation, all or any portion of its Term Notes held by it) to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to the Administrative Agent, the Collateral Agent, or such Lender herein or otherwise, in each case as and to the extent provided in Section 11.11. No Guarantor shall have the right to assign its rights hereunder or any interest herein without the prior written consent of the Administrative Agent, the Collateral Agent and each of the Lenders and New Tranche A Notes Holders.

                                   ARTICLE IX

                                EVENTS OF DEFAULT

      SECTION 9.1. Listing of Events of Default. Each of the following events or occurrences described in this Section 9.1 shall constitute an "Event of Default".

      SECTION 9.1.1 Non-Payment of Obligations. (a) The Borrower shall default in the payment or prepayment (optional or mandatory) of any principal of any Term Loan when due (whether by acceleration or otherwise), or (b) the Borrower shall fail to pay any interest, fee or penalty on the Term Loans, or any other amount payable hereunder, within three (3) days after any such interest or other amount becomes due in accordance with the terms hereof, or (c) any other Obligor shall default (and such default shall continue unremedied for a period of three
(3) days) in the payment when due of any fee


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with respect to any Term Loan or any other monetary Obligation (other than those covered by clauses (a) or (b) above).

      SECTION 9.1.2 Breach of Warranty. Any representation or warranty of any Obligor (including the Borrower) made or deemed to be made hereunder or in any other Loan Document executed by it, or pursuant to or in respect of the New Tranche A Notes Indenture (or any of the guaranties thereunder), the New Tranche A Notes, the New Tranche B Notes Indenture (or any of the guaranties thereunder), the New Tranche B Notes or in any other writing or certificate (including each Closing Date Certificate) furnished by or on behalf of any Obligor (including the Borrower) for the purposes of or in connection with this Agreement, such other Loan Document (including any certificates delivered pursuant to Article V) or pursuant to or in respect of the New Tranche A Notes Indenture (or any of the guaranties thereunder), the New Tranche A Notes, the New Tranche B Notes Indenture (or any of the guaranties thereunder) or the New Tranche B Notes is or shall be incorrect when made or deemed made in any material respect.

      SECTION 9.1.3 Non-Performance of Certain Covenants and Obligations. Any Obligor (including the Borrower) shall default in the due performance and observance of any of its obligations under Sections 7.1.2, 7.1.7, and 7.2.

      SECTION 9.1.4 Non-Performance of Other Covenants and Obligations. Any Obligor (including the Borrower) shall default in the due performance and observance of any other agreement, covenant or condition contained herein or in any other Loan Document executed by it, and such default shall continue unremedied for a period of 30 days after notice thereof shall have been given to the Borrower by the Administrative Agent specifying such default and demanding that it be remedied.

      SECTION 9.1.5 Disaffirmation of Obligations. Any Obligor (including the Borrower) shall deny, disaffirm or repudiate its obligations under this Agreement or any other Loan Document (including any Guaranty), the New Tranche A Notes Indenture (including any guaranty thereunder), the New Tranche A Notes, the New Tranche B Notes Indenture (including any guaranty thereunder), the New Tranche B Notes or the Registration Rights Agreement, or any material provision of any Loan Document, the New Tranche A Notes Indenture (including any guaranty thereunder), the New Tranche A Notes, the New Tranche B Notes Indenture (including any guaranty thereunder), the New Tranche B Notes or the Registration Rights Agreement shall cease to be valid or binding or any Obligor shall so assert in writing.

      SECTION 9.1.6 Effectiveness and Enforceability of Guarantees. The Guaranty of any Guarantor for any reason ceases to be, or is asserted by any Guarantor or the Borrower not to be, in full force and effect or enforceable in accordance with its terms, except to the extent contemplated in the Guaranty.

      SECTION 9.1.7 Default. A default shall occur (a) in the payment when due, whether by acceleration or otherwise, of any amount (including principal, premium or interest) in respect of Indebtedness of any Obligor (including the Borrower), under the New Tranche B Notes Indenture, the New Tranche B Notes, the New Tranche A Notes


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Indenture, the New Tranche A Notes or in respect of any other Indebtedness of any Obligor (including the Borrower) but not including the Indebtedness described in Section 9.1.1 (subject only to any applicable grace period pursuant to the terms of such Indebtedness), having a principal amount equal to or in excess of $500,000 in respect of an individual Indebtedness or having principal amounts equal to or in excess of $1,000,000 in the aggregate in respect of more than one individual Indebtedness taken as a whole, or (b) a default shall occur in the performance or observance of any obligation or condition with respect to such Indebtedness if the effect of such default is to accelerate the maturity of any such Indebtedness or such default shall continue unremedied for any applicable period of time sufficient to permit the holder or holders of such Indebtedness, or any trustee or agent for such holders, to cause such Indebtedness to become due and payable prior to its expressed maturity, or (c) a default or an event of default shall occur in the performance or observance of any obligation or condition of any agreement (including any Transaction Document) to which any Obligor is party or by which it is bound and such default or event of default could reasonably be expected to have a Material Adverse Effect.

      SECTION 9.1.8 Liens. A warrant of attachment or execution or similar process shall be issued or levied against the property of any Obligor or Obligor Subsidiary having an aggregate value in excess of $1,000,000 which is not stayed or lifted within thirty (30) days.

      SECTION 9.1.9 Judgments. A final judgment is, or final judgments are, entered by a court or courts of competent jurisdiction against any Obligor or any Obligor Subsidiary and such judgment or judgments remain undischarged, unbonded or unstayed for a period of thirty (30) days; provided that the aggregate of all such judgments exceeds $1,000,000 or any such individual judgement exceeds $500,000 (other than, in each case, any judgment as to which, and only to the extent that, a reputable insurance company has acknowledged, whether subject to its customary reservation of rights or otherwise, coverage of such claim in writing).

      SECTION 9.1.10 Bankruptcy, Insolvency, etc.

            (a) Any Obligor or any Obligor Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

                  (i) commences a voluntary case,

                  (ii) consents to the entry of an order for relief against it in an involuntary case in which it is a debtor,

                  (iii) consents to the appointment of a Custodian of it or for all or substantially all of its property,

                  (iv) makes a general assignment for the benefit of its
            creditors, or

                  (v) admits in writing its inability to pay debts as the same become due; or


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            (b) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                  (i) is for relief against any Obligor or any Obligor
            Subsidiary in an involuntary case in which it is a debtor,

                  (ii) appoints a Custodian of any Obligor or any Obligor
            Subsidiary or for all or substantially all of its property,

                  (iii) orders the liquidation of any Obligor or any Obligor
            Subsidiary,

      and the order or decree remains unstayed and in effect for sixty days; or

            (c) commits or suffers to occur a Canadian Act of Bankruptcy.

      SECTION 9.1.11 Impairment of Security, etc. Any of the Security Documents ceases to give the Collateral Agent a valid and perfected Lien of the priority required thereby or the rights, powers and privileges expressed to be created thereby (other than in accordance with their respective terms or if released by the Collateral Agent in accordance with the terms hereof), or any of the Security Documents is declared null and void, or any Obligor denies any of its obligations under any of the Security Documents or any Collateral becomes subject to any Lien other than the Liens created or permitted by the Security Documents or this Agreement or any Collateral (or part thereof) is seized or taken by any governmental agency or authority, which taking or seizure could reasonably be expected to have a Material Adverse Effect.

      SECTION 9.1.12 ERISA Default. The aggregate minimum required contribution amount for any year with respect to all Single Employer Plans as calculated in the applicable actuarial valuation reports shall exceed $5 million or one or more ERISA Events shall occur or exist with respect to any Plan, which could reasonably be expected to subject any Obligor, Obligor Subsidiary or ERISA Affiliate, individually or in the aggregate, to a liability equal to or in excess of $500,000 in respect of a single ERISA Event or $1,000,000 in the aggregate in respect of more than one ERISA Event.

      SECTION 9.2. Action if Bankruptcy, etc. If any Event of Default described in clause (a) or (b) of Section 9.1.10 shall occur, the outstanding principal amount of all outstanding Term Loans and all other Obligations shall automatically be and become immediately due and payable, without notice or demand, and the other rights and remedies of the Lenders shall be as set forth in the Common Security and Intercreditor Agreement.

      SECTION 9.3. Action if Other Event of Default. If any Event of Default (other than an Event of Default described in clause (a) or (b) of Section 9.1.10) shall occur for any reason, whether voluntary or involuntary, and be continuing, then the Administrative Agent, upon the direction of the Required Lenders, shall by notice to the Borrower (or the Lenders and New Tranche A Notes Holders together holding at least 25% of the aggregate principal amount of the Term Loans and New Tranche A Notes


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then outstanding shall by notice to the Administrative Agent and the Borrower)
declare all or any portion of the outstanding principal amount of the Term Loans and other Obligations to be due and payable, whereupon the full unpaid amount of such Term Loans and other Obligations which shall be so declared due and payable shall be and become immediately due and payable, without further notice, demand or presentment, and the other rights and remedies of the Lenders shall be as set forth in the Common Security and Intercreditor Agreement.

                                    ARTICLE X

                 THE ADMINISTRATIVE AGENT; THE COLLATERAL AGENT

      SECTION 10.1. Appointment of Administrative Agent. Each Lender hereby irrevocably appoints Wells Fargo as its Administrative Agent under and for the purposes of this Agreement, the Term Notes and each other Loan Document. Each Lender authorizes the Administrative Agent to act on behalf of such Lender under this Agreement, the Term Notes and each other Loan Document and, in the absence of other written instructions from the Required Lenders received from time to time by the Administrative Agent (with respect to which the Administrative Agent agrees that it will comply, except as otherwise provided in this Section or as otherwise advised by counsel), to exercise such powers hereunder and thereunder as are specifically delegated to or required of the Administrative Agent by the terms hereof and thereof, together with such powers as may be reasonably incidental thereto. Except as set forth in Section 10.4, the provisions of this
Article X are solely for the benefit of the Administrative Agent, the Collateral Agent (as applicable) and the Lenders, and no Obligor shall have any rights as a third-party beneficiary of any of the provisions hereof. In performing its function and duties under this Agreement and each other Loan Document, the Administrative Agent shall act solely on behalf of itself, the Collateral Agent and the Lenders and the Administrative Agent does not assume and shall not be deemed to have assumed any obligation toward or relationship of agency or trust with or for any Obligor.

      SECTION 10.2. Nature of Duties of the Administrative Agent. The Administrative Agent shall have no duties, obligations or responsibilities except those expressly set forth in this Agreement and each other Loan Document. Neither the Administrative Agent nor any of its officers, directors, employees or agents shall be liable for any action taken or omitted by it as such hereunder or under each other Loan Document or in connection herewith or therewith, unless caused by its or their gross negligence or willful misconduct to the extent a court of competent jurisdiction shall have so determined by a final non-appealable judgment. The duties of the Administrative Agent shall be mechanical and administrative in nature; the Administrative Agent shall not have by reason of this Agreement or any other Loan Document a fiduciary relationship in respect of any Lender; and nothing in this Agreement or any other Loan Document, expressed or implied, is intended to or shall be so construed as to impose upon the Administrative Agent any obligations in respect of this Agreement or any other Loan Document except as expressly set forth herein or therein. No duty to act, or refrain from acting, and no other obligation whatsoever, shall be implied on the basis of or


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imputed in respect of any right, power or authority granted to the
Administrative Agent or shall become effective in the event of any temporary or partial exercise of such rights, power or authority.

      SECTION 10.3. General Immunity. Neither the Administrative Agent nor any of its directors, officers, agents, attorneys or employees shall be liable to any Lender for any action taken or omitted to be taken by it or them under this Agreement or any other Loan Document or in connection herewith or therewith except for its or their own willful misconduct or gross negligence to the extent a court of competent jurisdiction shall have so determined by a final non-appealable judgment. Without limiting the generality of the foregoing, the Administrative Agent: (a) shall not be responsible to the Lenders for any recitals, statements, warranties or representations under this Agreement or any other Loan Document or any agreement or document relative hereto or thereto or for the financial or other condition of any Obligor, (b) shall not be responsible for the authenticity, accuracy, completeness, value, validity, effectiveness, due execution, legality, genuineness, enforceability, collectibility or sufficiency of this Agreement or any other Loan Document or any other agreements or any assignments, certificates, requests, financial statements, projections, notices, schedules or opinions of counsel executed and delivered pursuant hereto or thereto, (c) shall not be bound to ascertain or inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or any other Loan Document on the part of any Obligor or of any of the terms of any such agreement by any party hereto or thereto and shall have no duty to inspect the property (including the books and records) of any Obligor, (d) shall have no obligation whatsoever to the Lenders or to any other Person to assure that the Collateral exists or is owned by an Obligor or is cared for, protected or insured or that the Liens granted to the Administrative Agent in any Loan Document or pursuant hereto or thereto have been properly or sufficiently or lawfully created, perfected, protected, enforced, realized upon or are entitled to any particular priority, and (e) shall incur no liability under or in respect of this Agreement or any other Loan Document or any other document by acting upon any notice, consent, certificate or other instrument or writing (which may be by telegram, cable, telex, telecopier or similar form of facsimile transmission) believed by the Administrative Agent to be genuine and signed or sent by the proper party. The Administrative Agent may consult with legal counsel, independent public accountants and other experts selected by the Administrative Agent and shall not be liable for any action taken or omitted to be taken in good faith in accordance with the advice of such counsel, accountants or experts.

      SECTION 10.4. Successor. The Administrative Agent may resign as such at any time by giving written notice thereof to the Borrower and all Lenders. The Administrative Agent may be removed at any time for any or no reason by the vote of the Required Lenders. Anything in this Agreement to the contrary notwithstanding, no resignation or removal of the Administrative Agent and no appointment of a successor administrative agent shall become effective until the acceptance of appointment by the successor administrative agent in accordance with this Section 10.4. If the Administrative Agent at any time shall resign or be removed, Lenders together holding and owed at least 51% of the aggregate principal amount of the Term Loans then outstanding may, in their absolute discretion, appoint a successor administrative agent


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
which shall thereupon become the Administrative Agent hereunder (provided such successor administrative agent shall have been approved by the Borrower, which approval shall not be unreasonably withheld). If an instrument of acceptance by a successor administrative agent shall not have been delivered to the Administrative Agent within thirty (30) days after the giving of such notice of resignation, the resigning Administrative Agent or any Lender may, on behalf of itself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor administrative agent. Such court may thereupon, after such notice, if any, as it may deem proper, appoint a successor administrative agent. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor administrative agent, such successor administrative agent shall be entitled to receive from the retiring Administrative Agent such documents of transfer and assignment as such successor administrative agent may reasonably request, and shall thereupon succeed to and become vested with all rights, powers, privileges and duties of the retiring Administrative Agent. After any retiring Administrative Agent's resignation hereunder as the Administrative Agent, the provisions of (a) this Article X shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Administrative Agent under this Agreement, and (b) Section 11.3 and Section 11.4 shall continue to inure to its benefit.

      SECTION 10.5. Administrative Agent in its Capacity as Lender. Any Administrative Agent that is also a Lender under this Agreement shall have the same rights and powers under this Agreement and each other Loan Document as any Lender and may exercise the same as though it were not an Administrative Agent. "Lender" or "Lenders" shall, unless the context otherwise indicates, include any Administrative Agent in its capacity as a Lender hereunder. The Administrative Agent, any Lender and their respective affiliates may accept deposits from, lend money to, and generally engage in any kind of banking or trust business with any Obligor, as if it were not an Administrative Agent or as if it or they were not a Lender hereunder and without any duty to account therefor to the other parties to this Agreement; provided that the obligations of any Obligor under such transactions shall not be deemed to be Obligations secured by any Collateral without the prior written agreement of the Required Lenders. In furtherance of the foregoing, each Lender acknowledges that, as of the date hereof, Wells Fargo is not a Lender under this Agreement.

      SECTION 10.6. Actions by Administrative Agent. (a) The Administrative Agent may assume that no Event of Default has occurred and is continuing unless it has received written notice from any Obligor or its independent certified public accountants or legal counsel stating than an Event of Default has occurred and is continuing or the nature of the Event of Default, or has received written notice from a Lender stating that an Event of Default has occurred and is continuing or the nature of the Event of Default.

      (b) The Administrative Agent shall have the right to request instructions from the Required Lenders by notice to each Lender and each New Tranche A Notes Holder. If the Administrative Agent shall request instructions from the Required Lenders with respect to any act or action (including any failure to act) in connection with this Agreement or any other Loan Document, the Administrative Agent shall be entitled to refrain from such act or taking such action unless and until it shall have received


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
instructions from the Required Lenders, and the Administrative Agent shall not incur liability to any Person by reason of so refraining. Without limiting the foregoing, no Lender or New Tranche A Notes Holder shall have any right of action whatsoever against the Administrative Agent as a result of the Administrative Agent acting or refraining from acting hereunder or under any other Loan Document in accordance with the instructions of the Required Lenders. The Administrative Agent may give any notice required under Article X hereof without the consent of any of the Lenders or New Tranche A Notes Holders unless otherwise directed by the Required Lenders in writing and will, at the direction of the Required Lenders, give any such notice required under Article X. Except for any obligation expressly set forth in this Agreement or any other Loan Document, the Administrative Agent may, but shall not be required to, exercise its discretion to act or not act, except that such Administrative Agent shall be required to act or not act upon the instructions of the Required Lenders (unless all of the Lenders and New Tranche A Notes Holders are required to provide such instructions as provided in Section 11.1) and those instructions shall be binding upon the Administrative Agent and all Lenders; provided, however, that the Administrative Agent shall not be required to act or not act if to do so would, in the good faith judgment of the Administrative Agent, expose the Administrative Agent to liability or would be contrary to this Agreement or any other Loan Document or to applicable law.

      SECTION 10.7. Right to Indemnity. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document or in relation hereto or thereto unless it shall first be indemnified (upon requesting such indemnification) to its satisfaction by the Lenders against any and all liability and expense which it may incur by reason of taking or continuing to take any such action. The Lenders further agree to indemnify the Administrative Agent ratably in accordance with their pro rata holding of the Term Loans for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Administrative Agent in any way relating to or arising out of this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby, or the enforcement of any of the terms hereof or thereof or of any other documents, and either not indemnified by PCI or the Borrower pursuant to Section 11.4 or with respect to which PCI or the Borrower has failed to fully honor its indemnification obligations under Section 11.4; provided, however, that no such liability, obligation, loss, damage, penalty, action, judgment, suit, cost, expense or disbursement results from the Administrative Agent's gross negligence or willful misconduct to the extent a court of competent jurisdiction shall have so determined by a final non-appealable judgment. Each Lender agrees to reimburse the Administrative Agent in the amount of its pro rata share (based on its holding of Term Loans) of any reasonable out-of-pocket expenses for which the Administrative Agent is entitled to receive, but has not received, reimbursement pursuant to this Agreement. The agreements in this Section 10.7 shall survive the payment and fulfillment of the Obligations and termination of this Agreement.

      SECTION 10.8. Collateral Agent. Each Lender consents and agrees to all of the terms and provisions of the Common Security and Intercreditor Agreement and the


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Security Documents, as the same may be in effect from time to time or may be amended, supplemented or otherwise modified from time to time in accordance with the provisions of the Security Documents and this Agreement, and authorizes and directs the Collateral Agent to act as mortgagee or secured party with respect thereto or to act as collateral agent pursuant to the Common Security and Intercreditor Agreement (including pursuant to the appointment thereof under the Common Security and Intercreditor Agreement). Among other things, the duties, obligations and rights of the Collateral Agent are set forth in the Common Security and Intercreditor Agreement.

      SECTION 10.9. Suits to Protect Collateral. Subject to the provisions of the Common Security and Intercreditor Agreement, the Administrative Agent, acting at the written direction of the Required Lenders, shall have power to institute and to maintain, or direct the Collateral Agent to institute and maintain, such suits and proceedings as the Administrative Agent may deem expedient to prevent any impairment of the Collateral by any acts which may be unlawful or in violation of any of the Security Documents or this Agreement, and such suits and proceedings as the Administrative Agent may deem expedient to preserve or protect its interest and the interests of the Lenders in the Collateral (including the power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the Liens of the Collateral Agent in the Collateral or be prejudicial to the interests of the Lender or the Administrative Agent). Nothing in this Section 10.9 shall prohibit, restrict or prevent the Lenders and New Tranche A Notes Holders, upon the vote or consent of the Required Lenders, to institute such suits or proceedings independently of the Administrative Agent and/or the Collateral Agent.

      SECTION 10.10. Determinations Relating to Collateral. If (a) the Administrative Agent shall receive any written request from the Borrower or any other Obligor under any Security Document for consent or approval with respect to any matter relating to any Collateral or any Obligor's obligations with respect thereto, or (b) there shall be due to or from the Administrative Agent under the provisions of any Security Document, any performance or the delivery of any instrument, or (c) the Administrative Agent shall become aware of any nonperformance by any Obligor of any covenant or any breach of any representation or warranty of any Obligor set forth in any Security Document, then, in each such event, the Administrative Agent shall be entitled, at the expense of the Borrower, and subject to Section 10.6(b), to hire experts, consultants, agents and attorneys (including internal counsel) to advise the Administrative Agent on the manner in which the Administrative Agent should respond to such request or render any requested performance or response to such nonperformance or breach. The Administrative Agent shall be fully protected in the taking of any action recommended or approved by any such expert, consultant, agent or attorney (including internal counsel) or agreed to by the Required Lenders pursuant to Section 10.6(b).

      SECTION 10.11. Trust Moneys. To the extent Trust Moneys consist of insurance proceeds or condemnation or other taking awards, any such moneys which may be used, pursuant to the terms of the Common Security and Intercreditor Agreement, to


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effect a restoration of the affected Collateral shall be permitted to be withdrawn by the Borrower and paid by the Collateral Agent in accordance with the Common Security and Intercreditor Agreement.

      SECTION 10.12. Release of Collateral. Each Lender hereby irrevocably authorizes the Administrative Agent, at its option and in its discretion, to release any and all Guaranties of the Obligations and any Lien granted to or held by or for the benefit of the Administrative Agent with respect to any Obligor or the Collateral (a) upon payment and satisfaction of all Term Loans and all other Obligations which the Administrative Agent has been notified in writing have been fully and irrevocably paid and satisfied; (b) constituting Collateral being sold or disposed of if each of PCI and the Borrower certifies to the Administrative Agent pursuant to an Officers' Certificate that the sale or disposition is made in compliance with the terms of this Agreement, the other Loan Documents and the relevant Transaction Documents (and the Administrative Agent may rely conclusively on any such certificate, without further inquiry);
(c) constituting property in which any Obligor owned no interest at the time the Lien was granted and at all times thereafter; or (d) if approved, authorized or ratified in writing by the Administrative Agent at the direction of all Lenders and New Tranche A Notes Holders. Upon request by the Administrative Agent at any time, each Lender and/or each New Tranche A Notes Holder, as the case may be, will confirm in writing the Administrative Agent's authority to release particular types or items of Collateral pursuant to this Section 10.12.

      SECTION 10.13. Application of Proceeds of Collateral. Subject to the Common Security and Intercreditor Agreement, the Administrative Agent shall apply the proceeds of any collection of the Collateral payable to the Administrative Agent for the benefit of itself and the Lenders, first, to the payment of all costs and expenses incurred by the Administrative Agent in connection with such collection or otherwise in connection with this Agreement or any other Loan Document, including and together with any amounts then due and payable to the Administrative Agent (in its capacity as such) hereunder (including any amount then due and payable to the Administrative Agent pursuant to its rights to indemnification under Sections 11.4 and 10.7), and, second, to the payment in full of the Obligations then due and payable to the Lenders (such payment to be distributed among the Lenders pro rata in accordance with the amount of such Obligations owed to them on the date of such distribution).

      SECTION 10.14. Rights and Remedies to be Exercised by Administrative Agent Only. If any remedy may be exercised with respect to this Agreement or any other Loan Document or the Collateral, the Administrative Agent shall pursue remedies designated by the Required Lenders subject to the proviso set forth in Section 10.6(b). Each Lender agrees that no Lender shall have any right individually to realize upon the security created by this Agreement or any other Loan Document.

      SECTION 10.15. Credit Decisions. Each Lender acknowledges that it has, independently of and without reliance upon the Administrative Agent and each other Lender, and based on such Lender's review of the financial information of each Obligor, this Agreement, the other Loan Documents (the terms and provisions of which being


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satisfactory to such Lender), the Plan of Reorganization and such other documents, information and investigations as such Lender has deemed appropriate, made its own decision to enter into this Agreement. Each Lender also acknowledges that it will, independently of and without reliance upon the Administrative Agent or any other Lender, and based on such other documents, information and investigations as it shall deem appropriate at any time, continue to make its own credit decisions as to exercising or not exercising from time to time any rights and privileges available to it under this Agreement or any other Loan Document. Except as otherwise expressly provided for herein, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the affairs, financial condition, litigation, liabilities or business of any Obligor.

      SECTION 10.16. Copies, etc. The Administrative Agent shall give prompt notice to each Lender of each notice or request required or permitted to be given to the Administrative Agent by any Obligor pursuant to the terms of this Agreement (unless concurrently delivered to the Lenders by the Borrower). The Administrative Agent will distribute to each Lender each document or instrument received for such Lender's account and copies of all other communications received by the Administrative Agent from any Obligor for distribution to the Lenders by the Administrative Agent in accordance with the terms of this Agreement (except to the extent any such Lender shall have provided written notice to the Administrative Agent that it is not to receive any such documents, instruments or communications). If such information is so furnished by the Administrative Agent, the Administrative Agent shall have no duty to confirm or verify its accuracy or completeness and shall have no liability whatsoever with respect thereto.

      SECTION 10.17. The Administrative Agent. Notwithstanding anything else to the contrary contained in this Agreement or any other Loan Document, the Administrative Agent, in its capacity as such, shall have no duties or responsibilities under this Agreement or any other Loan Document nor any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or otherwise exist against the Administrative Agent in such capacity except as are explicitly set forth herein or in the other Loan Documents.

      SECTION 10.18. Agreement to Cooperate. Each Lender agrees to cooperate to the end that the terms and provisions of this Agreement may be promptly and fully carried out. The Lenders also agree, from time to time, at the request of the Administrative Agent, to execute and deliver any and all other agreements, documents or instruments and to take such other actions, all as may be reasonably necessary or desirable to effectuate the terms, provisions and intent of this Agreement and the other Loan Documents.

      SECTION 10.19. Lenders to Act as Agent. If any Collateral or proceeds thereof at any time comes into the possession or under the control of any Lender, such Lender shall hold such Collateral or proceeds thereof as agent for the joint benefit of the Lenders, and will, upon receipt therefor, deliver such Collateral or proceeds thereof to the Administrative Agent.


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                                   ARTICLE XI

                            MISCELLANEOUS PROVISIONS

      SECTION 11.1. Waivers, Amendments, etc. The provisions of this Agreement and of each other Loan Document may from time to time be amended, modified or waived, if such amendment, modification or waiver is in writing and consented to by PCI, the Borrower and the Required Lenders; provided, however, that no such amendment, modification or waiver which would:

            (a) modify any requirement hereunder that any particular action be taken by all the Lenders or by the Required Lenders shall be effective unless consented to by each Lender and each New Tranche A Notes Holder;

            (b) modify this Section 11.1, or clause (a) of Section 11.10, change the definition of "Required Lenders", reduce any fees described in Section 3.3, release any Guarantor from its obligations under its Guaranty or release any Collateral (except in each case as otherwise specifically provided in this Agreement, such Guaranty or applicable Security Document) shall be made without the consent of each Lender and each New Tranche A Notes Holder adversely affected thereby;

            (c) extend the due date for, or reduce the amount of, any scheduled repayment or prepayment of principal (or premium) of or interest on or fees payable in respect of any Term Loan or reduce the principal amount of or rate of interest on any Term Loan shall be made without the consent of each of the Lenders and New Tranche A Notes Holders; or

            (d) affect the interests, rights or obligations of the Administrative Agent or the Collateral Agent, unless consented to by the Administrative Agent or the Collateral Agent, as applicable.

No failure or delay on the part of the Administrative Agent, any Lender or the holder of any Term Note in exercising any power or right under this Agreement or any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right. No notice to or demand on the Borrower or any other Obligor in any case shall entitle it to any notice or demand in similar or other circumstances. No waiver or approval by the Administrative Agent, any Lender or the holder of any Term Note under this Agreement or any other Loan Document shall, except as may be otherwise stated in such waiver or approval, be applicable to subsequent transactions. No waiver or approval hereunder shall require any similar or dissimilar waiver or approval thereafter to be granted hereunder.

      SECTION 11.2. Notices. All notices and other communications provided to any party hereto under this Agreement or any other Loan Document shall be in writing or by facsimile and addressed, delivered or transmitted to such party at its address or


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facsimile number set forth in its signature page hereto or, in the case of a
Lender that becomes a party hereto after the date hereof, as set forth in the Lender Assignment Agreement pursuant to which such Lender becomes a Lender hereunder or at such other address or facsimile number as may be designated by such party in a notice to the other parties. Any notice, if mailed and properly addressed with postage prepaid or if properly addressed and sent by pre-paid courier service, shall be deemed given when received; any notice, if transmitted by facsimile, shall be deemed given when transmitted (and electronic confirmation of receipt thereof has been received).

      SECTION 11.3. Payment of Costs and Expenses. PCI and the Borrower jointly and severally agree to pay on demand all expenses of the Administrative Agent (including the fees and out-of-pocket expenses of one or more separate United States and Canadian counsel to the Administrative Agent (including internal counsel) and of one or more separate local counsel, if any, who may be retained by counsel to the Administrative Agent) in connection with

            (a) the negotiation, preparation, execution and delivery of this Agreement and of each other Loan Document, including schedules and exhibits (provided that such expenses in connection with such negotiation, preparation and execution incurred on or prior to the date of the Confirmation Order shall not be payable hereunder to the extent paid pursuant to the Confirmation Order or other order of the Bankruptcy Court in the Chapter 11 Cases), and any amendments, waivers, consents, supplements or other modifications to this Agreement or any other Loan Document as may from time to time hereafter be required, whether or not the transactions contemplated hereby or thereby are consummated;

            (b) the filing, recording, refiling, rerecording or registering of each Mortgage and the other Security Documents and/or any UCC financing statements relating thereto or any other registration and all amendments, supplements and modifications to any thereof and any and all other documents or instruments of further assurance required to be filed or recorded or refiled or rerecorded by the terms hereof or of such Mortgage or Security Documents; and

            (c) the preparation and review of the form of any document or instrument relevant to this Agreement or any other Loan Document.

PCI and the Borrower further jointly and severally agree to pay, and to keep the Administrative Agent and the Collateral Agent harmless from all liability for, any stamp or other similar taxes which may be payable in connection with the execution or delivery of this Agreement, the Term Loans continued and incurred hereunder or the issuance of the Term Notes or any other Loan Documents. PCI and the Borrower also jointly and severally agree to reimburse the Administrative Agent and the Collateral Agent upon demand for all out-of-pocket expenses (including attorneys' fees and legal expenses (including those of internal counsel)) incurred by the Administrative Agent or the Collateral Agent in connection with (x) the negotiation of any restructuring or "work-out", whether or not consummated, of any Obligations, (y) the enforcement of any


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Obligations, and (z) any litigation relating to the Obligations, this Agreement or any Loan Document.

      SECTION 11.4. Indemnification. In consideration of the execution, delivery and performance of this Agreement by each Lender party hereto and the Administrative Agent, PCI and the Borrower hereby jointly and severally, to the fullest extent permitted under applicable law, indemnify, exonerate and hold the Administrative Agent and its Affiliates, and each of their respective partners, officers, directors, employees and agents, and each other Person controlling any of the foregoing within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act (collectively, the "Indemnified Parties"), free and harmless from and against any and all actions, causes of action (including negligence and strict or absolute liability), suits, losses, costs, liabilities and damages, and expenses incurred in connection therewith (irrespective of whether any such Indemnified Party is a party to the action for which indemnification hereunder is sought), including attorneys' fees and disbursements (including those of internal counsel) (collectively, the "Indemnified Liabilities") including as incurred by the Indemnified Parties or any of them as a result of, or arising out of, or relating to:

            (a) the entering into and performance of this Agreement or any other Loan Document by any of the Indemnified Parties or any other document or instrument contemplated by any Loan Document, the performance of the parties thereto of their respective obligations under any Loan Document, the consummation of the transactions contemplated by any Loan Document or the use of the proceeds of any Term Loan;

            (b) any investigation, litigation or proceeding related to any environmental cleanup, audit or compliance or the issuance of any order, demand or directive or any other matter relating to Environmental Laws, Occupational Safety and Health Laws, the protection of the environment or the Release or threatened Release by any Obligor or any Obligor Subsidiary of any Hazardous Material; or

            (c) the presence on or under, or the escape, seepage, leakage, spillage, discharge, emission, discharging or releases from, any real property owned, controlled or operated by any Obligor or Obligor Subsidiary of any Hazardous Material (including any losses, liabilities, damages, injuries, costs, expenses or claims asserted or arising under any Environmental Law), regardless of whether caused by, or within the control of, any Obligor or any Obligor Subsidiary;

except for any such Indemnified Liabilities arising for the account of a particular Indemnified Party by reason of the relevant Indemnified Party's gross negligence or willful misconduct to the extent a court of competent jurisdiction shall have so determined by a final non-appealable judgment. If and to the extent that the foregoing undertaking may be unenforceable for any reason, PCI and the Borrower hereby jointly and severally agree to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.


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      SECTION 11.5. Survival. The obligations of the Obligors under, or in respect of, Sections 4.1, 11.3 and 11.4, the obligations of the Lenders under
Section 10.1, and the obligations of the parties hereto under Sections 11.9,
11.13 and 11.14 shall in each case survive any termination of this Agreement and the payment in full of all Obligations. The representations and warranties made by PCI, the Borrower and each other Obligor in this Agreement and in each other Loan Document shall survive the execution and delivery of this Agreement and each such other Loan Document.

      SECTION 11.6. Severability. Any provision of this Agreement or any other Loan Document which is prohibited or unenforceable in any jurisdiction shall, as to such provision and such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement or such other Loan Document or affecting the validity or enforceability of such provision in any other jurisdiction.

      SECTION 11.7. Headings. The various headings of this Agreement and of each other Loan Document are inserted for convenience only and shall not affect the meaning or interpretation of this Agreement or such other Loan Document or any provisions hereof or thereof.

      SECTION 11.8. Execution in Counterparts, Effectiveness, etc. This Agreement may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement.

      SECTION 11.9. Governing Law; Entire Agreement. THIS AGREEMENT, THE TERM NOTES AND, EXCEPT TO THE EXTENT OTHERWISE EXPRESSLY PROVIDED THEREIN, EACH OTHER LOAN DOCUMENT SHALL EACH BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK. This Agreement, the Term Notes and the other Loan Documents constitute the entire understanding among the parties hereto and thereto with respect to the subject matter hereof and thereof and supersede any prior agreements, written or oral, with respect thereto.

      SECTION 11.10. Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that (a) except as expressly set forth herein, neither the Borrower nor any other Obligor may assign or transfer its rights or obligations hereunder without the prior written consent of the Administrative Agent and all of the Lenders and New Tranche A Notes Holders, and
(b) the rights of sale, assignment and transfer of the Lenders are subject to
Section 11.11.

      SECTION 11.11. Sale and Transfer of Term Loans and Term Notes; Participations in Term Loans and Term Notes. Each Lender may assign, or sell participations in, its Term Loan or assign its Term Note to one or more other Persons in accordance with this Section 11.11.


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
      SECTION 11.11.1 Assignments. Any Lender (the "Assignor Lender"), with written notice to the Administrative Agent and to the Borrower (but without the consent of either), may at any time assign and delegate:

            (a) to one or more commercial banks or other financial institutions (including funds engaged in the business of investing in loans) or other entities or Persons, and

            (b) to any of its Affiliates or to any other Lender or to any Person whose investment manager or investment advisor is the investment manager or investment advisor of such Lender (each Person described in Section 11.11.1(a) or this Section 11.1.1(b) as being the Person to whom such assignment and delegation is to be made, being hereinafter referred to as an "Assignee Lender"), all or any fraction of such Assignor Lender's total Term Loans in a minimum aggregate amount of (x) $1,000,000, or (y) the then remaining amount of such Lender's Term Loans; provided, however, that any such Assignee Lender will comply, if applicable, with the provisions contained in Section 4.1; and provided further, that, the Borrower, each other Obligor, the Administrative Agent and the Collateral Agent shall be entitled to continue to deal solely and directly with such Assignor Lender in connection with the interests so assigned and delegated to an Assignee Lender until:

                  (i) written notice of such assignment and delegation, together with payment instructions, addresses and related information with respect to such Assignee Lender, shall have been given to the Borrower, the Collateral Agent and the Administrative Agent by such Assignor Lender and such Assignee Lender;

                  (ii) such Assignor Lender and such Assignee Lender shall have executed and delivered to the Borrower, the Collateral Agent and the Administrative Agent, a Lender Assignment Agreement, acknowledged by the Administrative Agent; and

                  (iii) the processing fees described below shall have been
            paid.

From and after the date that the Administrative Agent acknowledges such Lender Assignment Agreement, (x) the Assignee Lender thereunder shall be deemed automatically to have become a party hereto and to the extent that rights and obligations hereunder have been assigned and delegated to such Assignee Lender in connection with such Lender Assignment Agreement, shall have the rights and obligations of a Lender hereunder and under the other Loan Documents, and (y) the Assignor Lender, to the extent that rights and obligations hereunder have been assigned and delegated by it in connection with such Lender Assignment Agreement, shall be released from its obligations hereunder and under the other Loan Documents. Within ten (10) Business Days after its receipt of notice that the Administrative Agent has acknowledged an executed the Lender Assignment Agreement, the Borrower shall execute and deliver to the Administrative Agent (for delivery to the relevant Assignee Lender) a new Term Note


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evidencing such Assignee Lender's assigned Term Loans and, if the Assignor
Lender has retained Term Loans hereunder, a replacement Term Note in the principal amount of the Term Loans retained by the Assignor Lender hereunder (such Term Note to be in exchange for, but not in payment of, that Term Note then held by such Assignor Lender). Each such Term Note shall be dated the date of the predecessor Term Note. The Assignor Lender shall mark the predecessor Term Note "exchanged" and deliver it to the Borrower. Accrued interest on that part of the predecessor Term Note evidenced by the new Term Note, and accrued fees, shall be paid as provided in the Lender Assignment Agreement. Accrued interest on that part of the predecessor Term Note evidenced by the replacement Term Note shall be paid to the Assignor Lender. Accrued interest and accrued fees shall be paid at the same time or times provided in the predecessor Term Note and in this Agreement. Such Assignor Lender or such Assignee Lender must also pay a processing fee to the Administrative Agent upon delivery of any Lender Assignment Agreement in the amount of $50.00 (fifty dollars), unless such assignment and delegation is by a Lender to its Affiliate or if such assignment and delegation is by a Lender to a Federal Reserve Bank, as provided below or is otherwise consented to by the Administrative Agent. Any attempted assignment and delegation not made in accordance with this Section 11.11.1 shall be null and void. Nothing contained in this Section 11.11.1 shall prevent or prohibit any Lender from pledging its rights under this Agreement and/or its Loans and/or its Term Note hereunder to a Federal Reserve Bank in support of Borrowings made by such Lender from such Federal Reserve Bank.

      SECTION 11.11.2 Participations. Any Lender may at any time sell to one or more commercial banks, or other Persons (each such commercial bank and other Person being herein called a "Participant") participating interests in any of the Term Loans or other interests of such Lender hereunder; provided, however, that

            (a) no participation contemplated in this Section shall relieve such Lender from its obligations hereunder or under any other Loan Document;

            (b) such Lender shall remain solely responsible for the performance of such obligations;

            (c) the Borrower and each other Obligor and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and each of the other Loan Documents; and

            (d) no Participant, unless such Participant is an Affiliate of such Lender, or is itself a Lender, shall be entitled to require such Lender to take or refrain from taking any action hereunder or under any other Loan Document, except that such Lender may agree with any Participant that such Lender will not, without such Participant's consent, agree to (i) any reduction in the interest rate or amount of fees that such Participant is otherwise entitled to, (ii) a decrease in the principal amount, or an extension of the final Stated Maturity Date, of any Term Loan in which such Participant has purchased a participating interest, or (iii) a release of


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      the Collateral under the Loan Documents or of any Guarantor under the
      Guaranty, in each case except as otherwise specifically provided in a Loan Document.

Each Obligor acknowledges and agrees that each Participant, for purposes of Sections 4.1, 4.3, 4.4, 11.3 and 11.4., shall be considered a Lender.

      SECTION 11.12. Other Transactions. Nothing contained herein shall preclude the Administrative Agent, or the Collateral Agent or any Lender from engaging in any transaction, in addition to those contemplated by this Agreement or any other Loan Document, with any Obligor or any of its Affiliates in which such Obligor or such Affiliate is not restricted hereby from engaging with any other Person.

      SECTION 11.13. Forum Selection and Consent to Jurisdiction. ANY DISPUTE BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF THE ADMINISTRATIVE AGENT, THE COLLATERAL AGENT, THE LENDERS, THE BORROWER OR ANY OTHER OBLIGOR RELATING THERETO SHALL BE BROUGHT AND MAINTAINED EXCLUSIVELY (TO THE EXTENT PERMITTED UNDER APPLICABLE LAW) IN THE COURTS OF THE STATE OF NEW YORK, NEW YORK COUNTY, OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK; PROVIDED, HOWEVER, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT THE ADMINISTRATIVE AGENT'S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND. EACH OF PCI AND THE BORROWER AND EACH OTHER OBLIGOR HEREBY EXPRESSLY AND IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK, NEW YORK COUNTY, AND OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK FOR THE PURPOSE OF ANY SUCH DISPUTE AS SET FORTH ABOVE AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH SUCH DISPUTE. EACH OF PCI AND THE BORROWER AND EACH OTHER OBLIGOR IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF NEW YORK. EACH OF PCI AND THE BORROWER AND EACH OTHER OBLIGOR HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY HAVE OR HEREAFTER MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH DISPUTE BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH DISPUTE HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. TO THE EXTENT THAT ANY OF PCI, THE BORROWER OR ANY OTHER OBLIGOR HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS

(WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, EACH OF PCI, THE BORROWER AND SUCH OTHER OBLIGOR HEREBY IRREVOCABLY WAIVES (TO THE EXTENT PERMITTED UNDER APPLICABLE LAW) SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

      SECTION 11.14. Waiver of Jury Trial. EACH OF THE ADMINISTRATIVE AGENT, THE COLLATERAL AGENT, THE LENDERS, PCI, THE BORROWER AND EACH OTHER OBLIGOR HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH, THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF THE ADMINISTRATIVE AGENT, THE LENDERS, PCI, THE BORROWER OR OTHER OBLIGOR RELATING THERETO. EACH OF PCI AND THE BORROWER AND EACH OTHER OBLIGOR ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION (AND EACH OTHER PROVISION OF EACH LOAN DOCUMENT TO WHICH IT IS A PARTY) AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE ADMINISTRATIVE AGENT AND THE LENDERS ENTERING INTO THIS AGREEMENT AND EACH LOAN DOCUMENT. EXCEPT AS PROHIBITED BY LAW, EACH PARTY HERETO WAIVES ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY LITIGATION REFERRED TO IN THIS SECTION 11.14 ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES OR ANY DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES.

      SECTION 11.15. Power of Attorney for Collateral in Quebec. For the purposes of the security on the Collateral located in Quebec, the validity, publication and perfection of which is governed by the laws of the Province of Quebec, each of the Administrative Agent and the Lenders hereby irrevocably grants to the Collateral Agent, for the purposes of holding, on behalf of and for the benefit of all present and future Administrative Agents and the Lenders, the security constituted by PCI Chemicals Canada Company under the Quebec Mortgage and Security Agreement executed by an authorized representative of PCI Chemicals Canada Company in respect of Collateral located in Quebec, a power of attorney within the meaning of the Civil Code of Quebec (the "Power of Attorney") for all present and future Administrative Agents and Lenders. The Collateral Agent hereby accepts such Power of Attorney for the purposes of holding the security created under the Quebec Mortgage and Security Agreement on behalf of and for the benefit of all present and future Administrative Agents and the Lenders. To the extent that any such Person becomes a Lender or an Administrative Agent, whether by assignment or otherwise, such Person shall be automatically deemed to have ratified and consented to the irrevocable granting by the Administrative Agent and the Lenders to the

Collateral Agent of the Power of Attorney constituted hereunder. Each Lender agrees (i) with the other Lenders that it will not, without the prior consent of the Administrative Agent and the Lenders, take or obtain any Lien on any property of PCI Chemicals Canada Company to secure the Obligations of the Borrower hereunder, except for the benefit of the Collateral Agent for and on behalf of, the Administrative Agent and the Lenders, or as may otherwise be required by law; and (ii) that, notwithstanding the provisions of Section 32 of An Act respecting Special Powers of Legal Persons (Quebec), the Collateral Agent may, as a Person holding the Power of Attorney of the Administrative Agent and Lenders, acquire any title to indebtedness secured by any hypothec in its favor related to the Loan Documents or any other document contemplated hereunder.

      SECTION 11.16. Acknowledgement. Notwithstanding anything contained herein to the contrary, the Lenders hereby acknowledge that (i) any and all prepayments of the Terms Loans (whether mandatory or voluntary) shall be made pro rata between the Lenders hereunder and the Tranche A Holders (as such term is defined in the Common Security and Intercreditor Agreement), in accordance with the terms of the Common Security and Intercreditor Agreement, and (ii) holders of PCA U.S. Secured Term and Note Claims (as such term is defined in the Plan of Reorganization) that are Allowed (as such term is defined in the Plan of Reorganization) and PCA Canadian Secured Term and Note Claims (as such term is defined in the Plan of Reorganization) that are Allowed were given the option, as a matter of convenience for certain such holders, of taking either Term Notes or New Tranche A Notes, and in that regard, there is to be no economic or legal distinction between the treatment of Tranche A Holders and the Lenders hereunder (other than with respect to the nature of the debt obligation held by such Person).

                            [SIGNATURE PAGES FOLLOW]

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

                                PIONEER AMERICAS LLC,
                                  as Borrower

                                By:______________________________
                                   Name:
                                   Title:


                                PIONEER COMPANIES, INC.,
                                  as Parent of the Borrower

                                By:______________________________
                                   Name:
                                   Title:

                                Guarantors


                                PIONEER COMPANIES, INC.,
                                PCI CHEMICALS CANADA
                                   COMPANY,
                                IMPERIAL WEST CHEMICAL CO.,
                                KEMWATER NORTH AMERICA
                                  COMPANY,
                                PIONEER WATER TECHNOLOGIES,
                                  INC.,
                                KWT, INC.

                                By:______________________________
                                   Name:
                                   Title:

                                PIONEER (EAST), INC.,
                                PIONEER LICENSING, INC.

                                By:______________________________
                                   Name:
                                   Title:

                                Address for Notices to the
                                  Borrower, PCI and
                                  Guarantors:


                                PIONEER COMPANIES, INC.
                                  700 Louisiana Street,
                                  Suite 4300,
                                  Houston, Texas 77002

                                Attention:  Kent Stephenson, Esq.
                                            Vice President, General Counsel
                                            and Secretary

                                Facsimile: 713-223-9202

                                  with a copy to:


                                Attention:


                                Facsimile:

                                LENDER:

                                _____________________________________
                                Name:
                                Title:

                                Term Loan Amount $ [-] ( %)


                                Address for Notices to Lender:


                                Attention:

                                Facsimile:
                                  with a copy to:

                                Attention:

                                Facsimile:

                                WELLS FARGO BANK MINNESOTA,
                                  NATIONAL ASSOCIATION,
                                  as Administrative Agent

                                By:___________________________________
                                   Name:
                                   Title:

                                Address for Notices to Administrative
                                 Agent:

                                Sixth Street and Marquette Avenue
                                Minneapolis, MN 55479

                                Attention: [-]

                                Facsimile: 617-667-9825

                        SCHEDULE I - DISCLOSURE SCHEDULE

                                                                       EXHIBIT A

                                Form of Term Note

                                                                       EXHIBIT B

                             [Intentionally Omitted]

                                                                       EXHIBIT C

                               Forms of Mortgages

                                                                       EXHIBIT D

               Form of Common Security and Intercreditor Agreement

                                                                       EXHIBIT E

                       Forms of Closing Date Certificates

                                                                       EXHIBIT F

                           Form of Guaranty Supplement

                                                                       EXHIBIT G

                       Form of Lender Assignment Agreement

                                                                       EXHIBIT H

                              Form of Election Form